UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material under Rule 14a-12

                                 Good Guys, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_|  No fee required.

|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, $.001 par value

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     (2)  Aggregate number of securities to which transaction applies:
          27,351,024 shares and 1,055,300 options

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     (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                           $2.05 per share
                           For purposes of calculating the filing fee only, the transaction valuation was based upon the sum of
                           (i) 27,351,024 issued and outstanding shares of Good Guys' common stock at a price of $2.05 per share; and
                           (ii) a cash out or exchange of 1,055,300 shares of Good Guys common stock covered by options to purchase Good Guys common stock, at an aggregate cost of $656,273.

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     (4)  Proposed maximum aggregate value of transaction: $56,725,872.20

--------------------------------------------------------------------------------

     (5)  Total fee paid: $4,589.12

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|X|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

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

                                 GOOD GUYS, INC.
                       1600 HARBOR BAY PARKWAY, SUITE 200
                                ALAMEDA, CA 94502

Dear Stockholder:

     You are cordially invited to attend a special meeting of the stockholders of Good Guys, Inc., which will be held at Good Guys' Corporate Headquarters, 1600 Harbor Bay Parkway, Suite 200, Alameda, California on Thursday, December 18, 2003, at 9:00 a.m., Pacific Time.

     At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt a merger agreement and merger under which CompUSA Inc. would acquire Good Guys and you would be entitled to receive $2.05 per share in cash, unless you properly exercise your appraisal rights.

     Detailed information concerning the merger agreement and the merger is set forth in the accompanying proxy statement. A copy of the merger agreement is attached as Appendix A to the proxy statement. We urge you to read both the proxy statement and the merger agreement carefully.

     The Good Guys Board of Directors, after careful consideration, has unanimously approved the merger agreement, has declared the merger agreement and the merger advisable and in the best interests of Good Guys and its stockholders, and recommends that the holders of Good Guys common stock vote "FOR" approval and adoption of the merger agreement and the merger.

     Your vote is important. To assure that your shares are represented at the special meeting, please follow the instructions on the enclosed proxy card. By giving your proxy, your shares will be represented at the meeting whether or not you attend.


                                        Sincerely yours,

                                        /s/ Kenneth R. Weller
                                        ---------------------
                                        Kenneth R. Weller
                                        Chairman and Chief Executive Officer

November 14, 2003

                                 GOOD GUYS, INC.
                       1600 HARBOR BAY PARKWAY, SUITE 200
                                ALAMEDA, CA 94502

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     A special meeting of stockholders of Good Guys, Inc., a Delaware corporation, will be held on Thursday, December 18, 2003, at 9:00 a.m., Pacific Time, at Good Guys' Corporate Headquarters, 1600 Harbor Bay Parkway, Suite 200, Alameda, California, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 29, 2003, among Good Guys, Inc. ("Good Guys"), CompUSA Inc. ("CompUSA") and Gladiator Acquisition Corp., a wholly-owned subsidiary of CompUSA ("Merger Sub"), and the merger thereunder that will result in:

          o Merger Sub merging with and into Good Guys, with Good Guys being the surviving corporation and becoming a wholly-owned subsidiary of CompUSA; and

          o each share of Good Guys common stock that is outstanding immediately prior to the effective time of the merger, other than shares held by stockholders who are entitled to and who have properly exercised their appraisal rights, being converted into the right to receive $2.05 in cash, without interest, subject to reduction for applicable withholding or stock transfer taxes.

     2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting, including without limitation, potential adjournments or postponements of the special meeting for the purpose of soliciting additional proxies in order to approve and adopt the merger agreement and the merger.

     Only those stockholders of record at the close of business on November 4, 2003 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A list of stockholders entitled to vote at the special meeting will be available during ordinary business hours at Good Guys' offices at 1600 Harbor Bay Parkway, Suite 200, Alameda, California for a period of at least 10 days prior to the special meeting for examination by any Good Guys stockholder entitled to vote at the special meeting. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the special meeting. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.

     In order to submit your proxy for the special meeting and vote your shares, please follow the instructions on the accompanying proxy card. The proxy card includes instructions for submitting your proxy by mail, telephone or Internet.

     Please do not send your Good Guys common stock certificates to Good Guys with your proxy cards. If the merger is consummated, you will receive a letter containing instructions for the surrender of your Good Guys common stock certificates.

                                        By Order of the Board of Directors

                                        /s/ Kenneth R. Weller
                                        ---------------------
                                        Kenneth R. Weller
                                        Chairman and Chief Executive Officer

November 14, 2003

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
SUMMARY .....................................................................     2
   The Companies ............................................................     2
   Recommendation of the Board of Directors .................................     2
   Reasons for the Merger ...................................................     2
   Opinion of Good Guys' Financial Advisor ..................................     3
   The Special Meeting ......................................................     3
      Time, Date, Place and Purpose .........................................     3
      Record Date and Voting Power ..........................................     3
      Vote Required .........................................................     3
      Solicitation of Proxies ...............................................     3
   The Merger ...............................................................     3
      What Holders of Good Guys Common Stock Will Receive ...................     3
      Effective Time of the Merger ..........................................     3
      Interests of Certain Persons in the Merger ............................     4
      Conditions of the Merger ..............................................     4
   No Solicitation of Transactions ..........................................     4
   Termination of the Merger Agreement ......................................     5
   Convertible Note .........................................................     5
   Termination Fees; Conversion and Acceleration of Convertible Note ........     6
   Financing for the Merger .................................................     6
   Tax Consequences .........................................................     6
   Regulatory Matters .......................................................     6
   Appraisal Rights .........................................................     6
FREQUENTLY ASKED QUESTIONS AND ANSWERS ABOUT THE MERGER .....................     7
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS ............................     9
MARKET PRICE OF GOOD GUYS COMMON STOCK AND DIVIDEND HISTORY .................     9
SELECTED CONSOLIDATED FINANCIAL DATA OF GOOD GUYS ...........................    10
THE GOOD GUYS SPECIAL MEETING ...............................................    11
   Time, Place and Date .....................................................    11
   Purpose of the Special Meeting ...........................................    11
   Record Date, Outstanding Shares and Voting ...............................    11
   Quorum ...................................................................    11
   Vote Required ............................................................    11
   Voting of Proxies ........................................................    12
   Revocation of Proxies ....................................................    12
   Solicitation of Proxies ..................................................    12
THE MERGER ..................................................................    13
   Background of the Merger .................................................    13
   Good Guys' Reasons for the Merger ........................................    14
   Recommendation of the Good Guys Board of Directors .......................    15
   Opinion of Jefferies & Company, Inc., Financial Advisor to Good Guys .....    15
      Historical Trading Analysis ...........................................    17
      Comparable Company Analysis. ..........................................    17
      Precedent Transaction Analysis ........................................    19
      Premiums Paid Analysis ................................................    20
      Consideration of the Discounted Cash Flows Valuation Methodology ......    20

                                                                              Page
                                                                              ----
   Interests of Directors and Executive Officers in the Merger .............   21
      Share Ownership, Options and Warrants ................................   21
      Employment and Severance Arrangements ................................   22
      Indemnification and Insurance ........................................   22
   Financing for the Merger ................................................   22
   Hart-Scott-Rodino Filings ...............................................   23
   Litigation ..............................................................   23
   Material United States Federal Income Tax Considerations ................   23
   Delisting and Deregistration of Good Guys Common Stock ..................   24
THE MERGER AGREEMENT .......................................................   24
   The Merger ..............................................................   24
   Treatment of Good Guys Common Stock .....................................   25
   Procedures for Exchange of Stock Certificates ...........................   25
   Representations and Warranties ..........................................   25
   Conduct of Business Pending the Merger ..................................   27
      Operational Covenants ................................................   27
      No Solicitation of Transactions ......................................   27
   Stockholders Meetings ...................................................   28
   Proxy Statement; Reasonable Best Efforts; Cooperation ...................   28
   Nasdaq Listing ..........................................................   28
   Stock Options and Stock Plans; Warrants .................................   29
   Employee Benefits .......................................................   29
   Expenses ................................................................   29
   Indemnification; Directors' and Officers' Insurance .....................   30
   Conditions of Merger ....................................................   30
   Termination .............................................................   31
   Effect of Termination and Termination Fees ..............................   32
   Acceleration of Convertible Note on Termination .........................   33
   Amendment ...............................................................   33
   Extension; Waiver .......................................................   33
   Appraisal Rights ........................................................   33
CONVERTIBLE NOTE ...........................................................   35
   Features of the Note ....................................................   35
   Events of Default; Acceleration of the Note if Merger is Not Approved ...   36
   Cross Default with Good Guys Senior Credit Facility .....................   36
   Conversion of the Note in the Event of a Superior Proposal ..............   36
INFORMATION CONCERNING GOOD GUYS ...........................................   36
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
 OF GOOD GUYS ..............................................................   37
INFORMATION CONCERNING COMPUSA AND MERGER SUB ..............................   38
STOCKHOLDER PROPOSALS ......................................................   38
WHERE YOU CAN FIND MORE INFORMATION ........................................   39
APPENDIX A -- THE MERGER AGREEMENT
APPENDIX B -- OPINION OF JEFFERIES & COMPANY, INC.
APPENDIX C -- SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     No persons have been authorized to give any information or to make any representation other than that contained in this proxy statement in connection with the solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Good Guys or any of its affiliates. This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any such solicitation in such jurisdiction.

     The information set forth in this proxy statement concerning Good Guys has been furnished by Good Guys and has not been independently investigated or verified by CompUSA; and the information set forth in this Proxy Statement concerning CompUSA and Merger Sub has been furnished by CompUSA and has not been independently investigated or verified by Good Guys.

     This proxy statement is dated November 14, 2003. You should not assume that the information contained in this proxy statement is accurate as of any date other than November 14, 2003, and the delivery of this proxy statement shall not, under any circumstances, create an implication that there has been no change in the affairs of Good Guys, or any of its affiliates, since November 14, 2003 or that the information herein is correct as of any time subsequent to its date.

                                 GOOD GUYS, INC.

                                 PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Good Guys, Inc. ("Good Guys") of proxies for use at the special meeting of stockholders to be held on Thursday, December 18, 2003, at 9:00 a.m., Pacific Time, at Good Guys' Corporate Headquarters, 1600 Harbor Bay Parkway, Suite 200, Alameda, California. At the special meeting, stockholders will be asked to approve and adopt the Agreement and Plan of Merger, dated as of September 29, 2003, among Good Guys, CompUSA Inc. ("CompUSA") and Gladiator Acquisition Corp., a wholly-owned subsidiary of CompUSA ("Merger Sub"), and the merger thereunder. Consummation of the merger will result in:

     o Merger Sub merging with and into Good Guys, with Good Guys being the surviving corporation and becoming a wholly-owned subsidiary of CompUSA; and

     o each share of Good Guys common stock that is outstanding immediately prior to the effective time of the merger, other than shares held by stockholders who are entitled to and who have properly exercised their appraisal rights, being converted into the right to receive $2.05 in cash, without interest, subject to reduction for withholding or stock transfer taxes.

     As of November 4, 2003, Good Guys had 27,267,690 shares of common stock, par value $.001 per share, outstanding. Only stockholders of record at the close of business on November 4, 2003, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. Each stockholder will be entitled to one vote for each share of common stock outstanding in the stockholder's name on the records of Good Guys. Approval of the merger agreement and the merger requires the affirmative vote of a majority of the outstanding shares of Good Guys common stock entitled to vote.

     All proxies duly submitted will be voted on all business properly presented at the special meeting. Only such business that is brought before the special meeting by or at the direction of the Board of Directors will be conducted at the special meeting. Proxies that specify a vote on a proposal will be voted in accordance with such specification. Proxies that do not specify a vote on a proposal will be voted in accordance with the recommendation of the Board of Directors. The Board of Directors knows of no other business to be brought before the special meeting. However, if other business is properly brought before the special meeting, the holders of the proxies will vote on those proposals at their discretion. A stockholder voting by means of a proxy has the power to revoke it at any time before it is exercised by submitting another proxy bearing a later date, by notifying the Secretary of Good Guys in writing of such revocation, or by voting in person at the special meeting and informing the Secretary.

     Each participant in the Good Guys' Deferred Pay and Profit Sharing Plan is entitled to instruct the Plan's Trustee to vote the shares of common stock allocated to such participant's account on each matter to be considered at the special meeting. If a participant does not give voting instructions to the Trustee, the shares of common stock as to which he or she was entitled to provide instructions shall be voted by the Trustee in the manner directed by the Plan's Administrative Committee. Unallocated shares of common stock shall be voted in the same proportion as the allocated shares of common stock in the Plan.

     The Good Guys Board of Directors, after careful consideration, has unanimously approved the merger agreement, has declared the merger agreement and the merger advisable and in the best interests of Good Guys and its stockholders, and recommends that the holders of Good Guys common stock vote "FOR" approval and adoption of the merger agreement and the merger.

     Good Guys will pay the expense of soliciting proxies. Proxies will be solicited by mail. Proxies may also be solicited by telephone calls or personal calls by officers, directors, or employees of Good Guys, none of whom will be specially compensated for soliciting proxies. Good Guys has retained the services of Mellon Investor Services to assist in the solicitation. Fees for such services are estimated to be approximately $10,000 plus reasonable out-of-pocket expenses.

     This proxy statement and the accompanying proxy were mailed on or about November 14, 2003.

                                     SUMMARY

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the proposal for the special meeting fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you. A copy of the merger agreement is attached as Appendix A to this proxy statement and reference is made thereto for a complete description of the merger. See "Where You Can Find More Information" on page 39. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

The Companies

CompUSA Inc.
14951 North Dallas Parkway
Dallas, TX 75240
(972) 982-4000

     CompUSA Inc., a Delaware corporation, is one of the nation's leading retailers and resellers of technology products and services. CompUSA currently operates 226 CompUSA Superstores in 90 major metropolitan markets across the United States that serve retail, small-to-medium businesses, corporate, government and education customers and includes technical service departments. Many of the stores include classroom-training facilities. CompUSA also operates a web site that offers an assortment of over 80,000 items at www.compusa.com.

Good Guys, Inc.
1600 Harbor Bay Parkway, Suite 200
Alameda, CA 94502
(510) 747-6000

     Good Guys, Inc., headquartered in Alameda, California, is a leading specialty retailer of higher-end consumer entertainment electronics products and operates 71 stores in California, Washington, Oregon and Nevada.

Gladiator Acquisition Corp.
14951 North Dallas Parkway
Dallas, TX 75240
(972) 982-4000

     Gladiator Acquisition Corp. ("Merger Sub") is a Delaware corporation formed as a wholly-owned subsidiary of CompUSA to effect the merger. Merger Sub will not have any significant assets or liabilities or engage in any activities other than those related to completing the merger.

Recommendation of the Board of Directors (Page 15)

     The Good Guys Board of Directors believes that the merger agreement and the merger are advisable and in your best interests and recommends that you vote "FOR" the proposal to approve and adopt the merger agreement and the merger.

Reasons for the Merger (Page 14)

     The merger will allow you to receive a substantial premium over recent trading prices. Further, in light of increasing competition in the consumer electronics industry and the current economic environment, the Good Guys Board of Directors believes that it is desirable to combine Good Guys with CompUSA in order to provide Good Guys with access to additional capital necessary to meet its longer-term goals. In reaching its determination, the Good Guys Board of Directors considered various other factors, including the company's results of operations (particularly, Good Guys' declining same store sales during fiscal
2004).

Opinion of Good Guys' Financial Advisor (Page 15)

     In connection with the merger, the Good Guys Board of Directors received an opinion from Good Guys' financial advisor, Jefferies & Company, Inc., as to the fairness, from a financial point of view, of the merger consideration to be received by Good Guys stockholders, other than CompUSA, the Merger Sub and their affiliates. Jefferies' written opinion, dated September 29, 2003, is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Jefferies in providing its opinion. Jefferies' opinion is addressed to the Good Guys Board of Directors and does not constitute a recommendation to any stockholder with respect to any matters relating to the proposed merger.

The Special Meeting

     Time, Date, Place and Purpose (Page 11)

     Good Guys will hold a special meeting of stockholders on Thursday, December 18, 2003, at 9:00 a.m., Pacific Time, at Good Guys' Corporate Headquarters, 1600 Harbor Bay Parkway, Suite 200, Alameda, California. At the special meeting, Good Guys stockholders will vote on the approval and adoption of the merger agreement and the merger.

     Record Date and Voting Power (Page 11)

     You are entitled to vote at the Good Guys special meeting if you owned shares of Good Guys common stock as of the close of business on the record date of November 4, 2003. On the record date, there were 27,267,690 shares of Good Guys common stock outstanding; held by approximately 3,105 stockholders.

     You are entitled to one vote for each share of Good Guys common stock you owned on the record date. The holders of a majority of the shares entitled to vote at the Good Guys special meeting must be present in person or by proxy in order to constitute a quorum for all matters to come before the special meeting.

     Vote Required (Page 11)

     The affirmative vote of a majority of the outstanding shares of Good Guys common stock entitled to vote at the meeting is required to approve and adopt the merger agreement and the merger.

     Solicitation of Proxies (Page 12)

     Good Guys will bear its own cost of solicitation of proxies. Good Guys will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Good Guys common stock held in such entities' names. Good Guys has retained the services of Mellon Investor Services to assist in the solicitation. Fees for such services are estimated to be approximately $10,000 plus reasonable out-of-pocket expenses.

The Merger (Page 24)

     What Holders of Good Guys Common Stock Will Receive (Page 25)

     Each share of your Good Guys common stock that is outstanding immediately prior to the effective time of the merger, other than shares held by stockholders who are entitled to and who have properly exercised their appraisal rights, will be exchanged for the right to receive $2.05 in cash, without interest, subject to reduction for applicable withholding or stock transfer taxes.

     You should not send in your stock certificates until instructed to do so after the merger is completed.

     Effective Time of the Merger (Page 24)

     The merger will become effective when a certificate of merger is filed with the Delaware Secretary of State or at such later time as is agreed to by Good Guys and CompUSA.

 Interests of Certain Persons in the Merger (Page 21)

     As of the record date, the directors and executive officers of Good Guys and their affiliates beneficially owned an aggregate of 1,437,040 shares of Good Guys common stock, representing approximately 5% of the shares of Good Guys common stock outstanding on the record date. See "Security Ownership of Principal Stockholders and Management of Good Guys" on page 37.

     Some directors and officers of Good Guys have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests may relate to or arise from, among other things, severance agreements with certain officers of Good Guys that provide for severance payments in the event of their termination without cause following a change in control of Good Guys and the employment agreement with the Chief Executive Officer of Good Guys, which are discussed in more detail in "The Merger -- Interests of Directors and Executive Officers in the Merger" on page 21.

     Certain directors and officers also hold options and warrants to purchase Good Guys common stock and restricted shares of Good Guys common stock. For a discussion of how the outstanding options and warrants to purchase Good Guys common stock and the restricted shares will be treated in the merger, see "The Merger Agreement -- Stock Options and Stock Plans; Warrants" on page 29.

     Conditions of the Merger (Page 30)

     The completion of the merger depends upon meeting a number of conditions, the primary ones being the following:

     o the approval of the merger agreement and the merger by Good Guys stockholders;

     o the expiration or termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act");

     o the absence of legal restraints or prohibitions preventing the consummation of the merger;

     o the absence of any material adverse effect on Good Guys or CompUSA, as defined in the merger agreement;

     o the representations and warranties of the parties being true and correct on and as of the effective time of the merger, except to the extent that the cumulative effect of all inaccuracies in such representations and warranties would not be reasonably likely to have a material adverse effect on the party making the representations and warranties;

     o the material performance of the obligations of the parties to be performed under the merger agreement; and

     o not less than seventy-five percent (75%) of the stock options of Good Guys issued prior to November 8, 2000 under Good Guys' stock option plans shall have been terminated, without any further liability to Good Guys or its subsidiaries.

No Solicitation of Transactions (Page 27)

     The merger agreement provides that Good Guys will not solicit, initiate or encourage any inquiries from any person concerning a "takeover proposal" (as defined in the merger agreement), engage in discussions or negotiations with any person who has submitted a takeover proposal or enter into any agreement with respect to a takeover proposal, except as necessary for the Good Guys Board of Directors to comply with its fiduciary duties under applicable law.

     If Good Guys receives a "superior proposal" (as defined in the merger agreement), the Good Guys Board of Directors may withdraw or modify its approval or recommendation of the merger agreement, recommend a superior proposal, or enter into an agreement with respect to a takeover proposal if at least 3 business days after receiving notice of the material terms and conditions of the superior proposal CompUSA does not make an offer that permits the Good Guys Board of Directors to determine that the merger will be at least as favorable as the superior proposal (taking into account the termination fee). In that event, upon payment of a termination fee, Good Guys may terminate the merger agreement.


Termination of the Merger Agreement (Page 31)

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the approval by Good Guys stockholders:

          o by mutual written consent of the boards of directors of CompUSA, Merger Sub and Good Guys;

          o by CompUSA, Merger Sub or Good Guys if any governmental authority restrains or prohibits the merger;

          o by CompUSA, Merger Sub or Good Guys, if the stockholders of Good Guys fail to approve the merger;

          o by CompUSA or Merger Sub if, without any material breach by either such party, the merger has not been completed by March 15, 2004;

          o by Good Guys if, without any material breach on its part, the merger has not been completed by March 15, 2004;

          o    by Good Guys

               o if the Good Guys Board of Directors has approved a superior proposal; or

               o if either CompUSA or Merger Sub has breached its representations, warranties, covenants or other agreements contained in the merger agreement, and the cumulative effect of all such inaccuracies would be reasonably likely to have a material adverse effect, subject to a right to cure.

          o    by CompUSA or Merger Sub

               o if the Good Guys Board of Director has withdrawn, or modified or changed in a manner adverse to CompUSA or Merger Sub, its approval or recommendation of the merger agreement or the merger, or shall have approved a takeover proposal, or if Good Guys shall have entered into an agreement to effect a takeover proposal;

               o if a tender offer or exchange offer relating to the securities of Good Guys has been commenced and the Good Guys Board of Directors does not recommend that Good Guys stockholders reject such offer within 10 business days after the commencement of such offer;

               o if, with respect to a party other than CompUSA and/or its affiliates, the Good Guys Board of Directors waives the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law;

               o if Good Guys has taken any actions in breach of its non-solicitation of transactions obligations; or

               o if Good Guys has breached its representations, warranties, covenants or other agreements contained in the merger agreement, and the cumulative effect of all such inaccuracies would be reasonably likely to have a material adverse effect, subject to a right to cure.

Convertible Note (Page 35)

     In connection with the merger, CompUSA invested $5 million in Good Guys in the form of a two year unsecured subordinated convertible promissory note, convertible into Good Guys common stock at a price of $2.05 per share.

Termination Fees; Conversion and Acceleration of Convertible Note (Page 32)

     Depending on the circumstances of the termination of the merger agreement, Good Guys may be required to pay CompUSA a termination fee of up to $1.8 million. In addition, in the event that Good Guys were to accept a superior proposal, CompUSA would likely convert the $5 million unsecured subordinated convertible promissory note that it acquired upon signing the merger agreement and participate in the transaction as a stockholder. In the event that CompUSA does not convert the note and the merger agreement terminates as a result of a failure to receive stockholder approval, CompUSA would be entitled to declare the note due and payable 90 days following the failure to obtain stockholder approval.

Financing for the Merger (Page 22)

     CompUSA will fund the merger consideration with cash on-hand from its indirect parent, US Commercial Corp. de C.V.

Tax Consequences (Page 23)

     In general, you will recognize a capital gain or loss equal to the difference between the cash you receive and your adjusted tax basis in the shares of Good Guys common stock surrendered. Because individual circumstances may differ, each stockholder is urged to consult his or her own tax advisor to determine the particular tax effects of the merger, including the application and effect of state, local and other tax laws.

Regulatory Matters (Page 23)

     The Hart-Scott-Rodino Act required Good Guys and CompUSA to furnish certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and required that a specified waiting period expire or be terminated before the merger can be completed. On October 21, 2003, each of Good Guys and CompUSA filed a Notification and Report Form pursuant to the Act with the Antitrust Division and the Federal Trade Commission. The waiting period under the Act has been terminated.

Appraisal Rights (Page 33)

     Any stockholder who does not wish to accept the merger consideration has the right under the Delaware General Corporation Law to receive the "fair value" of his or her shares of common stock as determined by a Delaware court. This "appraisal right" is subject to a number of restrictions and technical requirements. Generally, in order to properly exercise appraisal rights a dissenting stockholder (a) must not vote in favor of adopting and approving the merger agreement and (b) must make a written demand for appraisal before the vote on the merger agreement is taken. Merely voting against the merger agreement and the merger will not perfect the right of appraisal. Appendix C to this proxy statement contains the applicable provisions of the Delaware General Corporation Law relating to appraisal rights.

                     FREQUENTLY ASKED QUESTIONS AND ANSWERS
                                ABOUT THE MERGER

Q: Why is Good Guys proposing the merger?

A: The Good Guys Board of Directors believes the merger agreement and the merger are advisable and in the best interests of Good Guys and its stockholders. The merger provides Good Guys stockholders with the benefit of a substantial premium over recent trading prices of Good Guys common stock and allows Good Guys the benefit of access to additional capital necessary to meet Good Guys' longer-term goals. See page 14.

Q: What will I receive in the merger?

A: Each share of Good Guys common stock you own, other than shares for which you are entitled to and have properly exercised your appraisal rights, will be converted into the right to receive $2.05 in cash, without interest, subject to reduction for applicable withholding or stock transfer taxes.

Q: What do I need to do now?

A: If you are a stockholder of Good Guys, you should simply indicate on your proxy card how you want to vote, then sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Good Guys special meeting. Alternatively you may submit your proxy by telephone or the Internet by following the instructions on the proxy card. If you submit your proxy but do not indicate how you want to vote, your proxy will be counted as a vote for the merger. You may withdraw your proxy at any time prior to its use at the Good Guys special meeting by following the directions on page 12.

Q: When do you expect the merger to be completed?

A: If the stockholders approve and adopt the merger and the merger agreement at the special meeting, we expect to complete the merger promptly following the meeting on December 18, 2003.

Q: What are the tax consequences of the merger?

A: The receipt of the merger consideration ($2.05 in cash per share) by holders of Good Guys common stock pursuant to the merger will be a taxable transaction for federal income tax purposes. Tax considerations to you resulting from your own individual circumstances and the merger may be complex. You should carefully read the discussion of the material U.S. federal income tax consequences of the merger on page 23 of this document and consult with your own advisors as to the federal, state and local tax consequences. Foreign stockholders should consult with local advisors as to the tax consequences of the merger.

Q: What is the Good Guys Board of Directors' recommendation on the merger?

A: The Good Guys Board of Directors, after careful consideration, has unanimously approved the merger agreement, has declared the merger agreement and the merger advisable and in the best interests of Good Guys and its stockholders, and recommends that the holders of Good Guys common stock vote "FOR" approval and adoption of the merger agreement and the merger. See page 15.

Q: What vote is required to approve the merger?

A: In order to complete the merger, the merger agreement and the merger must be approved and adopted by the affirmative vote of a majority of the outstanding shares of Good Guys common stock entitled to vote.

Q: How can I find more information about the merger?

A: This document contains important information regarding the merger, as well as information about CompUSA and Good Guys. It also contains important information about the factors the Good Guys Board of Directors considered in evaluating the merger. We urge you to read this document carefully, including the appendices, and to consider how the merger affects you as a stockholder. You also may want to review the documents referenced under "Where You Can Find More Information" on page 39. For information about where to call to get answers to your questions, see "Who can help answer my questions?" below.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: No. Your broker will not vote your shares for you unless you provide instructions on how to vote. It is important therefore that you follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which for purposes of voting on the proposed merger will have the same effect as voting against the proposed merger.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the Good Guys special meeting. You may do this in one of three ways: You may send the Good Guys Secretary a written notice stating that you would like to revoke your proxy; you may complete and submit a new proxy card; or you may attend the Good Guys special meeting and vote in person if you tell the Good Guys Secretary that you want to cancel your proxy and vote in person. Simply attending the Good Guys special meeting, however, will not revoke your proxy.

   If you choose either of the first two options above, you must submit your notice of revocation or your new proxy card to Good Guys at the address set forth below under the heading "Who can help answer my questions". If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote or to vote in person at the Good Guys special meeting.

Q: Should I send in my stock certificates now?

A: No. After the merger is complete, the exchange agent appointed by CompUSA will send you written instructions for surrendering your stock certificates. See page 25.

Q: Who can help answer my questions?

A: If you have more questions about the proposals, you should contact:

   Good Guys, Inc.
   1600 Harbor Bay Parkway, Suite 200
   Alameda, CA 94502
   Attention: David A. Carter, Secretary
   Tel: (510) 747-6000

               INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

     To the extent this Proxy Statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, such statements are subject to risks and uncertainties, including, but not limited to, the successful implementation of internal initiatives to better align the sales, marketing and merchandising functions, increases in promotional activities of competitors, changes in consumer buying attitudes, the presence or absence of new products or product features in Good Guys' merchandise categories, changes in vendor support for advertising and promotion programs, changes in Good Guys' merchandise sales mix including discontinued product categories, the success of Good Guys' modified advertising strategy, and economic conditions.

          MARKET PRICE OF GOOD GUYS COMMON STOCK AND DIVIDEND HISTORY

     Good Guys common stock is traded on the Nasdaq National Market under the symbol "GGUY." The following tables set forth the high and low daily closing prices of Good Guys common stock as reported on Nasdaq for the fiscal quarters indicated. Good Guys' fiscal year end is February 28.

                             Good Guys Common Stock

Fiscal Quarter                                                                 High         Low
--------------                                                                 -----       -----
   Quarter ended May 31, 2001 ............................................     $5.50       $3.94
   Quarter ended August 31, 2001 .........................................     $4.75       $2.85
   Quarter ended November 30, 2001 .......................................     $3.86       $2.28
   Quarter ended February 28, 2002 .......................................     $4.95       $1.03
   Quarter ended May 31, 2002 ............................................     $4.00       $1.70
   Quarter ended August 31, 2002 .........................................     $4.36       $1.31
   Quarter ended November 30, 2002 .......................................     $2.97       $1.36
   Quarter ended February 28, 2003 .......................................     $2.95       $1.50
   Quarter ended May 31, 2003 ............................................     $1.81       $1.35
   Quarter ended August 31, 2003 .........................................     $1.80       $ .97
   Quarter ending November 30, 2003 (through November 10, 2003) ..........     $2.00       $1.49

     Set forth below are the high, low and closing sale prices of Good Guys common stock on September 26, 2003, and November 10, 2003. September 26, 2003 was the last full trading day prior to the public announcement of the merger, and November 10, 2003 was the last practicable trading day for which information was available prior to the date of the first mailing of this proxy statement.

                             Good Guys Common Stock

                                      High        Low        Close
                                     -----       -----       -----
   September 26, 2003 ..........     $1.53       $1.42       $1.50
   November 10, 2003 ...........     $2.01       $1.99       $1.99

     We urge you to obtain current market quotations of Good Guys common stock.

     Good Guys has not declared any dividends in fiscal 2004, 2003, 2002 or 2001.

               SELECTED CONSOLIDATED FINANCIAL DATA OF GOOD GUYS

     Good Guys changed its fiscal year end from September 30 to the last day of February for fiscal years ending after September 30, 2000. The following table sets forth selected consolidated financial data of Good Guys for the dates and periods indicated. The selected consolidated financial data for the fiscal years ended September 30, 1999 and 2000, and February 2001 through 2003, and for the five-month period ended February 28, 2001, are derived from Good Guys' audited consolidated financial statements. The selected consolidated financial data for the five-month period ended February 29, 2000 and for the six-month periods ended August 31, 2003 and August 31, 2002 are derived from Good Guys' unaudited consolidated financial statements. The information in the following table is only a summary and does not provide all of the information contained in Good Guys' consolidated financial statements, including notes thereto, which are contained in reports Good Guys has filed with the SEC. See "Where You Can Find More Information" on page 39. In the opinion of Good Guys' management, the six-month selected consolidated financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The results for such interim periods are not necessarily indicative of results that can be expected for the full year.

                  Selected Consolidated Financial Information

                                               Six Months Ended             Five Months Ended
                                                  August 31,                February 28 & 29,
                                           -----------------------     ----------------------
                                              2003          2002          2001         2000
                                           ---------     ---------     ---------    ---------
                                          (Amounts and shares in thousands, except per share and
                                                                other data)
SUMMARY OF EARNINGS
Net sales ..............................   $ 295,524     $ 348,526     $ 414,978    $ 391,558
Cost of sales ..........................    (215,093)     (248,575)     (298,412)    (274,356)
                                           ---------     ---------     ---------    ---------
Gross profit ...........................      80,431        99,951       116,566      117,202
Selling, general, and administrative
 expenses ..............................     (94,118)     (105,644)     (112,849)    (114,677)
Store closure and impairment
 expenses ..............................        (423)          700
Gain from property transactions ........                                                1,025
                                           ---------     ---------     ---------    ---------
Income (loss) from operations ..........     (14,110)       (4,993)        3,717        3,550
Interest income ........................           2             3            90           36
Interest expense .......................      (1,214)       (1,395)       (2,488)      (2,440)
                                           ---------     ---------     ---------    ---------
Income (loss) before income taxes ......     (15,322)       (6,385)        1,319        1,146
Income tax expense .....................
                                           ---------     ---------     ---------    ---------
Net income (loss) ......................   $ (15,322)    $  (6,385)    $   1,319    $   1,146
                                           ---------     ---------     ---------    ---------
Dividends per share ....................   $    0.00     $   0.00      $    0.00    $    0.00
Net income (loss) per share:
 Basic .................................   $   (0.57)    $   (0.24)    $    0.06    $    0.06
 Diluted ...............................   $   (0.57)    $   (0.24)    $    0.06    $    0.05
Weighted average shares outstanding:
 Basic .................................      27,041        26,299        22,937       19,920
 Diluted ...............................      27,041        26,299        23,763       21,345
FINANCIAL POSITION
Working capital ........................   $  47,950     $  58,011     $  80,935    $  58,557
Total assets ...........................   $ 160,229     $ 192,368     $ 226,927    $ 230,901
Revolving Credit Debt ..................   $  40,000     $  51,422     $  50,161    $  40,000
Stockholders' equity ...................   $  46,283     $  53,322     $  92,780    $  97,877
Book Value per share
 Basic .................................   $    1.71     $    2.03      $   4.04    $    4.91
 Diluted ...............................   $    1.71     $    2.03      $   3.90    $    4.59
OTHER DATA
Number of stores at end of period ......          71            73            79           79
Average sales per store
 (In thousands) ........................   $   4,162     $   4,774     $   5,253    $   4,956
Sales per selling square foot ..........   $     325     $     372     $     410    $     387
Sales per gross square foot ............   $     201     $     231     $     256    $     242
Comparable stores sales
 increase (decrease) ...................       (13.4)%        (0.8)%         6.0%         1.0%
Annualized Inventory turns* ............         4.5           4.7           5.9          5.8

                                                         Years Ended                          Years Ended
                                                        February 28,                         September 30,
                                          ---------------------------------------     -----------------------
                                              2003           2002           2001          2000           1999
                                          ---------     ---------       ---------     ---------     ---------
                                            (Amounts and shares in thousands, except per share and other data)
SUMMARY OF EARNINGS
Net sales ..............................  $ 749,970     $ 819,661       $ 873,903     $ 850,512     $ 915,642
Cost of sales ..........................   (536,702)     (584,202)       (628,003)     (603,975)     (692,745)
                                          ---------     ---------       ---------     ---------     ---------
Gross profit ...........................    213,268       235,459         245,900       246,537       222,897
Selling, general, and administrative
 expenses ..............................   (210,662)     (252,682)       (247,060)     (258,637)     (257,993)
Store closure and impairment
 expenses ..............................      1,700       (18,135)                                        (54)
Gain from property transactions ........                                                 10,775
                                          ---------     ---------       ---------     ---------     ---------
Income (loss) from operations ..........      4,306       (35,358)         (1,160)       (1,325)      (35,150)
Interest income ........................          4            41              85            94            91
Interest expense .......................     (3,260)       (4,700)         (6,504)       (6,520)       (4,828)
                                          ---------     ---------       ---------     ---------     ---------
Income (loss) before income taxes ......      1,050       (40,017)         (7,579)       (7,751)      (39,887)
Income tax expense .....................                                   (9,579)       (9,577)
                                          ---------     ---------       ---------     ---------     ---------
Net income (loss) ......................  $   1,050     $ (40,017)      $ (17,158)    $ (17,328)    $ (39,887)
                                          ---------     ---------       ---------     ---------     ---------
Dividends per share ....................  $    0.00     $    0.00       $    0.00     $    0.00     $    0.00
Net income (loss) per share:
 Basic .................................  $    0.04     $   (1.72)      $   (0.79)    $   (0.84)    $   (2.58)
 Diluted ...............................  $    0.03     $   (1.72)      $   (0.79)    $   (0.84)    $   (2.58)
Weighted average shares outstanding:
 Basic .................................     26,529        23,321          21,809        20,560        15,484
 Diluted ...............................     31,969        23,321          21,809        20,560        15,484
FINANCIAL POSITION
Working capital ........................  $  68,483     $  27,925       $  80,935     $  59,621     $  61,858
Total assets ...........................  $ 170,405     $ 186,416       $ 226,927     $ 224,889     $ 229,340
Revolving Credit Debt ..................  $  50,099     $  23,231       $  50,161     $  34,358     $  56,504
Stockholders' equity ...................  $  61,071     $  54,015       $  92,780     $  90,519     $  92,954
Book Value per share
 Basic .................................  $    2.30     $    2.32       $    4.25     $    4.40     $    6.00
 Diluted ...............................  $    1.91     $    2.32       $    4.25     $    4.40     $    6.00
OTHER DATA
Number of stores at end of period ......         71            79              79            79            79
Average sales per store
 (In thousands) ........................  $  10,000     $  10,375       $  11,062     $  10,894     $  11,637
Sales per selling square foot ..........  $     801     $     810       $     863     $     841     $     931
Sales per gross square foot ............  $     497     $     506       $     536     $     526     $     577
Comparable stores sales
 increase (decrease) ...................       (5.1)%        (7.1)%           2.9%          5.0%         (4.0)%
Annualized Inventory turns* ............        5.3           5.2             5.3           5.3           5.4

---------
* Based on average of beginning and ending inventories for each fiscal period.

                          THE GOOD GUYS SPECIAL MEETING

Time, Place and Date

     This document is being furnished to Good Guys stockholders as part of the solicitation of proxies by the Good Guys Board of Directors for use at a special meeting of stockholders of Good Guys to be held on Thursday, December 18, 2003, at 9:00 a.m., Pacific Time, at Good Guys' Corporate Headquarters, 1600 Harbor Bay Parkway, Suite 200, Alameda, California, and at any adjournment or postponement thereof. This document and the enclosed form of proxy are first being mailed to stockholders of Good Guys on or about November 14, 2003.

Purpose of the Special Meeting

     At the Good Guys special meeting, the holders of shares of Good Guys common stock will vote on:

     o    the approval and adoption of the merger agreement and the merger;

     o the transaction of such other business as may properly come before the special meeting, including, without limitation, potential adjournments or postponements of the special meeting for the purpose of soliciting additional proxies in order to approve and adopt the merger agreement and the merger.

     Only such business that is brought before the special meeting by or at the direction of the Good Guys Board of Directors will be conducted at the special meeting.

     The Good Guys Board of Directors, after careful consideration, has unanimously approved the merger agreement, has declared the merger agreement and the merger advisable and in the best interests of Good Guys and its stockholders, and recommends that the holders of Good Guys common stock vote "FOR" approval and adoption of the merger agreement and the merger.

Record Date, Outstanding Shares and Voting

     Holders of record of Good Guys common stock at the close of business on the record date of November 4, 2003 are entitled to notice of and to vote at the Good Guys special meeting. On the record date, there were 27,267,690 shares of Good Guys common stock outstanding held by approximately 3,105 record holders. Each share of Good Guys common stock owned as of the record date entitles its owner to one vote.

     In the event that the special meeting is adjourned for more than 30 days, a new record date will be set and a notice of the meeting for the adjournment will be provided.

Quorum

     The representation, in person or by properly submitted proxy, of the holders of a majority of all of the shares of stock entitled to vote at the Good Guys special meeting is necessary to constitute a quorum at the Good Guys special meeting. Shares of Good Guys common stock represented in person or by proxy, will be counted for the purpose of determining whether a quorum is present at the Good Guys special meeting.

     Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Good Guys special meeting. A broker "non-vote" occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions on how to vote from the beneficial owner.

Vote Required

     The affirmative vote of a majority of the outstanding shares of Good Guys common stock entitled to vote at the meeting is required to approve and adopt the merger agreement and the merger. Shares which abstain from voting will be treated as shares that are present and entitled to vote at the Good Guys special meeting for purpose of determining whether a quorum exists, but abstentions will have the same effect as votes against approval of the merger agreement and the merger. Broker non-votes will have the same effect as shares voted against approval of the merger agreement and the merger.

     As of the record date, directors and executive officers of Good Guys and their affiliates have the right to vote approximately 8% of the outstanding shares of Good Guys common stock, which includes shares held in trust in Good Guys' Deferred Pay and Profit Sharing Plan for which certain members of the Board of Directors exercise voting power in the absence of voting instructions from plan participants.

Voting of Proxies

     All shares of Good Guys common stock represented at the Good Guys special meeting by properly submitted proxies received prior to or at such meeting, and not revoked, will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, proxies, other than broker non-votes, will be voted for approval and adoption of the merger agreement and the merger.

     The Good Guys Board of Directors does not know of any matters other than those described in the notice of the Good Guys special meeting that are to come before the meeting. If any other matters are properly presented for consideration, including consideration of a motion to adjourn or postpone the meeting to another time and/or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the enclosed form of proxy and acting under the proxy generally will have discretion to vote on such matters in accordance with their best judgment.

Revocation of Proxies

     Any proxy given in accordance with this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

     o giving the Secretary of Good Guys, at or before the taking of the vote at the Good Guys special meeting, a written notice of revocation bearing a later date than the proxy;

     o duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Good Guys before the taking of the vote at the Good Guys special meeting; or

     o attending the Good Guys special meeting and voting in person and informing the Secretary, although attendance at the Good Guys special meeting will not in and of itself constitute a revocation of a proxy.

     Any written notice of revocation or subsequent proxy should be sent to Good Guys, Inc., 1600 Harbor Bay Parkway, Suite 200, Alameda, California 94502,
Attention: David A. Carter, Secretary, or hand delivered to the Secretary of Good Guys at or before the taking of the vote at the Good Guys special meeting. Stockholders that have instructed a broker to vote their shares must follow directions received from such broker in order to change their vote or to vote at the Good Guys special meeting.

Solicitation of Proxies

     Good Guys will bear its own cost of solicitation of proxies. Good Guys will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to beneficial owners of Good Guys common stock held in their names. Good Guys has retained the services of Mellon Investor Services to assist in the solicitation. Mellon's services will include: consultation in the planning and organization of the solicitation; solicitation of proxies from brokers, banks, nominees and other institutional holders; and a direct telephone campaign to an agreed upon level of beneficial owners of Good Guys common stock. Fees for such services are estimated to be approximately $10,000 plus reasonable out-of-pocket expenses.

                                   THE MERGER

Background of the Merger

     Since September 1999, Good Guys has engaged at different times three nationally-recognized investment banking firms with a view to facilitating a sale, merger or other strategic transaction designed to enhance stockholder value. In addition to its contacts with CompUSA, this process led to preliminary discussions with four other potential strategic partners. None of those discussions resulted in an acquisition offer other than the offer made by CompUSA. The history of Good Guys' discussions with CompUSA are described below.

     In July 2002, a representative of US Commercial Corp. de C.V. ("US Commercial"), the indirect parent company of CompUSA, contacted a representative of Good Guys to request a meeting to discuss the financial and strategic rationale of a combined company. This led to due diligence by CompUSA and a meeting in September 2002, in Mexico City, between Good Guys and US Commercial. At that meeting, representatives of US Commercial advised a representative of Good Guys that US Commercial would be interested in exploring the possibility of making a proposal to acquire Good Guys at a valuation of approximately $2.25 per share, although no specific proposal was made. Good Guys' average stock price in September 2002 was approximately $1.60 per share. Based upon the progress Good Guys was making in returning to profitability, the representative of Good Guys responded that the proposed valuation was inadequate.

     From September 2002 until July 2003, there was no contact between the two companies. In early July 2003, Arturo Elias, a representative of US Commercial, made an unsolicited call to Kenneth R. Weller, Chief Executive Officer of Good Guys, to reopen discussions. This led to a July 17, 2003 meeting in Dallas, Texas among Mr. Elias, Mr. Weller and Thomas F. Herman, President of Good Guys, in which the economics and structure of a transaction were discussed. At that meeting, Mr. Elias expressed an interest in making a proposal to acquire Good Guys, subject to completion of satisfactory due diligence, at a maximum potential valuation of $2.25 per share, but no specific proposal was made.

     On July 30, 2003, representatives of Jefferies & Company, Inc. ("Jefferies") Good Guys' financial advisor, and Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation ("Howard Rice"), Good Guys' legal advisor, met with US Commercial's financial and legal advisors, J.P. Morgan Chase & Co. ("J.P. Morgan") and Willkie Farr & Gallagher, LLP, respectively, in New York to continue discussions.

     At a meeting held on August 5, 2003 at which representatives of Jefferies and Howard Rice were present, the Good Guys Board of Directors was informed of the discussions with US Commercial. At that meeting, the Good Guys Board of Directors authorized its management and Jefferies to continue discussions with US Commercial and to continue working with Jefferies to explore Good Guys' strategic alternatives.

     On August 11, 2003, representatives of Good Guys and a representative of Jefferies met with representatives of CompUSA and J.P. Morgan in Dallas for operational due diligence discussions.

     From mid August 2003 to early September 2003, Good Guys' management and Jefferies had multiple discussions with regard to issues relating to a transaction with US Commercial, as well as other possible financing and strategic options for Good Guys.

     On September 10, 2003, Mr. Elias advised Mr. Weller that US Commercial, after taking into consideration the amount of capital US Commercial believed would be required over the longer-term to invest in Good Guys, was prepared to proceed with the transaction at a price of $2.00 per share. In a subsequent discussion which occurred on the morning of September 11, 2003, Mr. Elias stated that US Commercial also was prepared to invest $5 million in Good Guys at this time, which US Commercial believed could be beneficial to Good Guys in helping it succeed in the upcoming holiday season.

     Following discussions on the afternoon of September 11, 2003 with Good Guys' advisors, Messrs. Weller and Herman on September 12, 2003 had a further discussion with Mr. Elias regarding the share price and the structure of the transaction. That discussion concluded with US Commercial's final offer of $2.05 per share, combined with an investment of $5 million in Good Guys.

     On September 15, 2003, proposed drafts of a merger agreement were submitted to Good Guys and its counsel by counsel for US Commercial.

     On September 16, 2003, there was a teleconference held involving Messrs. Weller and Herman of Good Guys, Javier Larraza of CompUSA and the financial and legal advisers for the parties. There was a discussion at that meeting of the stock price, as well as the form that the $5 million investment in Good Guys would take. The parties also negotiated with respect to the termination fee. At the conclusion of those discussions, it was agreed that Good Guys management would present to the Board of Directors the proposal of US Commercial that it acquire the outstanding shares of Good Guys common stock at a price of $2.05 per share and invest $5 million in Good Guys in the form of an unsecured subordinated convertible promissory note.

     From September 16 until September 25, 2003, representatives of Good Guys and US Commercial and their respective legal advisors negotiated the terms of the merger agreement, the unsecured subordinated convertible promissory note and various related agreements.

     On September 19, 2003, at a meeting of the Good Guys Board of Directors, a representative of Howard Rice and representatives of Jefferies discussed with the Good Guys Board of Directors the proposed transaction and the unresolved issues, including issues relating to US Commercial's investment in the $5 million unsecured subordinated convertible promissory note and the termination fee. During the course of the meeting, Howard Rice again reviewed for the Board its fiduciary responsibilities and Jefferies gave its preliminary views as to value. There also followed discussion with regard to Good Guys' past efforts to find a strategic alliance, the feasibility of an auction and other alternatives available to the company. No action was taken by the Good Guys Board of Directors, but the Board of Directors authorized management to continue discussions with US Commercial.

     On September 25, 2003, the Good Guys Board of Directors held a meeting attended by members of Good Guys' senior management, representatives of Jefferies and a representative of Howard Rice. Legal counsel summarized the terms of the proposed agreements and discussed with the Board its fiduciary responsibilities. The Board again discussed alternatives available to Good Guys. Jefferies gave its financial analysis of the merger consideration and rendered to the Good Guys Board of Directors its oral opinion (subsequently confirmed in writing on September 29, 2003) to the effect that, as of the date of the opinion and based on and subject to the matters described in its opinion, the merger consideration was fair, from a financial point of view, to the holders of Good Guys common stock, other than CompUSA, the Merger Sub and their affiliates. Following these presentations and further discussion, the Good Guys Board of Directors determined that the merger was advisable and in the best interests of Good Guys and its stockholders.

     From the evening of September 25 through September 28, 2003, the legal representatives of the parties negotiated the final changes to the transaction documentation. Early on the morning of September 29, 2003, Good Guys and CompUSA executed the definitive merger agreement, the unsecured subordinated convertible promissory note and related agreements, and CompUSA made its $5 million investment in the unsecured subordinated convertible promissory note.

     On the morning of September 29, 2003, Good Guys and CompUSA each issued a press release announcing the execution of the merger agreement and CompUSA's investment.

Good Guys' Reasons for the Merger

     The Good Guys Board of Directors believes that the merger will allow Good Guys stockholders to receive a substantial premium over recent trading prices and that it is desirable to combine Good Guys with another company that can provide Good Guys with access to additional capital necessary to meet its longer-term goals. In reaching its determination to approve the merger, and to recommend that Good Guys stockholders vote to approve and adopt the merger agreement and the merger, other factors considered by the Good Guys Board of Directors included the following:

     o The current economic and competitive climate in which Good Guys operates and Good Guys' declining same store sales during fiscal 2004, which, if they were to continue, would adversely affect the ability of Good Guys to fund its working capital needs;

     o Past unsuccessful efforts with respect to a potential sale, merger or other strategic transaction, and whether a formal auction would be feasible, particularly in light of the extent to which the market had already been tested;

     o The alternatives available to Good Guys, including the availability of private equity capital and, if available, the potential dilutive effects of such financings;

     o The fact that as a result of the merger Good Guys stockholders would no longer participate in any future growth of Good Guys;

     o The fact that Good Guys common stock has not traded at a price as high as $2.05 per share during the past 6 months, and that the per share price to be paid in connection with the merger represents a 47.1% premium over the average closing price of Good Guys common stock for the three months prior to the announcement of the signing of the merger agreement; as well as the history of the price of the shares of Good Guys common stock on Nasdaq over the last several years and the recent daily trading volume in Good Guys' shares;

     o    The benefits provided by CompUSA's $5 million investment in Good Guys;

     o The financial presentation of Jefferies & Company, Inc. and its opinion as to the fairness, from a financial point of view, of the merger consideration to Good Guys stockholders, other than CompUSA, the Merger Sub and their affiliates;

     o The provision of the merger agreement allowing Good Guys to respond to (but not to solicit) a proposal concerning an acquisition of Good Guys that the Good Guys Board of Directors determines is a superior proposal, and the provisions which permit Good Guys to terminate the merger agreement upon payment to CompUSA of a termination fee in the event of receipt of a superior proposal;

     o Whether the terms of the merger, including the termination fee, would preclude receiving a superior proposal;

     o Whether CompUSA is able to meet its obligations under the merger agreement and, in particular, the Good Guys Board of Directors considered the fact that the merger agreement does not include any financing condition or contingency;

     o The benefits to Good Guys' employees of being part of a larger organization with substantially greater resources; and

     o    The conditions to the consummation of the merger.

     The Good Guys Board of Directors gave substantial weight to the premium to be paid for Good Guys common stock and the benefits derived from having access to additional capital necessary to help meet Good Guys' goals. Otherwise, the Good Guys Board of Directors did not quantify or assign relative weights to these factors or determine that any factor was of particular importance.

Recommendation of the Good Guys Board of Directors

     The Good Guys Board of Directors has determined that the merger agreement and the merger are advisable and in the best interests of Good Guys and its stockholders. Accordingly, the Good Guys Board of Directors has unanimously approved the merger agreement and the merger and recommends that Good Guys stockholders vote "FOR" approval and adoption of the merger agreement and the merger at the Good Guys special meeting.

Opinion of Jefferies & Company, Inc., Financial Advisor to Good Guys

     Good Guys retained Jefferies & Company, Inc. ("Jefferies") to act as its financial advisor in connection with the merger of Merger Sub with and into Good Guys pursuant to the merger agreement (the "Merger Transaction"). As part of Jefferies' engagement, Good Guys requested Jefferies to evaluate the fairness, from a financial point of view, of the consideration (the "Merger Consideration") to be received by the stockholders of Good Guys, other than CompUSA Inc., Merger Sub and their affiliates, pursuant to the terms of the merger agreement. On September 25, 2003, the Good Guys Board of Directors met to review the proposed Merger Transaction. During this meeting, Jefferies reviewed with the Board of Directors certain financial analyses, as described below. Also at the September 25th meeting, Jefferies rendered to the Board of Directors its oral opinion, subsequently confirmed by delivery of a written opinion dated as of September 29, 2003, based upon and subject to the various considerations set forth in the Jefferies opinion, that the Merger Consideration was fair, from a financial point of view, to the stockholders of Good Guys, other than CompUSA Inc., Merger Sub and their affiliates.

     The full text of the Jefferies opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Jefferies in rendering its opinion is attached as Appendix B to this proxy statement and is incorporated herein by reference in its entirety. Good Guys and its Board of Directors urge its stockholders to, and they should, read the Jefferies opinion carefully and in its entirety. The Jefferies opinion addresses only the fairness, from a financial point of view and as of the date of the Jefferies opinion, of the Merger Consideration, and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger Transaction. The summary of the Jefferies opinion in this proxy statement is qualified in its entirety by reference to the full text of the Jefferies opinion.

     In connection with its opinion, Jefferies, among other things:

     o reviewed a draft of the merger agreement and certain other related agreements;

     o reviewed the $5 million unsecured subordinated convertible promissory note referred to in section 4.4(a) of the merger agreement;

     o reviewed certain publicly available business and financial information relating to Good Guys;

     o reviewed other information relating to Good Guys, including Good Guys' financial results for the quarter ended August 30, 2003 as reflected in Good Guys' September 29, 2003 press release, and certain financial analyses, budgets, reports and other information Good Guys provided to or discussed with Jefferies;

     o met with the Good Guys management team to discuss historical and current operations, financial conditions and prospects, as well as the impact on Good Guys and its prospects of the economy and their industry, including the effect of the current economic environment;

     o considered certain financial and stock market data regarding Good Guys and compared that data with similar data for other publicly held companies in businesses similar to Good Guys;

     o considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been recently effected or announced;

     o reviewed Good Guys' common stock trading price history for the period Jefferies deemed appropriate; and

     o considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria that Jefferies deemed relevant.

     In connection with its review, Jefferies did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for Good Guys that Jefferies reviewed, Jefferies was advised, and assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Good Guys management team as to their future financial performance. Jefferies was not requested to make, and did not make, an independent evaluation or appraisal of Good Guys' assets or liabilities (contingent or otherwise), nor was Jefferies furnished with any such evaluations or appraisals. The Jefferies opinion necessarily is based upon information available to it as of the date of the opinion and upon financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. In connection with Jefferies' preparation of its opinion, Jefferies was not authorized by the Good Guys Board of Directors to solicit, nor did Jefferies solicit, third-party indications of interest for the acquisition of all or any part of Good Guys. Further, the Jefferies opinion does not address Good Guys' underlying business decision to effect the Merger Transaction. In addition, Jefferies assumed that the Merger Transaction would be consummated upon the terms set forth in the merger agreement without material alteration thereof.

     In preparing its opinion to the Good Guys Board of Directors, Jefferies performed a variety of financial and comparative analyses. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Jefferies believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the Jefferies opinion. No company or transaction used in the analysis performed by Jefferies as a comparison is identical to Good Guys or to the Merger Transaction. In addition, Jefferies may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described below should not be taken to be Jefferies' view of Good Guys' actual value. In performing its analyses, Jefferies made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Good Guys' control. The analyses performed by Jefferies are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Jefferies' analysis of the fairness, from a financial point of view, of the Merger Consideration and were provided to the Good Guys Board of Directors in connection with the delivery of the Jefferies opinion.

     The following is a summary of the material financial analyses performed by Jefferies in connection with the preparation of its opinion, and reviewed with the Good Guys Board of Directors at its meeting held on September 25, 2003. Certain of the summaries of those financial analyses include information presented in tabular format. In order to understand fully the material financial analyses used by Jefferies, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

   Historical Trading Analysis

     Jefferies reviewed the historical trading performance of Good Guys common stock over various periods ending September 24, 2003, and compared such performance with the deal price per share of $2.05 (the "Deal Price"). The following table sets forth the average closing price of Good Guys' common stock for those periods and the premium implied by the Deal Price in the Merger Transaction to those historical average closing prices:

                                             Average Closing     Implied Premium
Period                                            Price               Paid
------                                       ---------------     ---------------
   September 24, 2003 (Current) .........        $1.51                35.8%
   Last 20 Trading Days .................        $1.54                32.8%
   Last 120 Trading Days ................        $1.49                38.0%
   Last Twelve Months ...................        $1.75                16.8%

   Comparable Company Analysis.

     Jefferies reviewed publicly available information as of September 24, 2003, to calculate specified financial and operating information, market values and trading multiples (as described below) and then compared to Good Guys' financial and operating information, market values and trading multiples as of September 24, 2003, with the corresponding financial and operating information, market values and multiples of the following selected companies:

     o    Best Buy Co., Inc.

     o    Circuit City Stores, Inc.

     o    RadioShack Corporation

     o    Rex Stores Corporation

     o    Tweeter Home Entertainment Group, Inc.

     o    Ultimate Electronics, Inc.

     Jefferies selected such companies for comparison with Good Guys because they are the publicly-traded companies most similar to Good Guys in the consumer electronics industry with operations that are comparative to certain operations of Good Guys. The selected companies were considered comparative to Good Guys by Jefferies because each had currently marketable products, operating scale and capabilities similar to Good Guys, and faced comparable industry trends and economic challenges.

     The following table presents, for the periods indicated, the multiples implied by the ratio of enterprise value to last twelve months' ("LTM") revenues, estimates for fiscal year 2004 revenues, estimates for fiscal year 2005 revenues, and last twelve months' EBITDA for the comparable companies listed above. The multiples in the table are based on the closing stock price of the comparable companies' common stock on September 24, 2003 and, in the case of Good Guys, the Deal Price.

                                           Selected Comparable Company Multiples           Multiple
                                         --------------------------------------------     Implied by
                                          Low         Mean        Median        High      Deal Price
                                         -----       ------       ------       ------     ----------
   Enterprise value as a ratio of:
   LTM revenue ...................       0.17x        0.52x        0.49x        1.05x        0.13x
   FY 2004E revenue ..............       0.17x        0.48x        0.34x        1.03x        0.14x
   FY 2005E revenue ..............       0.16x        0.45x        0.32x        1.00x        0.13x
   LTM EBITDA ....................       8.1 x       10.8 x       11.7 x       12.0 x       17.1 x

     Applying the analyses set forth in the table above, Jefferies derived a range of per share implied values as follows:

                                                                       Range of Implied
Comparable Company Analysis                                                 Value
---------------------------                                            ----------------
   Multiple of revenues (LTM Revenue; FY 2004E (estimated) and 2005E    $1.51 to $5.03
    (estimated) Revenue) ...........................................
   Multiple of EBITDA (LTM EBITDA) .................................     $.45 to $1.14

     The implied value of $5.03 per share based upon a multiple of revenue is not an accurate indicator of the enterprise value of Good Guys because it does not take into consideration the profitability of the company. Profitability can be measured by EBITDA. Given that Good Guys' EBITDA and EBITDA margin are substantially below the least profitable company in the universe of comparable companies and that the financial forecasts provided by Good Guys did not indicate return to profitability, revenue is not an appropriate metric to use when valuing Good Guys.

     A more appropriate and accurate method of measuring enterprise value would either be as a multiple of some measure of profitability, for instance EBITDA, or a discounted cash flow analysis. Given Good Guys' same store sales declines and Good Guys' statement to Jefferies as to its uncertainty in estimating its future sales, Jefferies considered a discounted cash flow analysis inappropriate for valuing Good Guys and determining the fairness of the Merger Consideration, from a financial point of view, to the stockholders of Good Guys. Therefore, the more appropriate and accurate method of measuring enterprise value and in determining fairness from a financial point of view is the EBITDA multiple valuation methodology based off of historical profitability.

     No company utilized in the Comparable Company Analysis is identical to Good Guys. In evaluating the comparative companies, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond

Good Guys' control, such as the impact of competition on its business and the industry generally, industry growth and the absence of any material adverse change in its financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

   Precedent Transaction Analysis

     As part of its analysis, Jefferies reviewed eight precedent transactions in the consumer electronics industry and related industries. For each of these precedent transactions, Jefferies compared the multiples of enterprise value to each of last twelve months' revenue, EBITDA, and EBIT, calculated as of the announcement date of each transaction. These transactions were (listed as acquiror/target/announcement date):

     o    Boise Cascade Corp. / OfficeMax, Inc. / July 14, 2003

     o    Fry's Electronics, Inc. / Cyberian Outpost, Inc. / August 31, 2001

     o    SB Acquisition, Inc. / Buy.com, Inc. / August 10, 2001

     o    Tweeter Entertainment Group, Inc. / Sound Advice, Inc. / June 4, 2001

     o    Barnes & Noble, Inc. / Funco, Inc. / April 13, 2001

     o    Grupo Sanborns, S.A. de C.V. / CompUSA, Inc. / January 27, 2000

     o    Onsale, Inc. / Egghead.com, Inc. / July 14, 1999

     o    Bridgeport Acquisition Corp. / Micro Warehouse, Inc. / December 21,
          1999

     The information in the table is based on the closing stock price of Good Guys on September 24, 2003. The multiple of enterprise value to Good Guys' last twelve months' EBIT were not meaningful due to negative last twelve months EBIT.

                                           Selected Comparable Company Multiples           Multiple
                                         --------------------------------------------     Implied by
                                          Low         Mean        Median        High      Deal Price
                                         -----       ------       ------        -----     -----------
   Enterprise value as a ratio of:
   LTM revenue ...................       0.02x        0.49x        0.22x        1.85x        0.13x
   LTM EBITDA ....................        5.6x         8.9x         9.4x        12.1x        17.1x
   LTM EBIT ......................        7.0x        22.8x        17.1x        42.1x           NM

     Applying the analyses set forth in the table above, Jefferies derived a range of per share implied values as follows:

                                                    Range of Implied
Precedent Transaction Analysis                           Value
------------------------------                    --------------------
   Multiple of revenues (LTM Revenue) .........      $1.51 to $4.22
                                                  (based on a multiple
                                                     range of 0.11x
                                                        to 0.23x)
   Multiple of EBITDA (LTM EBITDA) ............       $.42 to $0.79
                                                  (based on a multiple
                                                     range of 0.11x
                                                        to 0.23x)

     The implied value of $ 4.22 per share based upon a multiple of revenue is not an accurate indicator of the enterprise value of Good Guys because it does not take into consideration the profitability of the company. Profitability can be measured by EBITDA. Given that Good Guys' EBITDA and EBITDA margin are substantially below the least profitable company in the universe of comparable companies and that the financial forecasts provided by Good Guys did not indicate a return to profitability, revenue is not an appropriate metric to use when valuing Good Guys.

     A more appropriate and accurate method of measuring enterprise value would either be as a multiple of some measure of profitability, for instance EBITDA, or a discounted cash flow analysis. Given Good Guys' same store sales declines and Good Guys' statement to Jefferies as to its uncertainty in estimating its future sales, Jefferies considered a discounted cash flow analysis inappropriate for valuing Good Guys and determining the fairness of the Merger Consideration, from a financial point of view, to the stockholders of Good Guys. Therefore, the more appropriate and accurate method of measuring enterprise value and in determining fairness from a financial point of view is the EBITDA multiple valuation methodology based off of historical profitability.

     No transaction utilized as a comparison in the Precedent Transaction Analysis is identical to the Merger Transaction. In evaluating the Merger Transaction, Jefferies made judgments and assumptions with regard to industry performance, general business, economic, market, and financial conditions and other matters, many of which are beyond Good Guys' control, such as the impact of competition on its business and the industry generally, industry growth, and the absence of any adverse material change in its financial condition and prospects or in its industry or in the financial markets in general. Mathematical analysis, such as determining the average or the median, is not in itself a meaningful method of using comparable transaction data.

   Premiums Paid Analysis

     Jefferies reviewed the premium of the offer price over the trading prices one day, one week and one month prior to the announcement date of selected representative transactions from January 1, 2000 to September 24, 2003. Jefferies reviewed transactions in the (1) consumer retail industry, excluding the softlines industry, and across all enterprise values, and (2) all industries, excluding financial services, with enterprise values from $50 million to $150 million. The following table presents the premiums of offer prices over the trading prices one day, one week and one month prior to the announcement date for the respective transactions, and the implied premiums based on the Deal Price. The information in the table is based on the closing stock price of Good Guys on September 24, 2003.

                                                        Consumer Retail Industry
                                                              Transactions                         Premium
                                              -----------------------------------------------     Implied by
                                                Low          Mean       Median          High      Deal Price
                                              -------        -----      ------         ------     ----------
   Premiums Paid Prior to Announcement:
   One Day Prior ......................       (62.8%)        28.6%        25.0%        160.6%        35.8%
   One Week Prior .....................       (61.7%)        39.8%        32.0%        181.7%        34.0%
   One Month Prior ....................       (57.0%)        36.6%        28.5%        177.8%        55.3%

                                                       All Industries Transactions                 Premium
                                              -----------------------------------------------     Implied by
                                                Low          Mean        Median         High      Deal Price
                                              -------        -----       ------        ------     ----------

   Premiums Paid Prior to Announcement:
   One Day Prior ......................       (62.8%)        38.9%        31.2%        260.0%        35.8%
   One Week Prior .....................       (61.7%)        45.6%        33.8%        322.3%        34.0%
   One Month Prior ....................       (62.8%)        54.6%        40.2%        298.1%        55.3%

     Applying this analysis, Jefferies derived a range of implied values of $1.64 to $2.13 per share based on a premium range of 20% to 45%.

   Consideration of the Discounted Cash Flows Valuation Methodology

     While discounted cash flow is a commonly used valuation methodology, Jefferies did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given Good Guys' same store sales declines and Good Guys' statement to Jefferies as to its uncertainty in estimating its future sales, Jefferies considered a discounted cash flow analysis inappropriate for valuing Good Guys and determining the fairness of the Merger Consideration, from a financial point of view, to the stockholders of Good Guys.

     Jefferies' opinion was one of many factors taken into consideration by the Good Guys Board of Directors in making its determination to recommend the Merger Transaction.

     Jefferies was selected by the Good Guys Board of Directors based on Jefferies' qualifications, expertise and reputation. Jefferies is an internationally recognized investment banking and advisory firm. Jefferies, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Jefferies has not provided financial and investment banking services to Good Guys for which it received compensation. In the ordinary course of its business, Jefferies and its affiliates may actively trade Good Guys equity securities for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Pursuant to a letter agreement dated May 2, 2003 ("Engagement Letter"), Good Guys engaged Jefferies to provide financial advisory services to Good Guys and its Board of Directors in connection with evaluating strategic alternatives for Good Guys, including, among other things, rendering its opinion and making the presentation referred to above. Pursuant to the terms of the Engagement Letter, Good Guys has paid Jefferies an engagement fee of $50,000, which has been credited against the Transaction Fee (as defined below), and has agreed to pay, if the merger is consummated, a transaction fee of one percent (1%) of the transaction value of the merger (approximately $600,000) (the "Transaction Fee"). Jefferies will also receive a fee of $250,000 for rendering its opinion. The terms of the fee arrangement with Jefferies, which are customary in transactions of this nature, were negotiated at arm's length between the Good Guys management team and Jefferies, and the Good Guys Board of Directors was aware of the arrangement, including the fact that a significant portion of the fee payable to Jefferies is contingent upon the completion of the transaction. In addition, Good Guys agreed to reimburse Jefferies for its out-of-pocket expenses, including attorney's fees, incurred in connection with its engagement and to indemnify Jefferies and certain related persons against any liabilities and expenses arising out of or in conjunction with its rendering of services pursuant to its engagement, except if such liabilities are found in a final court judgment to be the direct result of Jefferies' gross negligence or bad faith.

Interests of Directors and Executive Officers in the Merger

     In considering the recommendation of the Good Guys Board of Directors, Good Guys stockholders should be aware that certain of the directors and executive officers of Good Guys may have interests in the merger that are different from, or in addition to, the interests of Good Guys stockholders generally, and that may create potential conflicts of interest. These are described below.

   Share Ownership, Options and Warrants

     As of the record date, directors and executive officers of Good Guys and their affiliates beneficially owned an aggregate of 1,437,040 shares of Good Guys common stock, representing approximately 5% of the outstanding shares of Good Guys common stock. All shares of Good Guys common stock purchased by the directors and executive officers of Good Guys were purchased at prices substantially above $2.05 per share, other than certain shares purchased by executive officers under Good Guys' Employee Stock Purchase Plan or its Deferred Pay and Profit-Sharing Plan. Mr. Weller has a warrant to purchase 15,000 shares of Good Guys common stock, exercisable at a price above $2.05 per share. All of Good Guys' officers and directors hold options to acquire shares of Good Guys common stock. With the exception of the following options, all of the options held by Good Guys' officers and directors have exercise prices that are substantially above $2.05 per share:

     o a 50,000 share option granted in February 2003 to David A. Carter in connection with his becoming a Vice President of Good Guys, exercisable at $1.84 per share;

     o a 250,000 share option granted in August 2003 to Thomas F. Herman in connection with his becoming President of Good Guys, exercisable at $1.25 per share;

     o 50,000 share options granted in August 2003 to Mary F. Doan, Jason Dillon and Michael Mohan, in connection with their becoming Vice Presidents of Good Guys, exercisable at $1.25 per share; and

     o in connection with Good Guys regular annual grant of options to employees, made in July 2003 at an exercise price of $1.44 per share, 20,000 share options granted to Kenneth R. Weller and Cathy A. Stauffer, 10,000 share options granted to David A. Carter, Jeff G. Linden and John J. DeLuca and 5,000 share options granted to Mary F. Doan, Jason Dillon and Michael Mohan.

     Certain directors and executive officers also hold, in the aggregate, 115,500 options to purchase Good Guys common stock that were granted prior to November 8, 2000. Good Guys has made an offer to purchase these options at a price of $0.20 per share covered by the options, regardless of exercise price, in connection with satisfying one of the conditions to the merger. See "The Merger Agreement -- Stock Options and Stock Plans; Warrants" on page 29.

     As compensation for services to be rendered by them as members of the Good Guys Board of Directors during the year that commenced on the date of Good Guys' last annual meeting of stockholders, John E. Martin and Russell M. Solomon each received 41,667 shares of restricted common stock under the Good Guys 1994 Stock Incentive Plan. Those shares will fully vest immediately prior to the effective time of the merger.

     See "Security Ownership of Principal Stockholders and Management of Good Guys."

   Employment and Severance Arrangements

     In August 2000, Good Guys entered into an employment agreement with Kenneth
R. Weller, which was recently amended to extend the term of the agreement to August 15, 2006. Good Guys, however, may terminate Mr. Weller's employment at any time, provided that if the termination is without cause, Mr. Weller will be entitled to receive one-year severance pay based upon Mr. Weller's then current annual base salary. Also, in the employment agreement entered into in August 2000, Mr. Weller was granted an option to purchase 1,000,000 shares of Good Guys common stock at a price of $3.75 per share, exercisable over three years. Although the recent amendment to Mr. Weller's employment agreement extended the option until August 15, 2006, it will be canceled at the effective time of the merger pursuant to the terms of both Mr. Weller's employment agreement and the merger agreement.

     Good Guys is a party to severance agreements with the following other persons who are executive officers of Good Guys: Thomas F. Herman, Cathy A. Stauffer, David A. Carter, Michael Mohan, John J. DeLuca, Jeff G. Linden, Jason Dillon and Mary F. Doan. Under these agreements, all of which are substantially identical, in the event of their terminations without cause within 12 months of a change in control of Good Guys, such individuals are entitled to severance payments equal in the aggregate to 12 months salary (or in the case of each of Mr. Herman and Ms. Stauffer, severance payments equal in the aggregate to 18 months salary), payable on the same schedule such payments would have been made had they remained employed.

   Indemnification and Insurance

     Under the terms of the merger agreement, from and after the effective time of the merger, CompUSA is obligated for a period of five years to continue in full force and effect the indemnification rights presently in effect for certain officers and directors of Good Guys. Pursuant to indemnification agreements, these individuals have the right to be indemnified against any expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding arising out of matters existing or occurring at or prior to the effective time of the merger. If the merger closes, CompUSA must cause the surviving corporation to honor the indemnification agreements in effect for Good Guys' officers and directors. In addition, CompUSA is obligated to keep in effect for five years the existing officers' and directors' liability insurance maintained by Good Guys, subject to a limitation on the amount of insurance premium CompUSA would have to pay for that purpose.

Financing for the Merger

     CompUSA intends to fund the merger consideration with cash on-hand from its indirect parent, US Commercial.

Hart-Scott-Rodino Filings

     Under the Hart-Scott-Rodino Act, and the rules promulgated thereunder, certain transactions, including the merger, may not be consummated until Notification and Report Forms pursuant to the Act have been filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting period requirements have been satisfied. On October 21, 2003, each of Good Guys and CompUSA filed a Notification and Report Form pursuant to the Act with the Antitrust Division and the FTC. The waiting period under the Act has been terminated. At any time before or after the effective time of the merger, the FTC, the Antitrust Division or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the consummation of the merger, to rescind the merger or to require either CompUSA or Good Guys to divest substantial assets. Neither Good Guys nor CompUSA believes the merger will violate the antitrust laws. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Litigation

     On October 1, 2003, plaintiff Connie Seers filed a complaint (Case No. RG3119592) purportedly on behalf of a putative class of Good Guys stockholders in the Superior Court of the State of California for Alameda County against Good Guys and its directors. The complaint alleges, among other things, breach of fiduciary duty in connection with the proposed merger of Good Guys and CompUSA, that the individual defendants engaged in self-dealing, that the individual defendants failed to take steps to maximize the value of Good Guys to its public stockholders and that the individual defendants structured the transaction to meet the specific needs of CompUSA. The complaint seeks preliminary and permanent injunctive relief, including, but not limited to, enjoining the consummation of the proposed merger, and plaintiff's attorneys' fees and costs in pursuing the action. Good Guys believes the claims to be without merit and intends to defend this lawsuit vigorously.

Material United States Federal Income Tax Considerations

     Upon consummation of the merger, each outstanding share of Good Guys common stock will be converted into the right to receive $2.05 in cash, without interest, subject to reduction for applicable withholding or stock transfer taxes. The following discussion is a summary of the principal federal income tax consequences of the merger to the Good Guys stockholders whose shares of common stock are surrendered pursuant to the merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights). The discussion below does not purport to deal with all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances, and is not intended for stockholders subject to special treatment under the federal income tax law, including insurance companies, tax exempt organizations, financial institutions, broker-dealers, foreign persons, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock upon the exercise of employee options or otherwise as consideration. In addition, the discussion below does not consider the effect of any applicable state, local or foreign tax laws. The discussion below is based upon current provisions of the Internal Revenue Code of 1986, as amended, currently applicable treasury regulations promulgated thereunder, and judicial and administrative decisions and rulings. Future legislative changes, judicial administrative changes or interpretations could alter or modify the statements and conditions set forth herein, and these changes or interpretations could be retroactive and could affect the tax consequences to the Good Guys stockholders.

     This discussion does not address all aspects of federal income taxation that may be important to a stockholder based on such holder's particular circumstances and does not address any aspect of state, local or foreign tax laws. Because individual circumstances may differ, each stockholder is urged to consult such stockholder's own tax advisor to determine the applicability of the rules discussed below to such stockholder and the particular tax effects of the merger, including the application and effect of state, local and other tax laws. Foreign stockholders should consult with local advisors as to the tax consequences of the merger.

     The receipt of cash pursuant to the merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended. In general, for federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the cash received by the stockholder pursuant to the merger agreement and the stockholder's adjusted tax basis in the shares of common stock surrendered pursuant to the merger agreement. Such gain or loss will be a capital gain or loss. The rate at which any such gain will be taxed to non-corporate stockholders (including individuals, estates and trusts) will, as a general matter, depend upon each stockholder's holding period for the shares of common stock at the effective time of the merger. If a non-corporate stockholder's holding period for the shares of common stock is more than one year, either a 15% or 5% capital gains rate generally will apply to such gain, depending on the amount of taxable income of such stockholder for such year. If the stockholder's holding period for the shares of common stock is one year or less, such gain will be taxed at the same rates as ordinary income. Capital loss generally is deductible only to the extent of capital gain plus ordinary income of up to $3,000. Net capital loss in excess of $3,000 may be carried forward to subsequent taxable years.

     For corporations, capital losses are allowed only to the extent of capital gains, and net capital gain is taxed at the same rate as ordinary income. Corporations generally may carry capital losses back up to three years and forward up to five years.

     Payment in connection with the merger may be subject to "backup withholding" at a 28% rate. Backup withholding generally applies if the stockholder fails to furnish such stockholder's social security number or other taxpayer identification number ("TIN"), or furnishes an incorrect TIN. Backup withholding is not an additional tax but merely a creditable advance payment which may be refunded to the extent it results in an overpayment of tax, provided that specific required information is furnished to the Internal Revenue Service. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include reportable payments in income. Stockholders should consult with their own tax advisers as to the qualifications and procedures for exemption from backup withholding.

Delisting and Deregistration of Good Guys Common Stock

     Good Guys common stock currently is traded on the Nasdaq National Market under the symbol "GGUY." Upon consummation of the merger, Good Guys common stock will be delisted from the Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, as amended. Following the merger, Good Guys stockholders will be instructed to exchange their outstanding stock certificates for the merger consideration. See "The Merger Agreement -- Procedures for Exchange of Stock Certificates" on page 25.

                              THE MERGER AGREEMENT

     The following is a brief summary of the material provisions of the merger agreement, a copy of which is attached as Appendix A to this document and is incorporated herein by reference. The summary is not complete and is qualified in its entirety by reference to the merger agreement. You are urged to review the merger agreement carefully in its entirety.

The Merger

     The merger agreement provides that Merger Sub will be merged with and into Good Guys. At the time of the merger, the separate corporate existence of Merger Sub will cease and Good Guys will continue as the surviving corporation. The merger will become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or at such later time as agreed by Good Guys, CompUSA and Merger Sub and specified in the certificate of merger.

Treatment of Good Guys Common Stock

     At the time of the merger, each issued and outstanding share of Good Guys common stock, other than shares held by Merger Sub, held in the treasury of Good Guys or held by stockholders who are entitled to and who have properly exercised their appraisal rights, will be converted into the right to receive $2.05 in cash, without interest, subject to reduction for applicable withholding or stock transfer taxes.

Procedures for Exchange of Stock Certificates

     At the time of the merger, CompUSA will cause to be deposited with an exchange agent, for the benefit of the holders of the shares of Good Guys common stock, cash sufficient to pay the aggregate merger consideration in exchange for the shares of Good Guys common stock outstanding immediately prior to the effective time of the merger upon due surrender of the certificates representing Good Guys common stock. As soon as reasonably practicable after the effective time, the exchange agent shall mail to each record holder of Good Guys common stock a letter of transmittal and instructions for use in effecting the surrender of the certificates for payment. Holders of certificates who surrender their certificates to the exchange agent together with a duly executed letter of transmittal will be entitled to receive $2.05 in cash per share, without interest, subject to reduction for applicable withholding or stock transfer taxes. The surrendered Good Guys certificates will be canceled.

     From and after the effective time, the holders of Good Guys common stock will cease to have any rights with respect to such shares, except as provided in the merger agreement or under applicable law.

     Any portion of the cash deposited with the exchange agent that remains undistributed to Good Guys stockholders for six months after the effective time of the merger will be returned to the surviving corporation. After such six-month period, any Good Guys stockholder must look only to the surviving corporation for payment of the consideration under the merger agreement.

     The surviving corporation or the exchange agent is entitled to deduct and withhold from the consideration otherwise payable to any holder of Good Guys common stock the amounts it is required to deduct and withhold with respect to the payment of such consideration under the Internal Revenue Code or any provision of state, local or foreign tax law. Any amounts withheld will be treated as having been paid to the holder of the shares of Good Guys common stock.

     If any Good Guys certificate is lost, stolen or destroyed, the Good Guys stockholder must provide an appropriate affidavit of that fact. The surviving corporation may require the owner of such lost, stolen or destroyed Good Guys certificate to post a bond in a reasonable amount as indemnity against any claim that may be made against the surviving corporation with respect to the Good Guys certificate alleged to have been lost, stolen or destroyed.

     Holders of Good Guys common stock should not send in their Good Guys certificates to the exchange agent until they receive a transmittal form from the exchange agent.

Representations and Warranties

     The merger agreement contains specified representations and warranties made by Good Guys relating to its business, operations and financial condition, including representations and warranties relating to:

     o its and its subsidiaries' organization, good standing and qualification;

     o    its capitalization;

     o its corporate power and authority to execute, deliver and perform its obligations under the merger agreement and to consummate the merger;

     o governmental or regulatory consents and approvals required for the consummation of the merger;

     o the absence of conflicts between the merger agreement and Good Guys' charter documents, any material contracts or applicable law;

     o its reports and financial statements, the absence of certain changes since February 28, 2003, and the absence of undisclosed liabilities;

     o    litigation;

     o    employee benefit plans and labor matters;

     o    title to properties and absence of liens and encumbrances;

     o    intellectual property;

     o    insurance matters;

     o    environmental matters;

     o    material contracts, as defined by the merger agreement;

     o conduct of the business in the ordinary course and in accordance with Good Guys' charter documents and contracts;

     o    compliance with laws and permits;

     o    taxes;

     o    affiliate transactions;

     o    brokers' and finders' fees with respect to the merger;

     o inapplicability of takeover statutes to the merger or the transactions contemplated by the merger agreement;

     o the accuracy of information supplied for inclusion in this proxy statement;

     o    Good Guys' relationship with its suppliers;

     o    bank accounts; and

     o    the opinion of Good Guys' financial advisor.

     In addition, the merger agreement contains representations and warranties made by CompUSA and Merger Sub with respect to, among other things:

     o    their organization and good standing;

     o their corporate power and authority to execute, deliver and perform their obligations under the merger agreement and to consummate the merger;

     o the absence of conflicts between the merger agreement and their charter documents, contracts or applicable laws;

     o governmental or regulatory consents and approvals required for the consummation of the merger;

     o    financing;

     o    litigation;

     o the accuracy of information supplied to Good Guys for inclusion in this proxy statement; and

     o    brokers' and finders' fees with respect to the merger.

Conduct of Business Pending the Merger

   Operational Covenants

     The merger agreement provides, among other things, that Good Guys will not take any action outside the ordinary course of business, consistent with past practice, without the prior written consent of Merger Sub, including the following:

     o amend its corporate governance documents or change the size of its Board of Directors;

     o issue any stock, except pursuant to options previously granted or under the Good Guys employee stock option plans or warrants previously granted;

     o authorize, declare, set aside or pay any dividend or redeem, purchase or otherwise acquire any shares of Good Guys stock;

     o split, combine or reclassify any Good Guys' common stock or other equity interests;

     o    acquire another business;

     o    make capital expenditures above a specified amount;

     o    modify any specified material contract or agreement;

     o    sell, lease or encumber any real property;

     o enter into any employment agreements for key personnel or grant any severance pay to any director, officer or key employee;

     o amend or change the terms of any options, warrants or restricted stock;

     o    make changes in compensation and employee benefit plans;

     o incur any further debt, guarantee any other party's debt or make any loans except in specified circumstances;

     o    settle or compromise any litigation above a specified amount;

     o change any accounting method or revalue any asset, except as required by GAAP;

     o    make any tax election inconsistent with past practice;

     o    permit any insurance policy to be canceled or terminated;

     o enter into any new material line of business or make capital contributions to another party; and

     o take any action that would make Good Guys' representations or warranties materially incorrect.

No Solicitation of Transactions

     The merger agreement provides that Good Guys:

     o will cease all activities, discussions or negotiations with any parties with respect to any takeover proposal; and

     o will not, and will not permit or authorize any of its subsidiaries or any of their representatives to: solicit or initiate or encourage, directly or indirectly, any inquiries regarding a takeover proposal; participate in any discussions or negotiations with or provide information to any person concerning any actual or potential takeover proposal; or enter into any agreement or approve any takeover proposal, except as necessary for the Good Guys Board of Directors (after receiving advice from outside counsel) to comply with its fiduciary duties under applicable law.

     The term "takeover proposal" means, any inquiry, proposal or offer, whether in writing or otherwise, to acquire beneficial ownership of all or a material portion of the assets of Good Guys or any of its subsidiaries or 20% or more of any class of equity securities of Good Guys or any of its subsidiaries whether by merger, consolidation, recapitalization, purchase of assets, tender offer or otherwise. Good Guys is required to notify CompUSA of any takeover proposal in writing within one business day of receipt of such proposal.

     Notwithstanding the above, the terms of the merger agreement do not prevent Good Guys or its Board of Directors from:

     o taking and disclosing to Good Guys stockholders a position with respect to any tender or exchange offer by a third party;

     o disclosing information concerning its business, properties or assets to any party that enters into a confidentiality agreement with Good Guys on terms and conditions similar to its confidentiality agreement with CompUSA;

     o engaging in discussions or negotiations with any person who has submitted a "superior proposal" if the board of directors determines in good faith (after receiving advice from legal counsel) that such action is required to comply with its fiduciary duties under applicable law; the term "superior proposal" means an unsolicited written proposal to acquire, directly or indirectly, 25% or more of the shares of Good Guys common stock or substantially all of the assets of Good Guys, which the Board of Directors determines in good faith is reasonably likely to be consummated within a reasonable time and is (based in part upon consulting with Good Guys' financial advisor) more favorable to Good Guys stockholders than the merger with Merger Sub and is not subject to a financing contingency; or

     o withdrawing or modifying its approval or recommendation of the merger agreement, recommending a takeover proposal, or entering into an agreement with respect to a takeover proposal terminating the merger agreement, if (i) Good Guys has received a superior proposal, (ii) the Good Guys Board of Directors determines in good faith (after receiving advice from outside counsel) that such action is necessary in order for the directors to comply with their fiduciary duties under applicable law and (iii) if at least 3 business days after receiving notice of the material terms and conditions of the superior proposal, CompUSA does not make an offer that permits the Good Guys Board of Directors to determine (after consultation with its financial advisors and outside counsel) that the merger will be as favorable as the superior proposal (taking into account the termination fee). In that event, upon payment of the termination fee, Good Guys may terminate the merger agreement.

Stockholders Meetings

     Pursuant to the merger agreement, Good Guys has agreed to convene a meeting of the holders of its common stock to consider and vote upon the approval and adoption of the merger agreement and the merger. In addition, Good Guys has agreed that it will use its reasonable best efforts, except as otherwise described with respect to superior proposals above, to solicit from the stockholders of Good Guys proxies in favor of the merger.

Proxy Statement; Reasonable Best Efforts; Cooperation

     CompUSA and Good Guys have agreed to cooperate with one another to prepare and file this proxy statement with the Securities and Exchange Commission ("SEC") and respond promptly to any SEC comments. In addition, CompUSA and Good Guys each has agreed to cooperate with the other and use reasonable best efforts to cause to be done all things, necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the merger agreement.

Nasdaq Listing

     CompUSA and Good Guys have agreed to cooperate with one another to take all actions necessary after the merger becomes effective to cause the shares of Good Guys common stock to be de-listed from the Nasdaq National Market and de-registered under the Exchange Act.

Stock Options and Stock Plans; Warrants

     The merger agreement provides that with respect to all options to purchase shares of Good Guys common stock granted under any of Good Guys' stock option plans:

     o if the options were granted on or after November 8, 2000 pursuant to Good Guys' 1985 Stock Option Plan or 1994 Stock Incentive Plan, Good Guys will take all actions to provide that, at the effective time of the merger, such outstanding options shall be canceled and Good Guys will provide the notice to stockholders required under such stock option plans; and

     o if the options were issued prior to November 8, 2000 pursuant to Good Guys' 1985 Stock Option Plan or 1994 Stock Incentive Plan, Good Guys will use its reasonable best efforts to provide that, at the effective time of the merger, whether or not then exercisable or vested, such options shall be canceled in accordance with applicable law and in a manner reasonably acceptable to CompUSA and Good Guys. It is a condition to the consummation of the merger that not less than seventy-five percent (75%) of such options issued prior to November 8, 2000 shall have been terminated, without any further liability to Good Guys or its subsidiaries. The merger agreement also provides that in connection with the cancellation of such options, Good Guys will not provide consideration to the holders in cash in excess of $100,000 in the aggregate. To satisfy this condition, Good Guys has made an offer to purchase these options at a price of $0.20 per share covered by the options, regardless of exercise price.

     In addition, the merger agreement requires that, as of the effective time of the merger, the option for 1,000,000 shares of Good Guys common stock granted to Kenneth R. Weller on August 15, 2000, whether or not then exercisable or vested, will be canceled.

     The merger agreement provides that, upon consummation of the merger, warrants and other rights with respect to the shares of Good Guys common stock (other than the shares of common stock issuable upon conversion of the $5 million unsecured subordinated convertible promissory note issued to CompUSA in connection with the merger agreement) shall automatically be converted into the right to receive upon exercise of the rights under such warrants or other rights, the merger consideration for which such warrant or other right could have been exercised immediately prior to the effective time.

     The merger agreement requires that the Good Guys Board of Directors take all commercially reasonable action to cause Good Guys' Employee Stock Purchase Plan, option plans and other compensatory plans (other than existing medical, health and dental plans) to be terminated prior to the effective time of the merger and, with respect to the Employee Stock Purchase Plan, to return all cash accumulated in each participant's account to such participants prior to the effective time of the merger.

Employee Benefits

     Pursuant to the merger agreement, for a six-month period commencing at the effective time of the merger, CompUSA will maintain each of the Good Guys' employee benefit plans (other than stock-based plans), provided that CompUSA may substitute another plan or arrangement for any such plan so long as it offers comparable benefits taken as a whole. In addition, if the costs of maintaining such Good Guys' employee benefits plans increases, CompUSA may proportionately increase the fees for participation in such employee benefit plans. In addition, the merger agreement requires CompUSA to honor the terms of certain existing employment and indemnification agreements.

Expenses

     Except as otherwise provided in the merger agreement, whether or not the merger is consummated, all fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such fees, costs and expenses.

Indemnification; Directors' and Officers' Insurance

     The merger agreement provides that, from and after the effective time of the merger, CompUSA is required to honor and to cause the surviving corporation to honor, the indemnification rights presently in effect for certain officers and directors of Good Guys and its subsidiaries. Pursuant to indemnification agreements and provisions in Good Guys' charter documents and bylaws, these individuals have the right to be indemnified against any expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding. Further, CompUSA agrees, for a period of five years after the merger, that it will not and will not permit the surviving corporation to amend, modify or repeal any provision of such charter documents or bylaws relating to indemnification of officers, directors and/or employees.

     The merger agreement further provides that for five years after the merger, CompUSA and the surviving corporation will maintain officers' and directors' liability insurance for acts or omissions occurring at or prior to the effective time of the merger covering each person currently covered by Good Guys' officers' and directors' liability insurance policy, and on terms reasonably comparable to those of the current policy; provided, however, that such coverage can be maintained at an annual cost not greater than 200% of Good Guys' current premium level. If the current level of coverage cannot be maintained, then CompUSA or surviving corporation will provide as much insurance as can be maintained at a cost equal to 200% of the premium level for Good Guys' current insurance policy.

Conditions of Merger

     The respective obligations of each party to effect the merger are subject to the satisfaction of the following conditions:

     o the merger agreement and the merger shall have been approved and adopted by Good Guys stockholders;

     o no statute, rule, regulation, judgment, writ, decree, order or injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any governmental entity that has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the merger; and

     o any waiting period under the Hart-Scott-Rodino Act shall have been terminated or shall have expired.

     The obligations of Good Guys to effect the merger are also subject to waiver by Good Guys or satisfaction at or prior to the effective time of the merger of the following conditions:

     o each of CompUSA and Merger Sub shall have performed in all material respects their respective agreements contained in the merger agreement required to be performed on or prior to the effective time of the merger;

     o the representations and warranties made by each of CompUSA and Merger Sub contained in the merger agreement will be true and correct in all respects on and as of the effective time of the merger except to the extent the cumulative effect of all inaccuracies in such representations and warranties (for this purpose disregarding any qualification or limitation as to knowledge, materiality or material adverse effect) would not be reasonably likely to have a material adverse effect on the ability of CompUSA and/or Merger Sub to effect the merger or perform their respective obligations under the merger agreement (a "purchaser material adverse effect"); and

     o since the date of the merger agreement, there shall not have been a purchaser material adverse effect.

     The obligations of CompUSA and Merger Sub to effect the merger are also subject to the waiver by CompUSA and Merger Sub or satisfaction at or prior to the effective time of the merger of the following conditions:

     o Good Guys shall have performed in all material respects its agreements contained in the merger agreement required to be performed by it on or prior to the effective time of the merger;

     o the representations and warranties made by Good Guys contained in the merger agreement will be true and correct in all respects on and as of the effective time of the merger except to the extent the cumulative effect of all inaccuracies in such representations and warranties (for this purpose disregarding any qualification or limitation as to knowledge, materiality or material adverse effect) would not be reasonably likely to have a "material adverse effect" on Good Guys, as defined in the merger agreement;

     o since the date of the merger agreement, there shall not have been a material adverse effect on Good Guys;

     o Good Guys shall have obtained and provided to CompUSA certain specified third party consents;

     o not less than seventy-five percent (75%) of the stock options of Good Guys granted prior to November 8, 2000 under any of Good Guys' stock option plans shall have been terminated, without any further liability to Good Guys or its subsidiaries; and

     o all notices, applications, approvals, consents and waivers from any governmental entity required pursuant to the merger agreement shall have been obtained or furnished.

Termination

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after the approval by stockholders of Good Guys:

     o by mutual written consent of the boards of directors of CompUSA, Merger Sub and Good Guys;

     o by CompUSA, Merger Sub or Good Guys if any governmental authority issues a final order, decree or ruling or takes any other action permanently restraining, enjoining or prohibiting the transactions contemplated by the merger agreement;

     o by CompUSA, Merger Sub or Good Guys, if the Good Guys stockholders fail to approve the merger;

     o by CompUSA or Merger Sub if, without any material breach by either such party, the merger has not been completed by March 15, 2004;

     o by Good Guys if, without any material breach on its part, the merger has not been completed by March 15, 2004;

     o    by Good Guys:

          o if the Good Guys Board of Directors has approved a superior proposal; or

          o if CompUSA or Merger Sub has breached its representations, warranties, covenants or other agreements contained in the merger agreement and the cumulative effect of all such inaccuracies of such representations and warranties (for this purpose disregarding any qualification or limitation as to knowledge, materiality or purchaser material adverse effect) would be reasonably likely to have a purchaser material adverse effect, and such breach is either not curable or, if curable, is not cured within 10 business days after written notice of such breach is given to Good Guys.

     o    by CompUSA or Merger Sub:

          o if the Good Guys Board of Directors has withdrawn, or modified or changed in a manner adverse to CompUSA or Merger Sub, its approval or recommendation of the merger agreement or the merger, or shall have approved a takeover proposal, of if Good Guys shall have entered into an agreement to effect a takeover proposal;

          o if a tender offer or exchange offer relating to the securities of Good Guys has been commenced and the Good Guys Board of Directors shall not have recommended that Good Guys stockholders reject such tender offer or exchange offer within 10 business days after the commencement thereof;

          o if, with respect to a party other than CompUSA and/or its affiliates, the Good Guys Board of Directors waives the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law;

          o if Good Guys has taken any actions in breach of its non-solicitation of transactions obligations; or

          o if Good Guys has breached its representations, warranties, covenants or other agreements contained in the merger agreement and the cumulative effect of all such inaccuracies (for this purposes disregarding any qualification or limitation as to knowledge, materiality or material adverse effect) would be reasonably likely to have a material adverse effect on Good Guys, and such breach is either not curable or, if curable, is not cured within 10 business days after written notice of such breach is given to Good Guys.

Effect of Termination and Termination Fees

     If the merger agreement is terminated, no party will have any liability or obligation to the other party, other than obligations with respect to indemnification, expenses incurred in connection with the merger agreement and related transactions, and liability for breaches of a party's representations, warranties, covenants or agreements in the merger agreement.

     In addition, under the merger agreement Good Guys may be required to pay a termination fee or reimburse CompUSA for its expenses if the merger agreement is terminated under the specified circumstances. The following conditions give rise to the payment of termination fees and/or expenses by Good Guys:

     o If CompUSA or Merger Sub terminates the merger agreement for any of the following reasons, or if Good Guys terminates the merger agreement because it has approved a superior proposal, Good Guys must pay CompUSA, at the time of termination, $1.8 million:

     o the Good Guys Board of Directors has withdrawn or modified its approval or recommendation of the merger agreement or has approved a takeover proposal;

     o a tender or exchange offer relating to the securities of Good Guys has been commenced and the Good Guys Board of Directors shall not have recommended that Good Guys stockholders reject such tender offer or exchange offer within 10 business days after the commencement thereof; or

     o Good Guys has taken an action in breach of its obligations regarding the non-solicitation of transactions.

     o If Good Guys, CompUSA or Merger Sub terminates the merger agreement for any of the below-listed reasons: (1) in each case after Good Guys' receipt of a takeover proposal, and within 12 months after such termination, Good Guys enters into an agreement with respect to a takeover proposal, Good Guys must pay CompUSA a termination fee of $1.8 million at the time of entering into such agreement, or (2) Good Guys has not received a takeover proposal at the time of termination, and within 9 months after such termination, Good Guys enters into an agreement with respect to a takeover proposal, Good Guys must reimburse CompUSA for $900,000 of CompUSA's deal related expenses, at the time of entering into such agreement:

     o    stockholders of Good Guys fail to approve the merger;

     o without any material breach by CompUSA or Merger Sub (or in the case of a termination by Good Guys, without any material breach by Good
          Guys) of their respective obligations under the merger agreement, the merger has not been completed by March 15, 2004; or

     o if Good Guys has breached its representations, warranties, covenants or other agreements contained in the merger agreement and the cumulative effect of all such inaccuracies (for this purposes disregarding any qualification or limitation as to knowledge, materiality or material adverse effect) would be reasonably likely to have a material adverse effect on Good Guys, and such breach is either not curable or, if curable, is not cured within 10 business days after written notice of such breach is given to Good Guys.

Acceleration of Convertible Note on Termination

     Upon entering into the merger agreement, CompUSA acquired a $5 million two-year unsecured subordinated convertible promissory note issued by Good Guys' operating subsidiary, Good Guys California, Inc. Pursuant to the terms of the note, in the event that Good Guys stockholders fail to approve the merger at a stockholder meeting or the merger agreement is otherwise terminated a result of the failure to receive stockholder approval, 90 days following such failure, CompUSA may declare the note due and payable. The terms of the note and the consequences on the note of the failure to consummate the merger are discussed in more detail in "Convertible Note" on page 35.

Amendment

     The merger agreement may be amended by the parties to the agreement by action taken by CompUSA and Merger Sub, and by action taken by or on behalf of the Good Guys Board of Directors at any time before the effective time of the merger; provided, however, that after approval of the merger by the stockholders of Good Guys, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Good Guys common stock will be converted at the closing of the merger.

Extension; Waiver

     At any time prior to the effective time of the merger, any party may (i) extend the time for performance of any of the obligations or other acts of the other parties to the merger agreement, (ii) waive any inaccuracies in the representations and warranties of the other parties contained in the merger agreement or in any document delivered pursuant thereto and (iii) waive compliance by the other parties to the merger agreement with any of their agreements or conditions contained in the merger agreement.

Appraisal Rights

     Notwithstanding any provision of the merger agreement to the contrary, any shares of common stock held by a holder who does not vote to approve the merger and complies with all the provisions of Section 262 of the Delaware General Corporation Law concerning the right to dissent from the merger and require payment of fair value shall not be converted into the right to receive the merger consideration pursuant to the merger agreement, but the holder shall only be entitled to the right to receive such consideration as may be determined to be due to such holder pursuant to the Delaware General Corporation Law. If a holder of shares of common stock who demands appraisal of such shares under the Delaware General Corporation Law withdraws his or her demand or fails to perfect or otherwise loses his or her right of appraisal, his or her shares will be deemed to be converted as of the effective time of the merger into the right to receive the merger consideration.

     The following is a summary of the principal provisions of Section 262 and does not purport to be a complete description. A copy of Section 262 is attached to this proxy statement as Appendix C. Failure to take any action required by
Section 262 will result in a termination or waiver of a stockholder's rights under Section 262.

     A stockholder electing to exercise appraisal rights must (a) deliver to Good Guys, before the Good Guys stockholders vote on the merger agreement, a written demand for appraisal that is made by or on behalf of the person who is the holder of common stock for which appraisal is demanded and (b) not vote in favor of adopting the merger agreement. The demand must be delivered to Good Guys, Inc. at 1600 Harbor Bay Parkway, Suite 200, Alameda, CA 94502,
Attention: Secretary. A proxy or vote against adopting the merger agreement does not constitute a demand. A stockholder electing to take such action must do so by a separate written demand that reasonably informs Good Guys of the name and mailing address of the holder of record and of such stockholder's intention to demand appraisal of such holder's common stock. Because a proxy left blank will, unless revoked, be voted FOR adoption and approval of the merger agreement, a stockholder electing to exercise appraisal rights who votes by proxy must not leave the proxy blank but must vote AGAINST adoption of the merger agreement or ABSTAIN from voting for or against adoption of the merger agreement, in addition to making a separate demand for appraisal. If the demand is not physically received by Good Guys before the special meeting, irrespective of when mailed, then the demand will not be considered mailed.

     Only the holder of record of common stock is entitled to demand appraisal rights for common stock registered in that holder's name. The demand must be executed by or for the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be executed in that capacity. If common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; however, the agent must identify the owner or owners of record and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners of record. A holder of record, such as a broker, who holds common stock as nominee for beneficial owners may exercise a holder's right of appraisal with respect to common stock held for all or less than all of such beneficial owners. In such case, the written demand should set forth the number of shares of common stock covered by the demand. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock standing in the name of the holder of record.

     Within 10 days after the effective time of the merger, the surviving corporation will send notice of the effectiveness of the merger to each person who prior to the effective time of the merger satisfied the foregoing conditions. Any stockholder entitled to appraisal rights may, within 20 days after the date of the mailing of the notice, demand in writing from Good Guys the appraisal of his or her Good Guys shares.

     Within 120 days after the effective time of the merger, the surviving corporation or any stockholder who has satisfied the foregoing conditions may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the common stock held by all stockholders entitled to appraisal. Good Guys does not currently intend to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition to appraise the value of their common stock or that the surviving corporation will initiate any negotiations with respect to the "fair value" of such common stock. Accordingly, holders of common stock should initiate all necessary action to perfect their appraisal rights within the time periods prescribed in Section 262.

     Within 120 days after the effective time of the merger, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, is entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of common stock not voted in favor of the merger and with respect to which demands for appraisal have been made and the aggregate number of holders of such common stock. The surviving corporation is required to mail such statement within 10 days after it receives a written request to do so, or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

     If a petition for an appraisal is timely filed and a copy is delivered to the surviving corporation, the surviving corporation must then provide the Delaware Court of Chancery with a list of the stockholders who have demanded appraisal rights. After notice to those stockholders, the Court can conduct a hearing to determine the stockholders entitled to appraisal rights. The Court may require stockholders who have demanded payment for their shares to submit their stock certificates to the Court for a notation thereon, and if any stockholder fails to comply with the requirement, the Court may dismiss the proceedings as to such stockholder. At a hearing on the petition, the Court will determine the stockholders entitled to appraisal rights and will appraise the common stock owned by such stockholders, determining its "fair value" exclusive of any element of value arising from the accomplishment or expectation of the merger and will determine the amount of interest, if any, to be paid upon the value of the common stock of the stockholders entitled to appraisal. Any such judicial determination of the "fair value" of common stock could be based upon considerations other than or in addition to the price paid in the merger and the market value of common stock, including asset values, the investment value of the common stock and any other valuation considerations generally accepted in the investment community. The value so determined for common stock could be more than, less than or the same as the consideration paid pursuant to the merger agreement. The Court may also order that all or a portion of any stockholder's expenses incurred in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all common stock entitled to appraisal.

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to such demand for any purpose or be entitled to dividends or other distributions on that common stock (other than those payable or deemed to be payable to stockholders of record as of a date prior to the effective time of the merger).

     Holders of common stock lose the right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if a stockholder delivers to the surviving corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger, except that any such attempt to withdraw made more than 60 days after the effective time of the merger requires the surviving corporation's written approval. If appraisal rights are not perfected or a demand for appraisal rights is withdrawn, a stockholder will be entitled to receive the consideration otherwise payable pursuant to the merger agreement.

     If an appraisal proceeding is timely instituted, such proceeding may not be dismissed without the approval of the Delaware Court of Chancery as to any stockholder who has perfected a right of appraisal.

     Failure by the stockholder to take any required step to perfect appraisal rights may result in termination of the appraisal rights. Because the appraisal provisions of the Delaware General Corporation law are so complex, stockholders who are considering exercising their appraisal rights under Section 262 should consult with their legal advisors.

     The merger agreement requires that Good Guys give CompUSA (a) prompt notice of any demands for appraisal of any shares of common stock received by Good Guys and (b) the opportunity to participate in and control all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The merger agreement further provides that Good Guys shall not, without the prior written consent of CompUSA, make any payment with respect to any demands for appraisal of common stock or offer to settle or otherwise negotiate any such demands.

                                CONVERTIBLE NOTE

Features of the Note

     Upon entering into the merger agreement, CompUSA invested $5 million in Good Guys by acquiring a two-year unsecured subordinated convertible promissory note issued by the Good Guys' operating subsidiary, Good Guys California, Inc. The note bears interest at a rate of 3% per year. Principal and accrued interest on the note are convertible at any time at the option of CompUSA into Good Guys common stock at a conversion price of $2.05 per share. The note is subordinated to Good Guys California's indebtedness under its senior credit facility with Bank of America and General Electric Capital Corporation.

     The note matures and must be repaid on September 29, 2005. Interest is not payable until the note matures. CompUSA has the option to extend the maturity date to a date no later than September 29, 2006 by giving Good Guys notice not later than August 30, 2005.

Events of Default; Acceleration of the Note if Merger is Not Approved

     The note includes customary events of default, and, in addition, CompUSA may declare the note in default and demand payment upon:

     o a breach by Good Guys of any of its representations or warranties contained in the merger agreement that Good Guys does not cure following notice from CompUSA; and

     o the 90th day following the stockholders of Good Guys failing to approve the merger at a stockholder meeting or the merger agreement otherwise terminating as a result of the failure to receive stockholder approval.

     Upon an event of default, CompUSA may declare the note, including all accrued interest, immediately due and payable. In addition, upon an event of default under the note, the interest rate on the note increases to 5% for as long as the default is continuing.

Cross Default with Good Guys Senior Credit Facility

     A default under the note would be a default under Good Guys' senior credit facility to which the note is subordinated, entitling Good Guys' senior lenders to demand repayment of all amounts outstanding under the credit facility. On November 10, 2003, $51,573,192 was outstanding under Good Guys' senior credit facility.

Conversion of the Note in the Event of a Superior Proposal

     In the event that Good Guys receives a superior proposal which is accepted by Good Guys stockholders, CompUSA could elect to convert the note into Good Guys common stock at the conversion price of $2.05 per share pursuant to the terms of the note. By converting the note, CompUSA would be able to participate in the transaction as a stockholder.

                        INFORMATION CONCERNING GOOD GUYS

     Good Guys was incorporated in California in 1976. On March 4, 1992, Good Guys changed its state of incorporation from California to Delaware by merging into a wholly owned Delaware subsidiary formed for that purpose. In September 1995, Good Guys transferred substantially all of its assets and liabilities to Good Guys California, Inc., its wholly owned operating subsidiary.

     Good Guys is a leading specialty retailer of higher-end consumer entertainment electronics products and operates 71 stores in California, Washington, Oregon and Nevada. In California, 19 stores are located in the San Francisco Bay area, 27 in the Greater Los Angeles/ Orange County Metropolitan Area, 3 in Sacramento, 7 in San Diego, and one each in Bakersfield, Fresno, Modesto and Stockton. In Washington, Oregon and Nevada, Good Guys operates 6 stores, 3 stores and 2 stores, respectively.

   SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF GOOD GUYS

     The following table sets forth information as of November 10, 2003, unless otherwise noted, regarding securities ownership by (i) each person who is known by Good Guys to own beneficially more than five percent of Good Guys common stock, (ii) the Chief Executive Officer, (iii) the current executive officers of Good Guys and two former executive officers who would have been included among the four most highly compensated officers had they been executive officers as of February 28, 2003, (iv) the directors of Good Guys, and (v) all current executive officers and directors as a group.

                                                                                     Common Stock
                                                                                Beneficially Owned(1)
                                                                                ---------------------
Name                                                                              Number      Percent
----                                                                            ---------     -------
   Royce & Associates, LLC (2) ..............................................    1,964,800       7.2%
    1414 Avenue of the Americas, New York, NY 10019
   Dimensional Fund Advisors, Inc (3) .......................................    1,474,100       5.4%
    1299 Ocean Avenue, Santa Monica CA 90401
   CompUSA Inc. (4) .........................................................    2,439,025       8.2%
    14951 North Dallas Parkway, Dallas, TX 75240
   Ronald A. Unkefer (5) ....................................................    1,435,500       5.0%
   Kenneth R. Weller (6) ....................................................    1,684,000       6.0%
   Thomas F. Herman (7) .....................................................       47,907         *
   John E. Martin (8) .......................................................      665,006       2.4%
   Russell M. Solomon (9) ...................................................      158,198         *
   Cathy A. Stauffer (10) ...................................................      161,851         *
   Peter G. Hanelt (11) .....................................................       90,597         *
   Jeff G. Linden (12) ......................................................       74,959         *
   John J. DeLuca (13) ......................................................       53,334         *
   George J. Hechtman (14) ..................................................       11,297         *
   Babak Ghaznavi (15) ......................................................       63,866         *
   David A. Carter (16) .....................................................       40,001         *
   Mary F. Doan (17) ........................................................          667         *
   Jason Dillon (18) ........................................................       15,500         *
   Michael Mohan (19) .......................................................       21,787         *
   All current executive officers and directors as a group (11 persons) (20)     2,923,210      10.2%

----------
*    Represents less than 1% of the outstanding shares.
(1) The stockholders named in the table have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
(2)  As of June 30, 2003.
(3) As of September 30, 2003. In the Form 13G filed on February 10, 2003, the stockholder reports sole voting and dispositive power, but disclaims beneficial ownership.
(4) Includes 2,439,025 shares issuable upon conversion of a $5 million unsecured subordinated convertible promissory note that is convertible within 60 days.
(5) Includes 1,435,500 shares issuable upon the exercise of outstanding warrants that are exercisable within 60 days.
(6) Includes 1,020,000 shares issuable upon the exercise of outstanding stock options and warrants that are exercisable within 60 days.
(7) Includes 20,000 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days.
(8) Includes 19,000 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days and 41,667 restricted shares.

(9) Includes 19,000 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days, 41,667 restricted shares and also includes 20,774 shares held in trusts established by Mr. Solomon as to which he disclaims beneficial interest.
(10) Includes 5,240 shares held by the trustee of The Good Guys' Deferred Pay and Profit-Sharing Plan and allocated to Ms. Stauffer, as to which Ms. Stauffer has voting power, and 132,500 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days.
(11) Includes 8,097 shares held by the trustee of The Good Guys' Deferred Pay and Profit-Sharing Plan and allocated to Mr. Hanelt, as to which Mr. Hanelt has voting power, and 7,500 shares issuable upon the exercise of outstanding stock options and warrants that are exercisable within 60 days. Mr. Hanelt is no longer an executive officer.
(12) Includes 70,667 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days.
(13) Includes 53,334 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days.
(14) Mr. Hechtman is no longer an executive officer.
(15) Includes 10,698 shares held by the trustee of The Good Guys' Deferred Pay and Profit-Sharing Plan and allocated to Mr. Ghaznavi, as to which Mr. Ghaznavi has voting power, and 53,168 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days. Mr. Ghaznavi is no longer an executive officer.
(16) Includes 40,001 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days.
(17) Includes 667 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days.
(18) Includes 711 shares held by the trustee of The Good Guys' Deferred Pay and Profit-Sharing Plan and allocated to Mr. Dillon, as to which Mr. Dillon has voting power, and 7,000 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days.
(19) Includes 1,120 shares held by the trustee of The Good Guys' Deferred Pay and Profit-Sharing Plan and allocated to Mr. Mohan, as to which Mr. Mohan has voting power, and 20,667 shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days.
(20) Includes 7,071 shares held by the trustee of The Good Guys' Deferred Pay and Profit-Sharing Plan and 1,402,836 shares issuable upon exercise of outstanding stock options and warrants that are exercisable within 60 days.

                 INFORMATION CONCERNING COMPUSA AND MERGER SUB

     CompUSA, established in 1988, is one of the nation's leading retailers and resellers of technology products and services. CompUSA currently operates 226 CompUSA Superstores in 90 major metropolitan markets across the United States that serve retail, small-to-medium businesses, corporate, government and education customers and includes technical service departments. Many of the stores include classroom-training facilities. CompUSA also operates a web site that offers an assortment of over 80,000 items at www.compusa.com. CompUSA is wholly owned by US Commercial.

     Merger Sub is a corporation formed by a subsidiary of CompUSA to effect the merger. Merger Sub will not have any significant assets or liabilities or engage in any activities other than those related to completing the merger.

                              STOCKHOLDER PROPOSALS

     Due to the contemplated consummation of the merger, Good Guys does not currently expect to hold a 2004 Annual Meeting of Stockholders, as Good Guys common stock will not be publicly traded after the merger. If the merger is not consummated and such a meeting is held, stockholder proposals for inclusion in proxy materials for such meeting will have to be submitted to the Secretary of Good Guys in writing and received at the executive offices of Good Guys by February 1, 2004. Such proposals must also meet the other requirements of the rules of the SEC relating to stockholders' proposals. Additionally, unless a stockholder who wishes to bring a matter before the stockholders at the 2004 Annual Meeting of Stockholders notifies Good Guys of such matter prior to April 8, 2004, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                       WHERE YOU CAN FIND MORE INFORMATION

     As required by law, Good Guys files annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about Good Guys. You may read and copy any reports, statements or other information Good Guys files at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Good Guys' SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. A copy of Good Guys' SEC filings are available without charge to stockholders upon written request addressed to David A. Carter, Secretary, Good Guys, Inc., 1600 Harbor Bay Parkway, Suite 200, Alameda, California 94502 or through Good Guys website at http://corporateinfo.goodguys.com.

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the information filed with the SEC on September 30, 2003 on Good Guys' Current Report on Form 8-K. We are also incorporating by reference all information that we may file with the SEC on Form 8-K between the date of this proxy statement and the date on which the special meeting is held.

     You may obtain a copy of the above-referenced Form 8-K and any subsequent filed Form 8-K by contacting David A. Carter, Secretary, at Good Guys, Inc., 1600 Harbor Bay Parkway, Suite 200, Alameda, California 94502; telephone (510) 747-6000. The copy will be provided by first class mail or other equally prompt means, within one business day of receiving your request, and without charge except that, if you request a copy of any exhibit to that document Good Guys intends to charge $.10 per page to defray the cost of copying the exhibit.

                                                                      APPENDIX A

--------------------------------------------------------------------------------


                                GOOD GUYS, INC.,

                                  COMPUSA INC.

                                       and

                           GLADIATOR ACQUISITION CORP.


                      -------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                      -------------------------------------

                         Dated as of September 29, 2003


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                     Page No.
                                                                                     --------
ARTICLE I.       THE MERGER ..........................................................  A-1
 SECTION 1.1.    The Merger ..........................................................  A-1
 SECTION 1.2.    Closing .............................................................  A-1
 SECTION 1.3.    Effective Time ......................................................  A-1
 SECTION 1.4.    Effect of the Merger ................................................  A-2
 SECTION 1.5.    Subsequent Actions ..................................................  A-2
 SECTION 1.6.    Certificate of Incorporation; By-Laws; Directors and Officers .......  A-2

ARTICLE II.      CONVERSION OF SECURITIES ............................................  A-2
 SECTION 2.1.    Conversion of Capital Stock .........................................  A-2
 SECTION 2.2.    Exchange of Certificates ............................................  A-3
 SECTION 2.3.    Stock Plans .........................................................  A-5

ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
                   MERGER SUB ........................................................  A-6
 SECTION 3.1.    Corporate Organization ..............................................  A-6
 SECTION 3.2.    Authority Relative to this Agreement ................................  A-6
 SECTION 3.3.    No Conflict; Required Filings and Consents ..........................  A-6
 SECTION 3.4.    Financing Arrangements ..............................................  A-6
 SECTION 3.5.    No Prior Activities .................................................  A-6
 SECTION 3.6.    Litigation ..........................................................  A-7
 SECTION 3.7.    Brokers .............................................................  A-7
 SECTION 3.8.    Information Supplied ................................................  A-7

ARTICLE IV.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY .......................  A-7
 SECTION 4.1.    Organization and Qualification; Subsidiaries ........................  A-7
 SECTION 4.2.    Capitalization ......................................................  A-8
 SECTION 4.3.    Authority Relative to this Agreement ................................  A-9
 SECTION 4.4.    No Conflict; Required Filings and Consents ..........................  A-9
 SECTION 4.5.    SEC Filings; Financial Statements ................................... A-10
 SECTION 4.6.    Absence of Certain Changes or Events ................................ A-10
 SECTION 4.7.    Litigation .......................................................... A-11
 SECTION 4.8.    Employee Benefit Plans .............................................. A-11
 SECTION 4.9.    Properties .......................................................... A-12
 SECTION 4.10.   Intellectual Property ............................................... A-13
 SECTION 4.11.   Insurance ........................................................... A-15
 SECTION 4.12.   Environmental ....................................................... A-15
 SECTION 4.13.   Material Contracts .................................................. A-16
 SECTION 4.14.   Conduct of Business ................................................. A-17
 SECTION 4.15.   Compliance with Law ................................................. A-18
 SECTION 4.16.   Taxes ............................................................... A-18
 SECTION 4.17.   Labor Relations ..................................................... A-20
 SECTION 4.18.   Transactions with Affiliates ........................................ A-20
 SECTION 4.19.   Brokers ............................................................. A-20
 SECTION 4.20.   Control Share Acquisition ........................................... A-20
 SECTION 4.21.   Vote Required ....................................................... A-20
 SECTION 4.22.   Investment Company .................................................. A-20
 SECTION 4.23.   Information Supplied ................................................ A-20
 SECTION 4.24.   WARN ................................................................ A-21
 SECTION 4.25.   Suppliers ........................................................... A-21
 SECTION 4.26.   Bank Accounts ....................................................... A-21

                                      A-(i)

                                                                                             Page No.
                                                                                             --------
 SECTION 4.27.   Board Action ................................................................ A-21
 SECTION 4.28.   Opinion of Financial Advisor ................................................ A-21
 SECTION 4.29.   Disclosure .................................................................. A-21

ARTICLE V.       CONDUCT OF BUSINESS PENDING THE MERGER ...................................... A-22
 SECTION 5.1.    Conduct of Business by the Company Pending the Merger ....................... A-22
 SECTION 5.2.    No Solicitation ............................................................. A-24

ARTICLE VI.      ADDITIONAL AGREEMENTS ....................................................... A-25
 SECTION 6.1.    Proxy Statement ............................................................. A-25
 SECTION 6.2.    Meeting of Stockholders of the Company ...................................... A-26
 SECTION 6.3.    Compliance with Law ......................................................... A-26
 SECTION 6.4.    Notification of Certain Matters ............................................. A-26
 SECTION 6.5.    Access to Information ....................................................... A-26
 SECTION 6.6.    Public Announcements ........................................................ A-26
 SECTION 6.7.    Reasonable Best Efforts; Cooperation ........................................ A-26
 SECTION 6.8.    Agreement to Defend and Indemnify ........................................... A-27
 SECTION 6.9.    Employee Benefits ........................................................... A-27
 SECTION 6.10.   State Takeover Laws ......................................................... A-28
 SECTION 6.11.   SEC Reports ................................................................. A-28
 SECTION 6.12.   Delisting ................................................................... A-28
 SECTION 6.13.   Resignations ................................................................ A-28
 SECTION 6.14.   Communications to Employees ................................................. A-28
 SECTION 6.15.   Transfer Taxes .............................................................. A-28
 SECTION 6.16.   Voting of Company Common Stock .............................................. A-28
 SECTION 6.17.   Note ........................................................................ A-28

ARTICLE VII.     CONDITIONS OF MERGER ........................................................ A-28
 SECTION 7.1.    Conditions for Each Party's Obligations to Effect the Merger ................ A-28
 SECTION 7.2.    Additional Conditions to Obligation of the Company to Effect the Merger ..... A-29
 SECTION 7.3.    Additional Conditions to Obligations of Parent and Merger Sub to Effect
                   the Merger ................................................................ A-29

ARTICLE VIII.    TERMINATION, AMENDMENT AND WAIVER ........................................... A-30
 SECTION 8.1.    Termination ................................................................. A-30
 SECTION 8.2.    Effect of Termination ....................................................... A-31

ARTICLE IX.      GENERAL PROVISIONS .......................................................... A-31
 SECTION 9.1.    Non-Survival of Representations, Warranties and Agreements .................. A-31
 SECTION 9.2.    Notices ..................................................................... A-31
 SECTION 9.3.    Expenses .................................................................... A-32
 SECTION 9.4.    Certain Definitions ......................................................... A-32
 SECTION 9.5.    Headings .................................................................... A-33
 SECTION 9.6.    Severability ................................................................ A-34
 SECTION 9.7.    Entire Agreement; No Third-Party Beneficiaries .............................. A-34
 SECTION 9.8.    Assignment .................................................................. A-34
 SECTION 9.9.    Governing Law ............................................................... A-34
 SECTION 9.10.   Amendment ................................................................... A-34
 SECTION 9.11.   Waiver ...................................................................... A-34
 SECTION 9.12.   Counterparts ................................................................ A-34

                                     A-(ii)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of September 29, 2003 (this "Agreement"), among Good Guys, Inc., a Delaware corporation (the "Company"), CompUSA Inc., a Delaware corporation ("Parent"), and Gladiator Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of the Company (the "Board of Directors") and the Boards of Directors of Parent and Merger Sub have each determined that it is advisable and in the best interests of their respective stockholders for Merger Sub to merge with and into the Company (the "Merger") in accordance with the General Corporation Law of the State of Delaware (as in effect from time to time, "Delaware Law") and upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors and the Boards of Directors of Parent and Merger Sub have approved the Merger; and

     WHEREAS, Parent and Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Merger Sub hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     SECTION 1.1. The Merger. At the Effective Time (as defined in Section 1.3) and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger hereinafter sometimes is referred to as the "Surviving Corporation."

     SECTION 1.2. Closing. The closing of the Merger (the "Closing") shall take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019 at 10:00 am on the second business day following the satisfaction (or, to the extent permitted by law, waiver by all parties) of the conditions set forth in Section 7.1, or, if on such day any condition set forth in Section
7.2 or 7.3 has not been satisfied (or, to the extent permitted by law, waived by the party entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing), but subject to the fulfillment or, to the extent permitted by law, waiver of those conditions by the parties entitled to the benefits thereof, or at such other place, time and date as shall be agreed in writing among Parent, Merger Sub and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." For purposes of this Agreement, "business day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New York, New York.

     SECTION 1.3. Effective Time. Prior to the Closing, the parties shall prepare, and on the Closing Date the parties shall file, a certificate of merger or other appropriate documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is filed with such Secretary of State, or at such later time as Parent, Merger Sub and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 1.4. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.5. Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.6. Certificate of Incorporation; By-Laws; Directors and
Officers.

     (a) Unless otherwise determined by Merger Sub before the Effective Time, at the Effective Time the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate"), as in effect immediately before the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation.

     (b) The By-Laws of Merger Sub, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     (c) The directors of Merger Sub immediately before the Effective Time will be the initial directors of the Surviving Corporation, and, except as Merger Sub may otherwise notify the Company in writing prior to the Effective Time, the officers of the Company immediately before the Effective Time will be the initial officers of the Surviving Corporation, in each case until their respective successors are elected or appointed and qualified or until their death, resignation or removal in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

                                   ARTICLE II.

                            CONVERSION OF SECURITIES

     SECTION 2.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the stockholders of any of the foregoing, the shares of stock of the constituent corporations shall be converted as follows:

     (a) Common Stock of Merger Sub. The shares of common stock, par value $.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into the number of shares of fully paid and nonassessable shares of common stock, par value $.01 per share, of the Surviving Corporation equal to the number of shares of Company Common Stock (as defined below) outstanding immediately prior to the Effective Time.

     (b) Cancellation of Treasury Stock and Merger Sub-Owned Company Common Stock. Each issued and outstanding share of common stock, par value $.001 per share, of the Company (the "Company Common Stock") that is owned by Merger Sub or any subsidiary of Merger Sub or held in the treasury of the Company (collectively, the "Excluded Shares") shall automatically be canceled and retired and shall cease to exist, and no cash, Company Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

     (c) Conversion or Retention of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time other than Excluded Shares or Dissenting Shares (as defined in Section 2.1(d)) shall be converted into the right to receive $2.05 in cash following the Merger (the "Merger Consideration").

     (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a holder who has validly demanded payment of the fair value for such holder's shares as determined in accordance with Section 262 of Delaware Law ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration (but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with Delaware Law), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right under Delaware Law. If any such holder of Company Common Stock shall have failed to perfect or shall have effectively withdrawn or lost such right, each share of Company Common Stock of such holder shall be treated, at the Company's sole discretion, as a share of Company Common Stock that had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.1(c). The Company shall give prompt notice to Merger Sub of any demands received by the Company for appraisal of shares of Company Common Stock, and Merger Sub shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

     (e) Cancellation and Retirement of Company Common Stock. As of the Effective Time, all shares of Company Common Stock (other than Dissenting Shares and any shares owned by Parent or any subsidiary of Parent other than Merger
Sub) issued and outstanding immediately prior to the Effective Time, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (a "Certificate") shall, to the extent such Certificate represents such shares, cease to have any rights with respect thereto, except, in all cases, the right to receive the Merger Consideration. The right of any holder of any share of Company Common Stock to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

     SECTION 2.2. Exchange of Certificates.

     (a) Exchange Agent. Prior to the mailing of the Proxy Statement (as defined in Section 3.8), Merger Sub shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the payment of the Merger Consideration. Immediately after the Effective Time, Parent shall deposit or cause the Surviving Corporation to deposit with the Exchange Agent, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, the Merger Consideration (such cash consideration being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions of the Surviving Corporation, make payments of the Merger Consideration out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. Any and all interest earned on the Exchange Fund shall be paid to Parent.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Exchange Agent, only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash payable in respect of the shares of Company Common Stock theretofore represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender, the Merger Consideration as contemplated by this Section 2.2. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

     (c) No Further Ownership Rights in Company Common Stock Exchanged For Cash. The Merger Consideration paid upon the surrender for exchange of Certificates representing shares of Company Common Stock in accordance with the terms of this
Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock exchanged for cash theretofore represented by such Certificates.

     (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation and any holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment of the Merger Consideration.

     (e) No Liability. None of Parent, Merger Sub, the Surviving Corporation, the Company or the Exchange Agent, or any employee, officer, director, agent or affiliate thereof, shall be liable to any Person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.3(b))), any such cash in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (f) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Corporation, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

     (g) Withholding Rights. The Surviving Corporation or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended and the treasury regulations promulgated thereunder (the "Code"), or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted and withheld by the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Exchange Agent.

     (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving

Corporation may require as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof, pursuant to this Agreement.

     SECTION 2.3. Stock Plans.

     (a) Post-November 8, 2000 Options. The Company shall take all actions necessary to provide that, at the Effective Time, (i) each then outstanding option to purchase shares of Company Common Stock granted on or after November 8, 2000 under any of the Company's stock option plans referred to in Section 4.2 hereof, each as amended (the "Option Plans") and the option for 1,000,000 shares of Company Common Stock granted to Kenneth R. Weller on August 15, 2000 (collectively, the "Post-November 2000 Options"), whether or not then exercisable or vested, shall be cancelled and (ii) the Company shall provide the notice prescribed by the Company's 1994 Stock Incentive Plan to each holder of Post-November 2000 Options.

     (b) Pre-November 8, 2000 Options. The Company shall use its reasonable best efforts to provide that, at the Effective Time, each then outstanding option to purchase shares of Company Common Stock granted prior to November 8, 2000 under any of the Company's Option Plans (collectively, the "Pre-November 2000 Options" and together with the Post-November 2000 Options, the "Options"), whether or not then exercisable or vested, shall be cancelled in accordance with applicable law and in a manner reasonably acceptable to Parent and the Company. The Company represents that as of the date hereof, there are 484,376 Pre-November 2000 Options outstanding and which are held of record by 197 Persons. In connection with the cancellation of the Pre-November 2000 Options, the Company shall not provide consideration to the holders thereof an amount in cash in excess of $100,000 in the aggregate.

     (c) Warrants and Other Rights. The Company acknowledges and agrees that any and all other outstanding options (other than the Options), stock warrants and stock rights, other than the shares of Company Common Stock issuable upon conversion of the Note (as defined below) (collectively, "Warrants and Other Rights") granted pursuant to any option agreement, option plan, warrant agreement or otherwise (collectively, the "Warrant Agreements"), whether or not then exercisable or vested, shall upon consummation of the Merger, pursuant to the terms of such Warrants Agreements, automatically and without the action of any Person, be converted into the right to receive upon exercise of the rights under the Warrants Agreements, the Merger Consideration for which such Warrant Agreement could have been exercised immediately prior to the Effective Time (such amount being herein referred to as the "Warrant Price"). Parent agrees to cause the Surviving Corporation to pay the Warrant Price, if any, upon surrender by a holder of a Warrant Agreement.

     (d) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans, (i) the Company shall cause the Option Plans to terminate as of the Effective Time and shall provide for the payment of any benefit due under such Option Plans in cash; (ii) the Company shall cause the provisions in any other plan, program or arrangement that currently provides or previously provided for the issuance or grant by the Company of any interest in respect of the capital stock of the Company, or for payments based on the value of the capital stock of the Company (each such other plan being referred to as an "Other Stock Plan"), to terminate as of the Effective Time and shall provide for the payment of any benefit due under such Other Stock Plans in cash; and (iii) the Company shall take all action necessary to (A) ensure that following the Effective Time no holder of Post-November 2000 Options or Warrants and Other Rights nor any participant in the Option Plans (other than holders of Pre-November 2000 Options that do not relinquish their options) or in any Other Stock Plan shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof, and (B) terminate all such option plans. The Parent shall assure that the Surviving Corporation has the funds necessary to meet its obligations under this Section 2.3(d).

     (e) Prior to the Effective Time, the Board of Directors shall take all commercially reasonable action to terminate the Company's Employee Stock Purchase Plan and to return all cash accumulated in each participant's account to such participants.

                                  ARTICLE III.

                      REPRESENTATIONS AND WARRANTIES OF THE
                              PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     SECTION 3.1. Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Merger Sub is a wholly owned subsidiary of Parent.

     SECTION 3.2. Authority Relative to this Agreement. Parent and Merger Sub have the necessary corporate power and authority to enter into this Agreement and to carry out their obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a legal, valid and binding obligation of each such corporation, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity.

     SECTION 3.3. No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not,
(i) conflict with or violate any law, regulation, court order, judgment or decree applicable to Parent or Merger Sub or by which any of their property is bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws or other organizational documents of either Parent or Merger Sub, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in, or give rise to any rights of termination, cancellation or acceleration of any obligations or any loss of any material benefit under, or result in the creation of a Lien (as defined in Section 4.2(b)) on any of the property or assets of Parent or Merger Sub pursuant to, any contract, instrument, permit, license or franchise to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected, except for, in the case of clause (i), conflicts, violations, breaches or defaults which would not be reasonably likely to (x) impair, in any material respect, the ability of either Parent or Merger Sub to perform their respective obligations under this Agreement or (y) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

     (b) Except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, (iii) the filing and recordation of appropriate merger documents as required by Delaware Law, and
(iv) filings as may be required by any applicable "blue sky" laws and/or the rules of the National Association of Securities Dealers, Inc., neither Parent nor Merger Sub is required to submit any notice, report or other filing with any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity") in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth in Schedule 3.3, no waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by either Parent or Merger Sub in connection with its execution, delivery or performance of this Agreement.

     SECTION 3.4. Financing Arrangements. Parent has or, on or prior to the Closing Date, will have sufficient cash to pay the Merger Consideration.

     SECTION 3.5. No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby (including any financing), Merger Sub has not incurred any obligations or liabilities, and has not engaged in any business or activities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person or entity.

     SECTION 3.6. Litigation. There are no claims, actions, suits, proceedings (including, without limitation, condemnation or arbitration proceedings) or investigations pending or, to the knowledge of Parent or Merger Sub, threatened against or involving Parent or Merger Sub, or any properties or rights of Parent or Merger Sub, by or before any Governmental Entity or arbitrator which, either individually or in the aggregate, are reasonably likely to be materially adverse to the ability of Parent and/or Merger Sub to consummate any transactions contemplated by this Agreement or to perform their respective obligations under this Agreement (a "Purchaser Material Adverse Effect").

     SECTION 3.7. Brokers. Except as to J.P. Morgan Securities, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

     SECTION 3.8. Information Supplied. None of the information supplied by Parent or Merger Sub or their respective officers, directors, representatives, agents or employees (the "Purchaser Information") for inclusion in the proxy statement to be filed with the Securities and Exchange Commission (the "SEC") in connection with the Merger (the "Proxy Statement"), will, on the date the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of stockholders to be held in connection with the Merger (the "Special Meeting"), contain any statement which, at such time and in light of the circumstances under which it will be made, will be false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the date of the Special Meeting, any event with respect to Parent and/or Merger Sub, or with respect to information supplied by Parent and/or Merger Sub specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment of, or supplement to, the Proxy Statement, such event shall be so described by Parent and/or Merger Sub and provided to the Company. All documents that Parent and/or Merger Sub is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form, in all material respects, with the provisions of the Exchange Act, and each such document required to be filed with any Governmental Entity (other than the SEC) will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, each of Parent and Merger Sub makes no representation or warranty with respect to the information supplied or to be supplied by the Company or any affiliate (other than Parent or Merger Sub to the extent Parent and/or Merger Sub is determined to be an affiliate of the Company) thereof for inclusion or incorporation by reference in the Proxy Statement.

                                   ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub as follows:

     SECTION 4.1. Organization and Qualification; Subsidiaries. (a) Each of the Company and its Subsidiaries (defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and any necessary governmental authority and approvals to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification or licensing necessary, except for such failure which, when taken together with all other such failures, would not be reasonably likely to have a Material Adverse Effect. The Company has heretofore made available to Parent and Merger Sub accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents) as currently in effect of the Company and its Subsidiaries. For purposes of this Agreement, "Material Adverse Effect" means any change in or effect on the business of the Company or any of the Subsidiaries (other than losses incurred during the period commencing on March 1, 2003 and ending on August 31, 2003 in the amount of approximately $15.3 million) that is or is reasonably likely to be materially adverse to (x) the business, operations, properties (including intangible properties and leased, owned or managed properties), condition (financial or otherwise), assets, liabilities or regulatory status of the Company and the Subsidiaries, taken as a whole, other than changes or effects resulting from conditions in the United States or foreign economies or securities markets in general or resulting from conditions in the industry in which the Company and the Subsidiaries operate in general, except to the extent that the Company or the Subsidiaries are disproportionately affected thereby or (y) the ability of the Company to consummate any transactions contemplated by this Agreement or to perform its obligations under this Agreement.

     (b) A true and complete list of all of the Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary, the jurisdictions in which each Subsidiary is licensed or qualified to do business and the percentage of each Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Subsidiary, is set forth in
Schedule 4.1 hereto.

     (c) For purposes of this Agreement, "Subsidiary" means any corporation or other legal entity of which the Company (either alone or through or together with any other Subsidiary) (i) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, or (ii) in the case of partnerships, serves as a general partner, or (iii) in the case of a limited liability company, serves as managing member or owns a majority of the equity interests, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     SECTION 4.2. Capitalization. (a) The authorized capital stock of the Company consists of: (i) 40,000,000 shares of Company Common Stock and (ii) 2,000,000 shares of preferred stock, $.01 par value per share, of the Company (the "Company Preferred Stock"). As of the date hereof, (A) 27,267,690 shares of Company Common Stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (B) no shares of Company Preferred Stock were issued and outstanding, (C) 33,250 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Options under the Company's 1985 Stock Option Plan, (D) 2,612,450 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Options under the Company's 1994 Stock Incentive Plan, (E) 1,000,000 shares were reserved for issuance upon exercise of an outstanding option granted to Kenneth R. Weller, (F) 1,815,500 shares of Company Common Stock were reserved for issuance upon the exercise of currently outstanding Warrants and Other Rights and (G) 2,439,025 shares of Company Common Stock are reserved for issuance upon conversion of the Note (as defined below). Except as set forth in Schedule 4.2(a) or in this Section 4.2(a): (x) there are no other options, calls, warrants or rights, agreements, arrangements or commitments of any character obligating the Company or any of its Subsidiaries to issue, deliver or sell any shares of capital stock of or other equity interests in the Company or any of the Subsidiaries; (y) there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote; and (z) there are no stockholders' agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting, registration or disposition of any shares of the capital stock of the Company (including any such agreements or understandings that may limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger) or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Board of Directors. Except as set forth in Schedule 4.2(a), there are no programs in place or outstanding contractual obligations of the Company or any of the Subsidiaries (1) to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (2) to vote or to dispose of any shares of the capital stock of any of the Subsidiaries. Schedule 4.2(a) contains a true, accurate and complete list, as of the date hereof, of the name of each Option and Warrant and Other Rights holder, the number of outstanding Options and Warrant and Other Rights held by such holder, the grant or purchase date thereof, the number of shares of Company Common Stock such holder is entitled to receive upon exercise thereof and the corresponding exercise price.

     (b) All the outstanding capital stock of each of the Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights and, except as set forth in Schedule 4.1, is owned by the Company or a Subsidiary free and clear of any liens, security interests, pledges, agreements, claims, charges or encumbrances of any nature whatsoever (collectively "Liens"). There are no existing options, calls, warrants or similar rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other equity interests or securities of any Subsidiary. Except for the Subsidiaries and its interest in goodguys.com, Inc., the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in any other corporation, partnership, joint venture or other business association or entity. Neither the Company nor any Subsidiary is under any current or prospective obligation to make a capital contribution or investment in or loan to, or to assume any liability or obligation of, any corporation, partnership, joint venture or business association or entity.

     SECTION 4.3. Authority Relative to this Agreement. The Company has the necessary corporate power and authority to enter into this Agreement and the other Transaction Documents (as defined below) and, subject to obtaining any necessary stockholder approval of the Merger, to carry out its obligations hereunder and thereunder. The execution and delivery each Transaction Document by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to the approval of the Merger by the Company's stockholders in accordance with Delaware Law. Each Transaction Document has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws relating to or affecting creditors' rights generally and by general principles of equity. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote approving this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     SECTION 4.4. No Conflict; Required Filings and Consents.

     (a) Except as set forth in Schedule 4.4(a) hereto, the execution and delivery of (w) this Agreement, (x) the unsecured subordinated convertible promissory note, dated the date hereof, in the aggregate principal amount of $5,000,000.00 issued to Parent (the "Note"), (y) the Intercreditor and Subordination Agreement , dated as of the date hereof, by and among Bank of America, N.A. as Agent, the Company, Good Guys California, Inc., and Parent (the "Intercreditor Agreement") and (z) the registration rights agreement, dated the date hereof, between Parent and the Company (the "Registration Rights Agreement" and together with this Agreement, the Intercreditor Agreement and the Note, the "Transaction Documents") by the Company does not, and the performance of such agreements by the Company will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to the Company or any of the Subsidiaries or by which its or any of their property is bound or affected,
(ii) violate or conflict with the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any Subsidiary, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in any, or give rise to any rights of termination, cancellation or acceleration of any obligations or any loss of any material benefit under, or result in the creation of a Lien on any of the properties or assets (whether owned, leased or managed) of the Company or any of the Subsidiaries pursuant to, any agreement, contract, instrument, permit, license or franchise to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or its or any of their property (whether owned, leased or managed) is bound or affected, except for, in the case of clause (i), conflicts, violations, breaches or defaults which, individually or in the aggregate, would not be reasonably likely to (x) have a Material Adverse Effect, (y) impair, in any material respect, the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially delay the consummation of the transactions contemplated by this Agreement.

     (b) Except for (i) applicable requirements, if any, of the Exchange Act,
(ii) the pre-merger notification requirements of the HSR Act, if applicable,
(iii) the filing and recordation of appropriate merger or other documents as required by Delaware Law, (iv) filings as may be required by any "blue sky" laws of various states and/or the rules of the National Association of Securities Dealers, Inc., and (v) as set forth in Schedule 4.4(b) hereto, the Company and each of the Subsidiaries are not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any Governmental Entity is required to be obtained or made by the Company in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 4.5. SEC Filings; Financial Statements.

     (a) The Company has timely filed all forms, reports and documents (including all exhibits thereto) required to be filed with the SEC since December 31, 1999 (collectively, the "SEC Reports"). The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Subsidiaries is required to file any statements or reports with the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act. The Company has heretofore furnished or made available to Merger Sub a complete and correct copy of any amendments or modifications to SEC Reports which have not yet been filed with the SEC pursuant to the Securities Act or the Exchange Act.

     (b) The consolidated financial statements contained in the SEC Reports were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and the Subsidiaries as at the respective dates thereof and the consolidated results of operations and changes in financial position of the Company and the Subsidiaries for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments (which in the aggregate were not material in amount).

     (c) Except as disclosed in any SEC Report filed prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the SEC Reports filed and publicly available prior to the date of this Agreement, the Company and the Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, fixed, contingent or otherwise).

     SECTION 4.6. Absence of Certain Changes or Events. Except as expressly permitted by this Agreement, as disclosed in any SEC Report filed prior to the date of this Agreement, or as set forth in Schedule 4.6 hereto, since February 28, 2003, the business of the Company and the Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

   (a) any Material Adverse Effect;

   (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any of the assets of the Company or any of the Subsidiaries having a Material Adverse Effect;

   (c) any redemption or other acquisition of Company Common Stock by the Company or any of the Subsidiaries or any declaration or payment of any dividend or other distribution in cash, stock or property with respect to Company Common Stock, except for purchases heretofore made pursuant to the terms of the Company's employee benefit plans;

   (d) any change by the Company in accounting methods, principles or practices;

   (e) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice;

   (f) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, other than commitments or transactions entered into in the ordinary course of business consistent with past practice;

     (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards) stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice;

     (h) any entry by the Company or any Subsidiary into any employment, consulting, severance, termination or indemnification agreement with any director, officer or key employee of the Company or any Subsidiary;

     (i) (i) any settlement or compromise by the Company or any Subsidiary of any claim, litigation or other legal proceeding, other than in the ordinary course of business consistent with past practice in an amount involving more than $50,000 or (ii) any payment, discharge or satisfaction by the Company or any Subsidiary of any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) in the ordinary course of business and consistent with past practice or (B) with respect to any other such claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company; or

     (j) any agreement, in writing or otherwise, by the Company or any Subsidiary to take any of the actions described in this Section 4.6, except as expressly contemplated by this Agreement.

     SECTION 4.7. Litigation. Schedule 4.7 sets forth all litigation matters in which the Company and/or the Subsidiaries are involved as a party. There are no claims, actions, suits, proceedings (including, without limitation, condemnation or arbitration proceedings) or investigations pending or, to the knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries, or any properties or rights of the Company or any of the Subsidiaries, by or before any Governmental Entity or arbitrator which, either individually or in the aggregate, are reasonably likely to have a Material Adverse Effect. Neither the Company nor any Subsidiaries nor any of their property is subject to any outstanding order, writ, judgment, injunction or decree.

     SECTION 4.8. Employee Benefit Plans.

     (a) (i) Schedule 4.8(a)(i) sets forth a list of all "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit or executive compensation arrangements, perquisite programs or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company, any Subsidiary or any entity within the same "controlled group" as the Company or Subsidiary, within the meaning of Section 4001(a)(14) of ERISA (a "Company ERISA Affiliate") or to which the Company, any Subsidiary or Company ERISA Affiliate is obligated to contribute thereunder for current or former employees of the Company, any Subsidiary or Company ERISA Affiliate (the "Company Employee Benefit Plans").

       (ii) Schedule 4.8(a)(ii) sets forth, with respect to each Option that is outstanding under the Option Plans as of the date hereof, the name of the holder of such Option, the number of shares of Company Common Stock subject to such Option, the date or grant of such Option and the exercise price per share of such Option.

     (b) None of the Company Employee Benefit Plans is a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA (the "Company Multiemployer Plan"). Neither the Company, any Subsidiary nor any Company ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Company Multiemployer Plan, nor has any of them incurred any liability due to the termination or reorganization of a Company Multiemployer Plan.

     (c) None of the Company Employee Benefit Plans is a "single employer plan", as defined in Section 4001(a)(15) of ERISA, that is subject to Title IV of ERISA. Neither the Company, any Subsidiary nor any

Company ERISA Affiliate has incurred any outstanding liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation or to a trustee appointed under Section 4042 of ERISA. Neither the Company, any Subsidiary nor any Company ERISA Affiliate has engaged in any transaction described in Section 4069 of ERISA. Neither the Company nor any Subsidiary maintains, or is required, either currently or in the future, to provide medical benefits to employees, former employees or retirees after their termination of employment, other than pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985.

     (d) Each Company Employee Benefit Plan that is intended to qualify under
Section 401 of the Code, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the Company's knowledge, nothing has occurred with respect to the operation of any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.

     (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof.

     (f) There has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Company Employee Benefit Plans.

     (g) None of the Company, the Subsidiaries, the officers of the Company or any of the Subsidiaries or the Company Employee Benefits Plans which are subject to ERISA, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of the Subsidiaries or any officer of the Company or any of the Subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Section 502(i) or (1) of ERISA.

     (h) Except as set forth in Schedule 4.8(h), neither the Company nor any of the Subsidiaries is a party to any contract, agreement or other arrangement which could result in the payment of amounts that could be nondeductible by reason of Section 162(m) or Section 280G of the Code.

     (i) True, correct and complete copies of the following documents, with respect to each of the Company Benefit Plans, have been delivered or made available to Parent by the Company: (i) all Company Employee Benefit Plans and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and (iii) summary plan descriptions.

     (j) There are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Company's knowledge, threatened, against the Company Employee Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims).

     (k) All Company Employee Benefit Plans subject to ERISA or the Code have been maintained and administered, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code, respectively, (including rules and regulations thereunder) and other applicable federal and state laws and regulations and all employees required to be included as participants by the terms of such plans have been properly included.

     SECTION 4.9. Properties.

     (a) The Company and each of the Subsidiaries has good and marketable title to, or a valid leasehold interest in, all its properties and assets, free and clear of all Liens, except (i) Liens for current taxes not yet due and payable,
(ii) Liens securing debt under that certain Loan and Security Agreement, dated as of September 30, 1999, by and among Bank of America, N.A. and General Electric Capital Corporation (as Lenders), Bank of America, N.A. (as Administrative Agent), General Electric Capital Corporation (as Documentation Agent) and Good Guys California, Inc. (as Borrower), as amended, (iii) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons and (iv) Liens against equipment leased by the Company, as lessee, under any operating lease, including Liens evidenced by protective UCC filings in favor of lessors of such equipment. All tangible personal property, fixtures and equipment which comprise the assets of the Company and the Subsidiaries, or are otherwise used in connection with its respective businesses, are in a good state of repair (ordinary wear and tear excepted) and operating condition. All improvements on the Leased Real Property (as defined below) are in good operating condition and repair, have all necessary access rights and utilities and generally are adequate and suitable in all material respects for the present and continued use, operation and maintenance thereof as now used, operated or maintained. Neither the Company nor any Subsidiary has any knowledge of or received written notice from any utility company, municipality or other entity of the discontinuation of sewer, water, electric, gas, telephone or other utilities or services presently provided or available to any Leased Real Property.

     (b) Schedule 4.9(b) sets forth a true and complete list and description of each lease or sublease relating to Leased Real Property from which the Company or any Subsidiary currently operates (collectively, the "Company Material Leases"). Such description includes (i) the street address and current use of each Leased Real Property, (ii) the name of the landlord (and sublandlord, if applicable) and the entity which holds the tenant (and subtenant, if applicable) interest under each Company Material Lease, (iii) the identity of any guarantor of the Company's or any Subsidiary's obligations under any Company Material Lease, (iv) the approximate square footage of each Leased Real Property, (v) the aggregate annual rent (including base rent, and if applicable, percentage and additional rent) under each Company Material Lease (vi) the length of the term and any options to renew provided for in each Company Material Lease and (vii) any provisions with respect to early termination of a Company Material Lease.

     (c) Neither the Company nor any Subsidiary owns any real property.

     (d) There are no violations of any law, ordinance or regulation (including, without limitation, any building, planning or zoning law, ordinance or regulation) relating to any of the real property or interests in real property leased or subleased by the Company or any Subsidiary, as lessee or lessor (the "Leased Real Property"), except for those violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     (e) The Company has, or has caused to be, delivered to Parent true and complete copies of the Company Material Leases and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, subordination, non-disturbance and attornment agreements, operating agreements, restrictive covenant agreements and notices to exercise renewal options). With respect to each of the Company Material Leases, (i) such lease or sublease is legal, valid, binding, enforceable and in full force and effect,
(ii) except as otherwise set forth in Schedule 4.9(e), (x) such lease or sublease will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of such transactions without the prior consent of any other party constitute a breach or default under such Company Material Lease or otherwise give the other party thereto a right to terminate such Company Material Lease and (y) there are no material controversies, claims, disputes or disagreements existing between the parties to such Company Material Lease and
(iii) neither the Company nor any Subsidiary knows of, or has given or received notice of, any violation or default thereunder (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default thereunder).

     (f) All improvements on real property constructed by or on behalf of the Company or any Subsidiary, to the knowledge of the Company, were constructed in compliance with applicable laws, ordinances and regulations (including, but not limited to, any building or zoning laws, ordinances and regulations) affecting such Leased Real Property.

     SECTION 4.10. Intellectual Property.

     (a) The Company and the Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use all the Intellectual Property (defined below) used by them in connection with their respective businesses, which represents all Intellectual Property rights necessary or desirable to the conduct of their business as now conducted. After the Closing, Merger Sub will own all right, title and interest in and to, or have a valid and enforceable license to use, the Intellectual Property. The Company and the Subsidiaries are in compliance with all contractual obligations relating to the protection of such Intellectual Property as they use pursuant to license or other agreement. To the knowledge of the Company, there are no conflicts with or infringements of any Intellectual Property by any third party. To the knowledge of the Company, the conduct of the Company's and the Subsidiaries' business as currently conducted does not conflict with or infringe or will conflict with or infringe any intellectual property or proprietary rights of any third party and none of the Intellectual Property infringes upon or unlawfully or wrongfully uses or incorporates any intellectual property or proprietary rights of any third party. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries: (i) alleging any such conflict or infringement with any third party's intellectual property or proprietary rights; or (ii) challenging the Company's or any of the Subsidiaries' ownership or use of, or the validity or enforceability of any Intellectual Property.

     (b) Schedule 4.10(b) sets forth a complete and current list of patents, copyrights, domain names, trademarks and common law rights pertaining to the Intellectual Property ("Listed Intellectual Property") and a summary description of each such item, the owner of record, date of application or issuance and relevant jurisdiction as to each. Except as described in Schedule 4.10(b), all Listed Intellectual Property is owned by the Company or the Subsidiaries free and clear of security interests, liens, encumbrances or claims of any nature. All Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the effective date of this Agreement have been paid. Except as listed in Schedule 4.10(b), no Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.

     (c) Schedule 4.10(c) sets forth a complete list of all agreements relating to Intellectual Property owned by the Company or any of the Subsidiaries or to Intellectual Property licensed to the Company or any of the Subsidiaries. Except as set forth on Schedule 4.10(c), neither the Company nor any of the Subsidiaries, are under any obligation to pay royalties or other payments in connection with any agreement relating to the Intellectual Property, nor are they restricted from assigning their rights respecting any Intellectual Property nor will the Company or any of the Subsidiaries, otherwise be, as a result of the execution and delivery of this Agreement or the performance of Company's obligations under this Agreement, in breach of any agreement, contract or license relating to the intellectual property or proprietary rights of any other person or entity.

     (d) Except as set forth in Schedule 4.10(d), no present or former employee, officer or director of the Company or any of the Subsidiaries, or any agent, consultant, outside contractor or subcontractor of the Company or any of the Subsidiaries, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property. Except as set forth in
Schedule 4.10(d), neither the Company nor any of the Subsidiaries have sold, licensed, leased or otherwise transferred or granted any interest or rights in or to any portion of the Intellectual Property.

     (e) To the Company's knowledge: (i) none of the Intellectual Property has been used, disclosed or appropriated to the detriment of the Company or any of the Subsidiaries for the benefit of any other person or entity other than the Company or any of the Subsidiaries; and (ii) no officer, director, employee, independent contractor or agent of the Company or any of the Subsidiaries has misappropriated any trade secrets or other confidential information of any other person or entity in the course of the performance of his or her duties as an officer, director, employee, independent contractor or agent of the Company or any of the Subsidiaries; and (iii) the Company and the Subsidiaries have taken all actions necessary or advisable to protect the Intellectual Property.

     (f) Any Intellectual Property that was created by employees of the Company or any of the Subsidiaries was made in the regular course of such employees' employment or service relationships with the Company or any of the Subsidiaries using the Company's or any of the Subsidiaries' facilities and resources and, as such, constitute "works made for hire" within the meaning of Section 101 of the Copyright Act of 1976 (or are owned by such employees' employer pursuant to an equivalent legal doctrine in applicable jurisdictions). Each such employee who has created, contributed to or participated in the conception and development of the Intellectual Property or any employee who in the regular course of his employment may create Intellectual Property and all consultants, contractors, subcontractors or any other person or entity performing work on behalf of the Company or any of the Subsidiaries who have created, contributed to or participated in the conception and development of Intellectual Property, have signed an assignment or been a party to a similar agreement with the Company or any of the Subsidiaries that has accorded the Company or any of the Subsidiaries full, effective and exclusive ownership or, in the alternate, transferring and assigning to the Company or any of the Subsidiaries all right, title and interest in and to such Intellectual Property including copyright, patent and other intellectual property rights therein.

     (g) For purposes of this Agreement, "Intellectual Property" shall mean (i) trademarks and service marks, logos, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith;
(ii) patentable inventions, inventions (whether or not patentable), discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password protected interpretive code or source code, object code, source files, development documentation, programming tools, drawings, specifications and technical data) and all applications or patents in any jurisdiction pertaining to the foregoing, including re-issues, divisions, continuations, continuations-in-part, renewals or extensions; (iii) trade secrets, customer lists and supplier lists, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (v) database rights; (vi) Internet Web sites, Web pages, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of such Web sites; (vii) rights under all agreements and licenses relating to the foregoing; (viii) books and records pertaining to the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

     SECTION 4.11. Insurance. Schedule 4.11 sets forth a true and complete list of all insurance policies carried by, or covering the Company and the Subsidiaries with respect to their businesses, assets and properties and with respect to which records are maintained at the Company's principal executive offices, together with, in respect of each such policy, the name of the insurer, the policy number, the type of policy, the amount of coverage and the deductible. True and complete copies of each such policy have previously been provided to Parent. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due on such policies have been paid in a timely manner and the Company and the Subsidiaries have complied in all material respects with the terms and provisions of such policies.

     SECTION 4.12. Environmental.

     Except as set forth in Schedule 4.12:

     (a) The Company and the Subsidiaries are and have been in compliance with all applicable Environmental Laws defined below, have obtained all Environmental Permits (defined below) and are and have been in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except where the failure to do so would not be reasonably likely to have, individually or the aggregate, a Material Adverse Effect.

     (b) Neither the Company nor any of the Subsidiaries has (i) generated, stored, placed, held, located, released, transported or disposed of any Hazardous Substances (defined below) on, under, from or at any of the Company's or any of the Subsidiaries' properties (whether presently or formerly owned, leased or managed) or any other properties, (ii) any knowledge or reason to know of the presence or threat of release of any Hazardous Substances on, under or at any of the Company's or any of the Subsidiaries' properties or any other property but arising from the Company's or any of the Subsidiaries' current or former properties or operations, or (iii) received any written notice (A) of any violation of or liability under any Environmental Laws, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any

Governmental Entity or any third party in connection with any such violation or liability, (C) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Subsidiaries' current or former properties or operations or any other properties, (D) alleging noncompliance by the Company or any of the Subsidiaries with the terms of any Environmental Permit in any manner reasonably likely to require material expenditures or to result in material liability or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Subsidiaries' current or former properties or operations or any other properties;

     (c) No Environmental Law imposes any obligation upon the Company or the Subsidiaries arising out of or as a condition to any transaction contemplated by this Agreement, including any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment or covenant in any land records, or the modification of or provision of notice under any agreement, consent order or consent decree. No Lien has been placed upon any of the Company's or the Subsidiaries' properties (whether owned, leased or managed) under any Environmental Law;

     (d) The Company and the Subsidiaries have provided Parent with copies of any environmental assessment or audit report (including all records maintained for required environmental compliance) or other similar studies or analyses in the possession of the Company or the Subsidiaries relating to any real property currently or formerly owned, leased, managed or occupied by the Company or the Subsidiaries.

     (e) As used in this Agreement, the following terms have the meanings set forth below:

          (i) "Environmental Law" means any local, state or federal law, (including the common law), regulation or ordinance now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health or safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances.

          (ii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

          (iii) "Hazardous Substances" means any chemicals, materials or substances that are potentially harmful to human health and the environment or otherwise regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law, including without limitation, petroleum, petroleum products, cathode ray tubes, asbestos and asbestos-containing materials, and mold.

     SECTION 4.13. Material Contracts.

     (a) Except as set forth in the SEC Reports filed prior to the date of this Agreement or in Schedule 4.13, neither the Company nor any of the Subsidiaries is a party to or bound by:

          (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act and the Exchange Act);

          (ii) any contract or agreement for the purchase or lease (as lessee) of materials or personal property from any supplier or for the furnishing of services to the Company or any Subsidiary that involves or is likely to involve future monthly payments by the Company or any of the Subsidiaries of $50,000 or more;

          (iii) any contract or agreement for the sale, license or lease (as lessor) by the Company or any Subsidiary of services, materials, products, supplies or other assets, owned or leased by the Company or the Subsidiaries, that involves or is likely to involve future monthly payments to the Company or any of the Subsidiaries of $50,000 or more;

          (iv) any contract, agreement or instrument relating to or evidencing indebtedness for borrowed money of the Company or any Subsidiary in excess of an aggregate of $50,000;

          (v) any contract, agreement or understanding with goodguys.com, Inc. or its stockholders;

          (vi) any non-competition agreement or any other agreement or obligation which purports to limit in any respect the manner in which, or the localities in which, the business of the Company or the Subsidiaries may be conducted;

          (vii) any agreement with any present or former affiliates of the Company;

          (viii) any partnership, joint venture, strategic alliance or cooperation agreement (or any agreement similar to any of the foregoing);

          (ix) any voting or other agreement governing how any shares of Company Common Stock shall be voted;

          (x)  any agreement with any stockholders of the Company; or

          (xi) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement.

     The foregoing contracts and agreements to which the Company or any Subsidiary are parties or are bound are collectively referred to herein as "Company Material Contracts."

     (b) Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary is a party, such Subsidiary) and is in full force and effect, and the Company and each Subsidiary have performed all obligations required to be performed by them to date under each Company Material Contract, except where such noncompliance, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Except as set forth on
Schedule 4.13(b)(i), the Company has, or has caused to be, delivered to Parent or its counsel true and complete copies of the Company Material Contracts requested by same and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments and waivers). Except as otherwise set forth in Schedule 4.13(b)(ii), each Company Material Contract will not cease to be legal, valid, binding, enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of such transactions constitute a breach or default under such Company Material Contract or otherwise give the contracting party a right to terminate such Company Material Contract.

     (c) Except as set forth in Schedule 4.13(b)(ii), neither the Company nor any Subsidiary knows of, or has given or received notice of, any violation or default under (nor, to the knowledge of the Company, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Company Material Contract. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or in Schedule 4.13(c) or as expressly provided for in this Agreement, neither the Company nor any of the Subsidiaries is a party to any oral or written (i) employment or consulting agreement that cannot be terminated on thirty days' or less notice, (ii) agreement with any officer or other key employee of the Company or any of the Subsidiaries the benefits of which are contingent or vest, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any the Subsidiaries of the nature contemplated by this Agreement, (iii) agreement with respect to any officer or other key employee of the Company or any of the Subsidiaries providing any term of employment or compensation guarantee or (iv) stock or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of such transactions.

     SECTION 4.14. Conduct of Business.

     (a) Except as set forth in Schedule 4.14(a), the business and operations of the Company and the Subsidiaries are not being conducted in default or violation of any term, condition or provision of (i) their respective Certificates of Incorporation or By-Laws or similar organizational documents, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease or other instrument or agreement of any kind to which the Company or any of the Subsidiaries is now a party or by which the Company or any of the Subsidiaries or any of their respective properties or assets may be bound, except, with respect to the foregoing clause (ii), defaults or violations that would not, individually or in the aggregate, be reasonably likely to have a Material

Adverse Effect. Except as set forth in Schedule 4.14(a), to the Company's knowledge, no other party to any Company Material Contract is in default or violation in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or violation.

     (b) Schedule 4.14(b) sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to the Company or its Subsidiaries by any Governmental Authority (the "Licenses and Permits"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License and Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the Company's knowledge, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect. To the Company's knowledge, the Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of the Company's and Subsidiaries' businesses in the manner now conducted and as proposed to be conducted, and none of the operations of the Company or Subsidiaries are being conducted in a manner that violates in any material respect any of the terms or conditions under which any License and Permit was granted. Except as set forth in Schedule 4.14(b), no such License and Permit will be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

     (c) The contracts, agreements and understandings set forth on Schedule 4.14(c) have been terminated or expired by their terms, without any further liability to the Company or the Subsidiaries.

     SECTION 4.15. Compliance with Law. Except as set forth in Schedule 4.15, the operations of the Company and the Subsidiaries have been conducted in compliance in all material respects with all applicable laws, regulations, orders and other requirements of all Governmental Authorities having jurisdiction over the Company and the Subsidiaries and their respective assets, properties and operations. Except as set forth in Schedule 4.15, neither the Company nor any Subsidiary has received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Authority. The Company has no knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would materially and adversely affect the transactions contemplated by this Agreement or would be reasonably likely to have a Material Adverse Effect. To the Company's knowledge, neither the Company nor any Subsidiary, nor any director, officer, agent, employee or other Person associated with or acting on behalf of the Company or any Subsidiary has: used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     SECTION 4.16. Taxes.

     (a) Except as set forth in Schedule 4.16:

          (i) All Tax Returns (as defined below) required to be filed by or on behalf of the Company or any Subsidiary or any affiliated, combined or unitary group of which the Company or any Subsidiary is or was a member have been duly and timely filed (giving effect to all timely obtained extensions) with the appropriate taxing authorities and were, in all material respects, true, complete and correct.

          (ii) The Company and each Subsidiary have paid or will have paid to the appropriate taxing authority on its behalf, within the time and in the manner prescribed by law, all material Taxes (as defined below) for which it is liable, whether or not shown as being due on any Tax Returns.

          (iii) The Company and each Subsidiary have established on its books and records adequate reserves in accordance with GAAP for the payment of all Taxes for which it is liable that are not yet due and payable, and with respect to any such Taxes that have been proposed, assessed or asserted against them.

          (iv) The Company and each Subsidiary have complied in all respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes for which it is liable (including, without limitation, withholding of such Taxes pursuant to sections 1441 and 1442 of the Code or similar provisions under any state, local or foreign laws) and has, within the time and in the manner prescribed by law, withheld and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over under all applicable domestic and foreign laws.

          (v) Neither the Company nor any Subsidiary has requested any extension of time within which to file any Tax Return in respect of any taxable year, which Tax Return has not since been filed.

          (vi) There are no outstanding waivers or comparable consents that have been given by the Company or any Subsidiary or with respect to any Tax Return of the Company or any Subsidiary regarding the application of any statute of limitations with respect to any Taxes or Tax Returns of the Company or any such Subsidiary.

          (vii) No United States federal, state, local or foreign audits, investigations, other administrative proceedings or court proceedings are presently pending against the Company or any Subsidiary with regard to any Taxes or Tax Returns of the Company or any Subsidiary and no notification has been received by the Company or any Subsidiary that such an audit, investigation or other proceeding is pending or threatened.

          (viii) Other than in the ordinary course of business consistent with its past practices, neither the Company nor any Subsidiary has granted any power of attorney or similar document that is currently in force with respect to any matter relating to Taxes.

          (ix) No property of the Company or any Subsidiary is property that the Company, the Subsidiary or any party to this transaction is or will be required to treat as being owned by another person pursuant to the provisions of section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of section 168 of the Code.

          (x) The Company and each Subsidiary are members of an affiliated group of corporations within the meaning of section 1504(a) of the Code of which the Company is the common parent and such affiliated group files a consolidated return with respect to United States federal income taxes.

          (xi) Neither the Company nor any Subsidiary has liability for the Taxes of any person (other than members of the affiliated group described in Section 4.16(a)(x))) under Treasury Regulations section 1.1502-6 (or a similar or corresponding provision of state, local, or foreign law).

          (xii) There are no Liens for Taxes upon the assets or properties of the Company or any Subsidiary except for statutory Liens for Taxes not yet due.

          (xiii) Neither the Company or any Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment.

          (xiv) No jurisdiction where the Company or any Subsidiary has not filed a Tax Return has made a claim that the Company or such Subsidiary is required to file a Tax Return in such jurisdiction.

          (xv) The Company and each Subsidiary have previously delivered or made available to Parent complete and accurate copies of all income Tax Returns filed with any taxing authority filed by or on behalf of the Company or any Subsidiary for taxable years 1999 through 2003.

     (b) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, severance, stamp, occupation, real or personal property, social security, estimated, recording, gift, value assessed, windfall profits or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, whether computed on a separate, consolidated, unitary, combined or other basis, together with any interest, fines, penalties, additions to tax or other additional amounts imposed by any taxing authority (domestic or foreign). For purposes of this Agreement, "Tax Return" shall mean any return, declaration, report, estimate, information or other document (including any documents, statements or schedules attached thereto and any amendments thereof) required to be filed with any federal, state, local or foreign tax authority with respect to Taxes.

     SECTION 4.17. Labor Relations. Except as set forth in the SEC Reports or
Schedule 4.17, (i) each of the Company and the Subsidiaries is, and has at all times been, in material compliance with all applicable laws, rules, regulations and orders respecting employment and employment practices, terms and conditions of employment, wages, hours or work and occupational safety and health, and is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law; (ii) there is no labor grievance, arbitration, strike, slowdown, stoppage or lockout pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries; (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any union or other labor organization or is engaged in any labor negotiations with any labor union; (iv) there are no proceedings pending between the Company and any of the Subsidiaries or any of their respective employees before any federal or state agency; and (v) to the knowledge of the Company, there are no activities or proceedings of any labor union to organize any non-union employees of the Company or any of the Subsidiaries.

     SECTION 4.18. Transactions with Affiliates. Except as disclosed in Schedule 4.18, no present or former affiliate of the Company has, or since December 31, 2002 has had, (i) any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to any of the businesses of the Company or any of the Subsidiaries, (ii) has had business dealings or a material financial interest in any transaction with the Company or any of the Subsidiaries (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or any of the Subsidiaries) or (iii) an equity interest or any other financial or profit interest in any Person that has had business dealings or a material financial interest in any transaction with the Company or any of the Subsidiaries.

     SECTION 4.19. Brokers. No broker, finder or investment banker (other than Jefferies & Company, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Parent true and complete copies of all agreements and other arrangements between the Company and Jefferies & Company, Inc.

     SECTION 4.20. Control Share Acquisition. No state takeover statute or similar statute or regulation, including, without limitation, Section 203 of the Delaware Law and any statute adopted by the State of California (which statutes and regulations are herein after collectively referred to as "Takeover Laws"), or other comparable takeover provision of the Certificate of Incorporation or By-Laws of the Company applies or purports to apply to the Merger or this Agreement, or any of the transactions contemplated by this Agreement.

     SECTION 4.21. Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock which may be necessary to approve this Agreement and the transactions contemplated hereby, including the Merger.

     SECTION 4.22. Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.23. Information Supplied. None of the information to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it is first mailed to the holders of the Company Common Stock or on the date of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at such time and in light of the circumstances under which they are made, not misleading. If at any time prior to the date of the Special Meeting, any event with respect to the Company, or with respect to information supplied by the Company specifically for inclusion in the Proxy Statement, shall occur which is required to be described in an amendment or supplement to the Proxy Statement, such event shall be so described by the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein, to the extent relating to the Company or other information supplied by the Company for inclusion therein, will comply as to form, in all material respects, with the provisions of the Exchange Act, and each such document required to be filed with any Governmental Entity other than the SEC will comply in all material respects with the provisions of applicable law as to the information required to be contained therein. Notwithstanding the foregoing, but subject to the definition of "Material Adverse Effect", the Company makes no representation or warranty with respect to the information supplied or to be supplied by Parent, Merger Sub or their respective affiliates (other than the Company to the extent the Company is determined to be an affiliate of Parent and/or Merger Sub) for inclusion or incorporation by reference in the Proxy Statement.

     SECTION 4.24. WARN. Within the past twelve months: (i) neither the Company nor any of its Subsidiaries has effectuated a "plant closing" or a "mass layoff" (as such terms are defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act")); (ii) the Company has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (iii) none of the Company's or any of its Subsidiaries' employees has suffered an "employment loss" (as defined in the WARN Act) during the 90 day period prior to the date of this Agreement.

     SECTION 4.25. Suppliers. No supplier of the Company or any Subsidiary whose failure to continue to be a supplier of the Company or any Subsidiary would reasonably be likely to result in, individually or in the aggregate, a Material Adverse Effect has indicated to the Company or any of its Subsidiaries that it will stop, or materially decrease the rate of, supplying products or services to the Company or any of its Subsidiaries.

     SECTION 4.26. Bank Accounts. Schedule 4.26 sets forth a complete list of the names and locations of each bank or other financial institution at which the Company or any of its Subsidiaries has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, holding powers of attorney or comparable delegation of authority from the Company or its Subsidiaries and a summary statement thereof.

     SECTION 4.27. Board Action. The Board of Directors, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement and the other Transaction Documents, the Merger and the transactions contemplated hereby and thereby; (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into the Transaction Documents and consummate the Merger on the terms and subject to the conditions set forth in this Agreement; (iii) approving the Transaction Documents, the Merger and the transactions contemplated hereby and thereby for purposes of
Section 203 of Delaware Law, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as practicable; and (v) recommending that the holders of Company Common Stock adopt this Agreement, which resolutions have not been subsequently rescinded, modified or withdrawn in any way except as permitted by Section 5.2. Such resolutions are sufficient to render inapplicable to Merger Sub and Parent, this Agreement, the Merger and the transactions contemplated hereby the restrictions on "business combinations" contained in Section 203 of Delaware Law.

     SECTION 4.28. Opinion of Financial Advisor. Prior to or concurrently with the execution of this Agreement, Jefferies & Company, Inc. has rendered to the Board of Directors a written opinion, dated as of the date of this Agreement, to the effect that, subject to the assumptions and limitations set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair to such holders, other than Parent, Merger Sub and their respective affiliates, from a financial point of view. A true and correct copy of such opinion will be delivered to Merger Sub, solely for information purposes, within one business day following receipt thereof by the Company. The Company has been authorized by Jefferies & Company, Inc. to permit the inclusion of such opinion in its entirety in the Proxy Statement.

     SECTION 4.29. Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the certificates delivered pursuant to Sections 7.3(a) and (b) hereof or in any Schedule furnished or to be furnished by the Company to Parent or Merger Sub pursuant to the provisions hereof, contains or will contain any untrue statement of material facts or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE V.

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.1. Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, except as expressly contemplated by this Agreement, the Company shall, and shall cause each of the Subsidiaries to (i) carry on its respective businesses in the ordinary course consistent with past practice, (ii) use reasonable best efforts to preserve intact its current business organizations and keep available the services of its current officers and key employees, (iii) use reasonable best efforts to preserve its relationships with customers, suppliers, third party payors and other Persons with which it has business dealings, (iv) comply in all material respects with all laws and regulations applicable to it or any of its properties, assets or business and (v) maintain in full force and effect all Licenses and Permits necessary for such business. Without limiting the generality of the foregoing, except as (x) expressly contemplated by this Agreement or (y) set forth in
Schedule 5.1, the Company shall not, and shall cause each of the Subsidiaries not to, directly or indirectly, without the prior written consent of Merger Sub:

     (a) amend its Certificate of Incorporation or By-Laws or similar organizational documents or change the number of directors constituting its entire board of directors;

     (b) (i)(A) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock or other equity interests, except that a wholly owned Subsidiary may declare and pay a dividend or make advances to its parent or the Company or (B) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other securities; (ii) issue, sell, pledge, dispose of or encumber any (A) additional shares of its capital stock or other equity interests, (B) securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock or other equity interests, or (C) of its other securities, other than shares of Company Common Stock issued upon the exercise of Options or Warrants and Other Rights outstanding on the date hereof in accordance with the Option Plans or Warrant Agreements, as the case may be, as in effect on the date hereof; or (iii) split, combine or reclassify any of its outstanding capital stock or other equity interests;

     (c) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof (including entities which are Subsidiaries) or (B) any assets, including real estate, except (x) purchases of inventory, equipment and supplies in the ordinary course of business consistent with past practice and (y) other purchases in the ordinary course of business consistent with past practice in an amount not involving more than $50,000 in the aggregate;

     (d) authorize or make any capital expenditures in the aggregate in excess of $400,000;

     (e) except in the ordinary course of business, amend or terminate any Company Material Contract or Company Material Lease, or waive, release or assign any material rights or claims thereunder;

     (f) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any property or assets other than in the ordinary course of business and consistent with past practice;

     (g) (i) enter into any employment or severance agreement with or, except in accordance with the existing policies of the Company, grant any severance or termination pay to any officer, director or key employee of the Company or any Subsidiary; or (ii) hire or agree to hire any new or additional key employees or officers;

     (h) except as required to comply with applicable law or as provided for in this Agreement or required by any option plan or any employment agreement set forth on Schedule 5.1(h), (A) adopt, enter into, terminate, amend or increase the amount or accelerate the payment or vesting of any benefit or award or amount payable under any Company Employee Benefit Plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or, other than in the ordinary course of business consistent with past practice, employee, (C) pay any benefit not provided for under any Benefit Plan, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Employee Benefit Plans or agreements or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan;

     (i) (i) incur or assume any long-term debt, or except in the ordinary course of business in amounts consistent with past practice, incur or assume any short-term indebtedness; (ii) incur or modify any material indebtedness or other liability; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary course of business and consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly owned Subsidiaries or customary loans or advances to employees in accordance with past practice); (v) settle any claims other than in the ordinary course of business, in accordance with past practice, and without admission of liability; or (vi) enter into any material commitment or transaction;

     (j) change any accounting method, including any accounting method with respect to Taxes, used by it unless required by GAAP;

     (k) other than in the ordinary course of business consistent with past practice, make any Tax election or settle or compromise any Tax liability;

     (l) (i) settle or compromise any claim, litigation or other legal proceeding, other than in the ordinary course of business consistent with past practice in an amount involving more than $250,000 in the aggregate or (ii) pay, discharge or satisfy any other claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of (A) any such other claims, liabilities or obligations, in the ordinary course of business and consistent with past practice, or (B) of any such other claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company;

     (m) except in the ordinary course of business consistent with past practice, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Subsidiary is a party;

     (n) permit any insurance policy naming the Company or any Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice or in connection with replacing such policy with a policy providing comparable coverage;

     (o) revalue any assets of the Company, except as required by GAAP;

     (p) enter into any new material line of business or enter into any contract that restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business;

     (q) enter into any contract to allocate, share or otherwise indemnify for Taxes;

     (r) acquire, make (or commit to make) an investment in, or make a capital contribution to, any Person;

     (s) take or omit to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue and incorrect in any material respect as of the date when made if such action had then been taken or omitted, or would result in any of the conditions set forth in Article VII hereof not being satisfied; or

     (t) enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     SECTION 5.2. No Solicitation. (a) The Company shall not, nor shall it permit or authorize any of the Subsidiaries or any officer, director, employee, agent or representative (including accountants, attorneys and investment bankers) of the Company or any of the Subsidiaries (collectively, the "Company Representatives") to, (i) solicit or initiate, or encourage, directly or indirectly, any inquiries regarding or the submission of, any Takeover Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or take any other action to knowingly facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal or
(iii) enter into any agreement with respect to any Takeover Proposal or approve or resolve to approve any Takeover Proposal; provided, however, that nothing contained in this Section 5.2 or any other provision hereof shall prohibit the Company or the Board of Directors from (A) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (B) making such disclosure to the Company's stockholders as, in the good faith judgment of the Board of Directors, after receiving advice from outside counsel, is required under applicable law, provided that the Company may not, except as permitted by Section 5.2(b), withdraw or modify, or propose to withdraw or modify, its approval or recommendation of this Agreement or the transactions contemplated hereby, including the Merger, or approve or recommend, or propose to approve or recommend any Takeover Proposal, or enter into any agreement with respect to any Takeover Proposal. Upon execution of this Agreement, the Company shall, and it shall cause the Company Representatives to, immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to the Effective Time, the Company may furnish information concerning its business, properties or assets to any Person or group pursuant to confidentiality agreements with terms and conditions similar to the Confidentiality Agreement, dated August 23, 2002, as amended (the "Confidentiality Agreement"), between the Company and Parent (provided that such confidentiality agreements may not include any provision granting any such Person or group an exclusive right to negotiate with the Company), and may negotiate and participate in discussions and negotiations with such Person or group concerning a Takeover Proposal if:
(x) such Person or group has submitted a Superior Proposal which is pending at the time the Company determines to take such action; and (y) the Board of Directors determines in good faith, based upon advice of outside counsel, that such action is required to discharge the Board of Director's fiduciary duties to the Company's stockholders under Delaware Law. The Company shall not release or permit the release of any Person from, or waive or permit the waiver of any provision of, any such confidentiality agreement or any other confidentiality, standstill or similar agreement to which the Company is a party or under which the Company has any rights. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any breach by any Company Representative, or action taken by any Company Representative with the intent of circumventing, any of the provisions set forth in the preceding sentence shall be deemed to constitute a breach of this Section 5.2 by the Company (whether or not such Company Representative is purporting to act on behalf of the Company).

     The Company will promptly (and in any event within one (1) business day) notify Parent in writing, of the existence of any proposal, discussion, negotiation or inquiry received by the Company with respect to any Takeover Proposal, and the Company will promptly communicate to Parent the material terms and conditions of any proposal, discussion, negotiation or inquiry which it may receive. The Company will promptly provide to Parent any non-public information concerning the Company provided to any other Person which was not previously provided to Parent. The Company will keep Parent reasonably informed of the status and details of any such Takeover Proposal.

     As used in this Agreement, the following terms have the meanings set forth below:

     "Superior Proposal" means an unsolicited written proposal by a Third Party (defined below) to acquire, directly or indirectly, 25% or more of the shares of Company Common Stock then outstanding or all or substantially all of the assets of the Company, and (i) otherwise on terms which the Board of Directors determines in good faith to be more favorable to the Company's stockholders than the Merger (based in part on advice of the Company's independent financial advisor that the value of the consideration provided for in such proposal, taking into account the Termination Fee (as defined below), exceeds the value of the consideration provided for in the Merger), (ii) which is not subject to a financing contingency and (iii) which, in the good faith reasonable judgment of the Board of Directors of the Company, is reasonably likely to be consummated within a reasonable time.

     "Takeover Proposal" means any inquiry, proposal or offer, whether in writing or otherwise, from a Third Party to acquire beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of all or a material portion of the assets of the Company or any of its Subsidiaries or 20% or more of any class of equity securities of the Company or any of the Subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer, exchange offer or similar transaction with respect to either the Company or any of the Subsidiaries, including any single or multi-step transaction or series of related transactions, which is structured to permit such Third Party or another Third Party to acquire beneficial ownership of any material portion of the assets of, or 20% or more of the equity interest in either the Company or any of the Subsidiaries.

     "Third Party" means any Person or group other than Parent, Merger Sub or any affiliate thereof.

     (b) Except as set forth in this Section 5.2(b), neither the Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors or any such committee of this Agreement or the transactions contemplated hereby, including the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to the Effective Time, the Board of Directors may withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby, including the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to a Superior Proposal, in each case if (A) the Company shall have received a Superior Proposal which is pending at the time the Company determines to take such action, (B) the Board of Directors shall have determined in good faith, based upon advice of outside counsel, that such action is required to discharge the Board of Director's fiduciary duties to the Company's stockholders under Delaware Law, (C) at least three business days shall have passed following Parent's receipt of written notice from the Company advising Parent that the Board of Directors has received such a Superior Proposal which it intends to accept, specifying the material terms and conditions of such Superior Proposal, and Parent does not make an offer that the Board of Directors shall have concluded in its good faith judgment, after consultation with its financial advisors and outside counsel, is as favorable (taking into account the Termination Fee) to the Company stockholders as such Superior Proposal and (D) concurrently with taking such action the Company shall pay the Termination Fee as provided in Section 8.2(b) (whether or not this Agreement shall be terminated).

                                   ARTICLE VI.

                              ADDITIONAL AGREEMENTS

     SECTION 6.1. Proxy Statement. As promptly as practicable after the date of this Agreement, the Company shall prepare the preliminary Proxy Statement and, after consultation with and review by Merger Sub, file the preliminary Proxy Statement with the SEC. The Company shall use its reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with and review by Merger Sub, to respond promptly to any comments made by the SEC with respect to the Proxy Statement; and (ii) promptly upon the earlier of (x) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (y) the conclusion of any SEC review of the preliminary Proxy Statement, cause a definitive Proxy Statement to be mailed to the Company's stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be mailed by the Company without consultation and review by Parent or Merger Sub. The Company will promptly notify Parent and Merger Sub of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the preliminary

Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply Parent and Merger Sub with copies of all written correspondence between the Company or Company Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Merger or any of the other transactions contemplated by this Agreement. Parent and Merger Sub will cooperate with the Company in connection with the preparation of the Proxy Statement, including, but not limited to, furnishing to the Company any and all information regarding Parent and Merger Sub and their respective affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the recommendation of the Board of Directors that the Company's stockholders approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors may withdraw, modify or change its recommendation of the Merger and this Agreement if it does so in accordance with Section 5.2(b) hereof.

     SECTION 6.2. Meeting of Stockholders of the Company. As promptly as practicable after the date of this Agreement, the Company shall promptly take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and By-Laws to convene the Special Meeting, whether or not the Board of Directors or any committee thereof has withdrawn or modified, or proposes to withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby, including the Merger. The stockholder vote required for approval of the Merger will be no greater than that set forth in Delaware Law. Subject to the provisions of Section 5.2(b) hereof, the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Merger Sub, advisable to secure any vote of stockholders required by Delaware Law to effect the Merger.

     SECTION 6.3. Compliance with Law. Each of the Company, Parent and Merger Sub will comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     SECTION 6.4. Notification of Certain Matters. The Company shall give prompt notice to Parent of (i) the occurrence, or non-occurrence of any event whose occurrence, or non-occurrence would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect at any time from the date hereof to the Effective Time and (ii) any failure of the Company, or any of its officers, directors, employees or agents, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to Parent.

     SECTION 6.5. Access to Information. From the date hereof to the Effective Time, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and agents to, afford the officers, employees and agents of Parent and Merger Sub reasonable access at all reasonable times to its officers, employees, agents, properties (including, without limitation, for purposes of conducting environmental site assessments), offices and other facilities and to all books and records, and shall promptly furnish Parent and Merger Sub with (a) all financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request and (b) a copy of each report, schedule and other document filed or received by the Company or any of the Subsidiaries during such period pursuant to the requirements of applicable securities laws.

     SECTION 6.6. Public Announcements. So long as this Agreement is in effect, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue, or permit their affiliates to issue, any such press release or make any such public statement before such consultation, except as may be required by law.

     SECTION 6.7. Reasonable Best Efforts; Cooperation. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable best efforts to obtain in a timely manner all necessary waivers, consents (including, without limitation, any consents relating to Company Material Leases) and approvals and to effect all necessary registrations and filings, and to use all reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, (i) cooperating in responding to inquiries from, and making presentations to, regulatory authorities and (ii) defending against and responding to any action, suit, proceeding, or investigation, whether judicial or administrative, challenging or relating to this Agreement or the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

     Company shall use reasonable best efforts to obtain from each landlord or sublandlord (as the case may be) of Company or any Subsidiary under a Company Material Lease an estoppel certificate certifying that such Company Material Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), the dates to which the rent and other charges payable hereunder have been paid, and stating whether or not, to the knowledge of the signer of such certificate, the tenant or subtenant (as the case may be) thereunder is in default in the performance of any covenant, agreement or condition contained in such Company Material Lease and, if so, specifying each such default of which the signer may have knowledge.

     SECTION 6.8. Agreement to Defend and Indemnify.

     (a) From and after the Effective Time, Parent agrees to, and agrees to cause the Surviving Corporation to, honor any rights to indemnification or exculpation from liabilities in favor of the officers and directors of the Company and each of its Subsidiaries (collectively, the "Indemnified Parties") as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and the indemnification agreements set forth on Schedule 6.8(a), of the Company. Parent further agrees, for a period of five years after the Effective Time, that it will not, and will not permit the Surviving Corporation (or any successor entity owned or controlled by Parent), to amend, modify or repeal any provision of the certificates of incorporation or by-laws (or comparable organizational documents) of the Company or any of its Subsidiaries relating to the indemnification of officers, directors and/or employees.

     (b) For five years after the Effective Time, Parent shall, and shall cause the Surviving Corporation (or any successor entity owned or controlled by Parent) to, use reasonable best efforts to provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each such person currently covered by the Company's officers' and directors' liability insurance policy on terms reasonably comparable to those of such policy in effect on the date hereof, provided that in satisfying its obligation under this paragraph, Parent shall not be obligated to cause the Surviving Corporation (or any successor entity owned or controlled by Parent) to pay premiums in excess of 200% of the amount per annum the Company paid in its last full fiscal year, which amount has been disclosed in writing to Parent, and if Parent or the Surviving Corporation is unable to obtain the insurance required by this paragraph, it shall obtain as much comparable insurance as possible for an annual premium equal to such maximum amount.

     (c) Notwithstanding Section 9.7 hereof, this Section 6.8 is intended to be for the benefit of and to grant third-party rights to Indemnified Parties whether or not parties to this Agreement, and each of the Indemnified Parties shall be entitled to enforce the covenants contained herein.

     (d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.8.

     SECTION 6.9. Employee Benefits. For a period of six months following the Effective Time (the "Benefits Continuation Date"), Parent shall maintain, or cause to be maintained, each of the Company Employee Benefit Plans (other than stock based plans), provided that the Parent may substitute another plan or arrangement for any Company Employee Benefit Plan provided that such substituted plan or arrangement offers comparable benefits taken as a whole, provided, further, that in the event the costs of maintaining the Company Employee Benefit Plans increase prior to the Benefits Continuation Date, Parent may proportionately increase the fees it charges the Surviving Corporation's employees to participate in the Company Employee Benefit Plans. Notwithstanding the foregoing, Parent or the Surviving Corporation may amend or terminate any of the Company Employee Benefit Plans following the Benefits Continuation Date in accordance with their respective terms and applicable law. In addition, Parent shall, or shall cause the Surviving Corporation (or any successor entity owned or controlled by Parent) to, honor the agreements set forth on Schedule 6.9.

     SECTION 6.10. State Takeover Laws. If any Takeover Law becomes or is deemed to become applicable to the Merger or this Agreement or any of the transactions contemplated by this Agreement, the Company shall promptly take all action necessary to render such Takeover Law inapplicable to all of the foregoing.

     SECTION 6.11. SEC Reports. From and after the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, the Company shall file on a timely basis all SEC Reports required to be filed by it with the SEC under the Exchange Act and the Securities Act, which SEC Reports shall comply in all material respects with the requirements of the Exchange Act and the Securities Act, each as applicable to such SEC Reports.

     SECTION 6.12. Delisting. Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions necessary to
(i) delist the Company Common Stock from the Nasdaq National Market and (ii) to terminate the registration of the Company Common Stock under the Exchange Act; provided that such delisting or termination shall not be effective until after the Effective Time.

     SECTION 6.13. Resignations. At or prior to the Effective Time, the Company shall obtain the resignations of each director of the Company and, if so requested by Merger Sub, of any officer of the Company and any director or officer of any Subsidiary of the Company.

     SECTION 6.14. Communications to Employees. Merger Sub and the Company will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosure to employees of the Company or any of the Subsidiaries with respect to the Merger and any other transactions contemplated by this Agreement.

     SECTION 6.15. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be paid by either Merger Sub or the Surviving Corporation, and the Company shall cooperate with Merger Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.

     SECTION 6.16. Voting of Company Common Stock. Parent and Merger Sub shall, and shall cause their respective affiliates to, vote any shares of Company Common Stock held by them in favor of the Merger and the adoption of this Agreement.

     SECTION 6.17. Note. Prior to or concurrently with the execution of this Agreement, Parent will make the investment to be evidenced by the Note.

                                  ARTICLE VII.

                              CONDITIONS OF MERGER

     SECTION 7.1. Conditions for Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Effective Time of the following conditions:

     (a) Stockholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company.

     (b) Injunction. No statute, rule, regulation, judgment, writ, decree, order or injunction shall have been promulgated, enacted, entered or enforced, and no other action shall have been taken, by any Governmental Entity that in any of the foregoing cases has the effect of making illegal or directly or indirectly restraining, prohibiting or restricting the consummation of the Merger.

     (c) HSR. Any waiting period applicable to the Merger under the HSR Act shall have expired or have been terminated.

     SECTION 7.2. Additional Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

     (a) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects their respective agreements contained in this Agreement required to be performed on or prior to the Effective Time and the Company shall have received certificates of the President or Chief Executive Officer or a Vice President of Parent and Merger Sub to that effect.

     (b) Representations and Warranties of Parent and Merger Sub. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects when made and on and as of the Effective Time as if made on and as of such time (except for those representations and warranties of Parent and Merger Sub that are so qualified and relate to a particular date which representations and warranties shall be true and correct in all respects as of such date); provided, however, that this condition shall be deemed satisfied if the cumulative effect of all inaccuracies of Parent's and Merger Sub's representations and warranties (for this purpose disregarding any qualification or limitation as to knowledge, materiality or Purchaser Material Adverse Effect) would not be reasonably likely to have a Purchaser Material Adverse Effect. The Company shall have received certificates of the President or Chief Executive Officer or a Vice President of each of Parent and Merger Sub to the foregoing effects.

     (c) Purchaser Material Adverse Effect. Since the date hereof, there shall not have been any Purchaser Material Adverse Effect.

     SECTION 7.3. Additional Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent and Merger Sub:

     (a) Performance of Obligations of the Company. The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to that effect.

     (b) Representations and Warranties of the Company. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects when made and on and as of the Effective Time as if made on and as of such time (except for those representations and warranties of the Company that are so qualified and relate to a particular date which representations and warranties shall be true and correct in all respects as of such date); provided, however, that this condition shall be deemed satisfied if the cumulative effect of all inaccuracies of the Company's representations and warranties (for this purpose disregarding any qualification or limitation as to knowledge, materiality or Material Adverse Effect) would not be reasonably likely to have a Material Adverse Effect. Parent and Merger Sub shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company to the foregoing effects.

     (c) Material Adverse Effect. Since the date hereof, there shall not have been any Material Adverse Effect.

     (d) Consents. The Company shall have obtained and provided to Parent and Merger Sub copies of evidence with respect thereto the consents of third parties listed on Schedule 7.3(d), the terms of which consents shall be reasonably satisfactory to Parent and Merger Sub.

     (e) Pre-November 2000 Options. Not less than seventy-five percent (75%) of the Pre-November 2000 Options shall have been terminated, without any further liability to the Company or the Subsidiaries.

     (f) Approvals. All notices, applications, approvals, consents, and waivers ("Approvals") required to be furnished to or obtained from any Governmental Entity necessary in order for the Company to conduct its business following the consummation of the transactions contemplated by this Agreement in all material respects in the manner as such business, taken as a whole, was conducted prior to the Effective Time shall have been obtained or furnished and any applicable waiting period or periods shall have expired (or, if there be no time limit for waiver or objection, a notice of no-objection or equivalent with respect thereto shall have been received by the Company).

                                  ARTICLE VIII.

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company:

     (a) By the mutual written consent of the Board of Directors of Parent, Merger Sub and the Company; or

     (b) By Parent, Merger Sub or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling or other action each party hereto shall use its reasonable best efforts to have vacated or reversed), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; or

     (c) By Parent, Merger Sub or the Company, if the stockholders of the Company fail to approve the Merger upon the taking of a vote at a duly held meeting of the stockholders or at any adjournment thereof; or

     (d) By Parent or Merger Sub if, without any material breach by Merger Sub or Parent of their respective obligations under this Agreement, the Merger shall not have been consummated on or before March 15, 2004 (the "Termination Date").

     (e) By the Company if, without any material breach by the Company of its obligations under this Agreement, the Merger shall not have been consummated on or before the Termination Date.

     (f) By the Company:

          (i) if the Company has approved a Superior Proposal in accordance with
Section 5.2(b), provided the Company has complied with all provisions thereof, including the notice provisions therein; or

          (ii) if Parent or Merger Sub shall have breached its representations, warranties, covenants or other agreements contained in this Agreement and the cumulative effect of all inaccuracies of the Parent's or Merger Sub's representations and warranties (for this purpose disregarding any qualification or limitation as to knowledge, materiality or Purchaser Material Adverse Effect) would be reasonably likely to have a Purchaser Material Adverse Effect and which breach or failure to perform is incapable of being cured or has not been cured by ten business days following written notice thereof to Parent from the Company.

     (g) By Parent or Merger Sub:

          (i) if the Board of Directors shall have withdrawn, or modified or changed in a manner adverse to Parent or Merger Sub, its approval or recommendation of this Agreement or the Merger, or shall have approved a Takeover Proposal, or if the Company shall have entered into an agreement to effect a Takeover Proposal; or

          (ii) if (A) a tender or exchange offer relating to securities of the Company shall have been commenced (other than pursuant to Section 2.3(b) hereof) and the Board of Directors shall not have recommended that the Company's stockholders reject such tender or exchange offer within ten business days after the commencement thereof or (B) the Board of Directors shall have waived Section 203 of Delaware Law with respect to any Person other than Parent, Merger Sub or their affiliates or any group of which any them is a member; or

          (iii) if the Company, or any of the Company Representatives, shall take any actions in breach of Section 5.2(a) hereof; or

          (iv) if the Company shall have breached its representations, warranties, covenants or other agreements contained in this Agreement and if the cumulative effect of all inaccuracies of the Company's representations and warranties (for this purpose disregarding any qualification or limitation as to knowledge, materiality or Material Adverse Effect) would be reasonably likely to have a Material Adverse Effect and which breach or failure to perform is incapable of being cured or has not been cured within ten business days following written notice thereof to the Company from Merger Sub.

     SECTION 8.2. Effect of Termination.

     (a) In the event of termination of this Agreement by either the Company, Parent or Merger Sub as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of this Article VIII and as provided in Section 6.8 and Section 9.1 and except that nothing herein shall relieve any party for breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (b) If (x) Parent or Merger Sub terminates this Agreement pursuant to
Section 8.1(g)(i), 8.1(g)(ii) or 8.1(g)(iii) or (y) the Company terminates this Agreement pursuant to Section 8.1(f)(i), then in each case, the Company shall pay, or cause to be paid to Parent, at the time of termination, an amount equal to One Million Eight Hundred Thousand Dollars ($1,800,000.00) (the "Termination Fee").

     (c) If (x) Parent, Merger Sub or the Company terminates this Agreement pursuant to Section 8.1(c), 8.1(d), 8.1(e) or 8.1(g)(iv), in each case after the Company's receipt of a Takeover Proposal, and (y) within twelve (12) months after such termination, the Company enters into an agreement with respect to a Takeover Proposal, then the Company shall pay the Termination Fee concurrently with entering into any such agreement.

     (d) If (x) Parent, Merger Sub or the Company terminates this Agreement pursuant to Section 8.1(c), 8.1(d), 8.1(e) or 8.1(g)(iv) and the Company has not received a Takeover Proposal at the time of termination and (y) within nine (9) months after such termination, the Company enters into an agreement with respect to a Takeover Proposal, then the Company shall not pay the Termination Fee but shall pay Parent Nine Hundred Thousand Dollars ($900,000), for expenses incurred in connection with the drafting, negotiation and execution of this Agreement and the other Transaction Documents, concurrently with entering into any such agreement.

                                   ARTICLE IX.

                               GENERAL PROVISIONS

     SECTION 9.1. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 8.1, as the case may be, except as provided in Section 8.2 and except that the agreements set forth in Article II, Section 6.8 and Section 6.9 shall survive the Effective Time in accordance with their express terms and those set forth in
Article VIII and Section 9.3 shall survive termination indefinitely.

     SECTION 9.2. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (i) as of the date delivered or sent by facsimile if delivered personally or by facsimile, and (ii) on the third business day after deposit in the U.S. mail, if mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     (a)  if to Parent or Merger Sub:

          Grupo Sansborns, S.A. de C.V.
          c/o Grupo Finan Inbursa
          Paseo de Las Palmas 736
          Mexico Col. Lomas de Chapultepec

          Attention:  Eduardo Valdes Acra
                      Javier Cervantes
          Facsimile:  011-525-520-5326
                      011-525-540-7492

          With a copy to:

          Willkie Farr & Gallagher LLP
          787 Seventh Avenue
          New York, New York 10019
          Attention: Thomas M. Cerabino, Esq.
          Facsimile: (212) 728-8111

     (b)  if to the Company:

          Good Guys, Inc.
          1600 Harbor Bay Parkway
          Alameda, CA 94502
          Attention: Chief Executive Officer
          Facsimile: (510) 747-6291

          With copies to:

          Howard, Rice, Nemerovski, Canady, Falk & Rabkin
          3 Embarcadero Center, 7th Floor
          San Francisco, CA 94111-4065
          Attention: Richard W. Canady
          Facsimile: (415) 217-5910

     SECTION 9.3. Expenses. Except as set forth in Section 8.2(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

     SECTION 9.4. Certain Definitions. For purposes of this Agreement, the term:

     (a) "affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

     (b) "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise; and

     (c) "knowledge" means the knowledge of any officer or director of the party making the representation and warranty.

     (d) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

     (e) The following terms shall have the meanings ascribed to them in the respective section of the Agreement:

"Agreement" -- See the Preamble

"Approvals" -- See [sec] 7.3(f)

"Benefits Continuation Date" -- See [sec] 6.9

"Board of Directors" -- See the Recitals

"Certificate of Merger" -- See [sec] 1.3

"Certificate" -- See [sec] 2.1(e)

"Closing" -- See [sec] 1.2

"Closing Date" -- See [sec] 1.2

"Code" -- See [sec] 2.2(g)

"Company" -- See the Preamble

"Company Common Stock" -- See [sec] 2.1(b)

"Company Employee Benefit Plans" -- See [sec] 4.8(a)

"Company ERISA Affiliate" -- See [sec] 4.8(a)

"Company Material Contracts" -- See [sec] 4.13(a)

"Company Material Leases" -- See [sec] 4.9(b)

"Company Multiemployer Plan" -- See [sec] 4.8(b)

"Company Preferred Stock" -- See [sec] 4.2(a)

"Company Representatives" -- See [sec] 5.2(a)

"Confidentiality Agreement" -- See [sec] 5.2(a)

"Delaware Law" -- See the Recitals

"Dissenting Shares" -- See [sec] 2.1(d)

"Effective Time" -- See [sec] 1.3

"Environmental Law" -- See [sec] 4.12(e)

"Environmental Permit" -- See [sec] 4.12(e)

"ERISA" -- See [sec] 4.8(a)

"Exchange Act" -- See [sec] 3.3(b)

"Exchange Agent" -- See [sec] 2.2(a)

"Exchange Fund" -- See [sec] 2.2(a)

"Excluded Shares" -- See [sec] 2.1(b)

"GAAP" -- See [sec] 4.5(b)

"Governmental Entity" -- See [sec] 3.3(b)

"Hazardous Substances" -- See [sec] 4.12(e)

"HSR Act" -- See [sec] 3.3(b)

"Indemnified Parties" -- See [sec] 6.8(a)

"Intellectual Property" -- See [sec] 4.10(g)

"Intercreditor Agreement" -- See [sec] 4.4(a)

"Leased Real Property" -- See [sec] 4.9(d)

"Licenses and Permits" -- See [sec] 4.14(b)

"Liens" -- See [sec] 4.2(b)

"Listed Intellectual Property" -- See [sec] 4.10(b)

"Material Adverse Effect" -- See [sec] 4.1(a)

"Merger" -- See the Recitals

"Merger Consideration" -- See [sec] 2.1(c)

"Merger Sub" -- See the Preamble

"Merger Sub Common Stock" -- See 2.1(a)

"Note" -- See [sec] 4.4(a)

"Option Plans" -- See [sec] 2.3(a)

"Option Price" -- See [sec] 2.3(a)

"Options" -- See [sec] 2.3(b)

"Other Stock Plan" -- See [sec] 2.3(d)

"Parent" -- See the Preamble

"Post-November 2000 Options" -- See [sec] 2.3(a)

"Pre-November 2000 Options" -- See [sec] 2.3(b)

"Proxy Statement" -- See [sec] 3.8

"Purchaser Information" -- See [sec] 3.8

"Purchaser Material Adverse Effect" See [sec] 3.6

"Registration Rights Agreement" -- See [sec] 4.4(a)

"Restated Certificate" -- See [sec] 1.6

"SEC" -- See [sec] 3.8

"SEC Reports" -- See [sec] 4.5(a)

"Securities Act" -- See [sec] 4.5(a)

"Special Meeting" -- See [sec] 3.8

"Subsidiary" -- See [sec] 4.1(c)

"Superior Proposal" -- See [sec] 5.2(a)

"Surviving Corporation" -- See [sec] 1.1

"Takeover Laws" -- See [sec] 4.20

"Takeover Proposal" -- See [sec] 5.2(a)

"Tax Return" -- [sec] 4.16(b)

"Taxes" -- See [sec] 4.16(b)

"Termination Date" -- See [sec] 8.1(d)

"Termination Fee" -- See [sec] 8.2(b)

"Third Party" -- See [sec] 5.2

"Transaction Documents" -- See [sec] 4.4(a)

"Transfer Taxes" -- See [sec] 6.15

"WARN Act" -- See [sec] 4.24

"Warrant Agreements" -- See [sec] 2.3(c)

"Warrants and Other Rights" -- See [sec] 2.3(c)

"Warrant Price" -- See [sec] 2.3(c)

     SECTION 9.5. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 9.7.

     Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement and supersede any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except as otherwise provided herein.

     SECTION 9.8. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 9.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State.

     SECTION 9.10. Amendment. This Agreement may be amended by the parties hereto by action taken by Parent and Merger Sub, and by action taken by or on behalf of the Board of Directors at any time before the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each share of Company Common Stock will be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 9.11. Waiver. At any time before the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     SECTION 9.12. Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        GOOD GUYS, INC.

                                        By: /s/ Kenneth R. Weller
                                           -------------------------------
                                           Name: Kenneth R. Weller
                                           Title: Chairman & Chief Executive
                                           Officer

                                        COMPUSA INC.

                                        By: /s/ Javier Larraza
                                           -------------------------------
                                           Name: Javier Larraza
                                           Title: Executive Vice
                                           President/Chief
                                               Financial Officer

                                        GLADIATOR ACQUISITION CORP.

                                        By: /s/ Javier Larraza
                                           -------------------------------
                                           Name: Javier Larraza
                                           Title: President

                                        US Commercial Corp. De C.V. hereby
                                        unconditionally agrees to cause Parent
                                        and Merger Sub to pay the Merger
                                        Consideration on or after the Closing
                                        in accordance with the terms of this
                                        Agreement.

                                        US COMMERCIAL CORP. DE C.V.

                                        By: /s/ Eduardo Valdes
                                           -------------------------------
                                           Name: Eduardo Valdes
                                           Title: Attorney In Fact

                                                                     APPENDIX B

                      OPINION OF JEFFERIES & COMPANY, INC.

                               September 29, 2003

Board of Directors
Good Guys, Inc.
1600 Harbor Bay Parkway
Alameda, CA 94502

Members of the Board:

     We understand that Good Guys, Inc. (the "Company"), CompUSA, Inc., a Delaware corporation (the "Parent") and Gladiator Acquisition Corp., a wholly owned subsidiary of the Parent (the "Merger Sub"), have entered into an Agreement and Plan of Merger dated as of September 29, 2003 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Parent and each issued and outstanding share of common stock, par value $0.01 per share, (the "Common Stock") of the Company, other than shares held in treasury, held by the Merger Sub, or as to which dissenters' rights have been perfected, will be converted into the right to receive $2.05 per share in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as investment bankers as to whether the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Parent, the Merger Sub or their respective Affiliates (as such term is defined in the Merger Agreement)).

     Jefferies & Company, Inc. ("Jefferies"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. We are currently acting as financial advisor to the Company in connection with the transactions contemplated by the Merger Agreement and have received and will receive fees for our services, a portion of which will be payable upon delivery of this opinion. The payment of a significant portion of our fee is contingent on consummation of the transactions contemplated by the Merger Agreement. The Company has agreed to indemnify Jefferies against certain liabilities, including liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement. We and our affiliates may own securities of the Company, U.S. Commercial Corp. de C.V. (the parent entity of the Parent) and/or their subsidiaries and affiliates and may maintain a market in the securities of the Company, U.S. Commercial Corp. de C.V. and/or their subsidiaries and affiliates and may publish research reports regarding such securities. In the ordinary course of our business, we and our affiliates may trade or hold such securities for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions in those securities.

     In conducting our analysis and arriving at the opinion expressed herein, we have, among other things, (i) reviewed the Merger Agreement (including all Schedules and Exhibits thereto); (ii) reviewed the unsecured subordinated convertible note referred to in section 4.4(a) of the Merger Agreement; (iii) reviewed certain financial and other information about the Company that was publicly available; (iv) reviewed information furnished to us by the Company's management, including certain internal financial analyses, budgets, reports and other information; (v) held discussions with various members of senior management of the Company concerning historical and current operations, financial conditions and prospects, as well as the impact on the Company and its prospects of the economy and the Company's industry, including the effect of the current economic environment; (vi) reviewed the valuations of publicly traded companies which we deemed comparable to the Company; (vii) reviewed the acquisition valuation multiples of publicly traded companies which we deemed comparable to the Company; (viii) reviewed the Company's Common Stock trading price history for the period we deemed appropriate; and (ix) conducted such other quantitative reviews, analyses and inquiries relating to the Company as we considered appropriate in rendering this opinion. This opinion is based on the aforementioned conditions as they exist currently and can be evaluated only as of the date hereof. Existing conditions are subject to rapid and unpredictable change and any such change could impact our opinion.

     In our review and analysis and in rendering this opinion, we have, with your permission, relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy, completeness and fair presentation of all financial and other information that was provided to us by the Company or that was publicly available to us (including, without limitation, the information described above and the financial projections and financial models prepared by the Company regarding the estimated future performance of the Company), or that was otherwise reviewed by us. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects. With respect to the financial projections and financial models provided to and examined by us, we note that projecting future results of any company is inherently subject to uncertainty. You have informed us, however, and we have assumed with your permission, that such projections and models were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Company. In addition, in rendering this opinion we have assumed that the Company will perform in accordance with such projections and models for all periods specified therein. Although such projections and models did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such projections and models could affect the opinion rendered herein.

     Accordingly, Jefferies' analyses must be considered as a whole. Considering any portion of such analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

     In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of the Company, nor have we been furnished with any such evaluations or appraisals for the Company or reports of such physical inspections for the Company, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections for the Company. Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated as of the date hereof; however, such conditions are subject to rapid and unpredictable change and such changes could affect the conclusions expressed herein. We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness of all legal and accounting advice given to the Company and its board of directors, including, without limitation, advice as to the legal, accounting and tax consequences of the terms of and transactions contemplated by the Merger Agreement to the Company and its stockholders. In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of the Company.

     In rendering this opinion we have also assumed with your permission that
(i) the transactions contemplated by the Merger Agreement will be consummated on the terms described in the Merger Agreement without any waiver of any material terms or conditions which would affect the amount or timing of receipt of the Merger Consideration and that the conditions to the consummation of such transactions set forth in the Merger Agreement will be satisfied without material expense; (ii) there is not now, and there will not as a result of the consummation of the transactions contemplated by the Merger Agreement be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company or any of its subsidiaries or affiliates is a party; and (iii) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in its consolidated financial statements provided to us by the Company.

     It is understood that this opinion is for the use and benefit of the Board of Directors of the Company in its consideration of the Merger and may not be relied upon by any other person or for any other reason. Our opinion does not address the relative merits of the transaction contemplated by the Merger Agreement as compared to any alternative business transaction that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein. Our opinion does not constitute a recommendation as to how any holder of shares of Common Stock should vote with respect to such transaction. This opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any matter, without our prior written consent.

     Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the Merger Consideration to be received by the holders of shares of Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders (other than the Parent, the Merger Sub and their respective Affiliates).

                                        Sincerely,

                                        /s/ Jefferies & Company, Inc.
                                        -------------------------------
                                        JEFFERIES & COMPANY, INC.

                                                                     APPENDIX C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

[sec] 262. Appraisal rights

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to [sec] 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to [sec] 251 (other than a merger effected pursuant to [sec] 251(g) of this title), [sec] 252, [sec] 254, [sec] 257, [sec] 258, [sec] 263 or
[sec] 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving company as provided in subsection (f) of [sec] 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to [sec][sec] 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

          b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

          c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

          d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under [sec] 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to [sec] 228 or [sec] 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.